As filed with the Securities and Exchange Commission on July 25, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             Nevada                Falcon Natural Gas Corp.         98-0403897
(State or Other Jurisdiction of   (Name of Registrant in Our     (I.R.S. Employer
 Incorporation or Organization             Charter)            Identification No.)
        or Organization)

                                                                                    Massimiliano Pozzoni
             Westchase Center                                                         Westchase Center
       2500 City West Blvd, Suite 300                                          2500 City West Blvd, Suite 300
           Houston, Texas 77042                                                     Houston, Texas 77042
              (713) 267-2240                             1311                          (713) 267-2240
(Address and telephone number of Principal   (Primary Standard Industrial   (Name, address and telephone number
 Executive Offices and Principal Place of     Classification Code Number)          of agent for service)
                 Business)

              With a copy to:                               With a copy to:
          Clayton E. Parker, Esq.                       Ronald S. Haligman, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP   Kirkpatrick & Lockhart Nicholson Graham LLP
   201 S. Biscayne Boulevard, Suite 2000         201 S. Biscayne Boulevard, Suite 2000
            Miami, Florida 33131                          Miami, Florida 33131
         Telephone: (305) 539-3300                     Telephone: (305) 539-3339
         Telecopier: (305) 358-7095                   Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRAITON FEE

                                                          Proposed Maximum    Proposed Maximum
Title Of Each Class Of Securities To Be   Amount To Be      Offering Price   Aggregate Offering       Amount Of
Registered                                 Registered       Per Share(1)          Price(1)        Registration Fee
---------------------------------------   ------------    ----------------   ------------------   ----------------
Common Stock, par value $0.00001 per
share                                     101,500,000(2)        $0.30          $30,450,000.00         $3,258.15
                                          -----------           -----          --------------         ---------
TOTAL                                     101,500,000(2)        $0.30          $30,450,000.00         $3,258.15
                                          ===========           =====          ==============         =========

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 77,500,000 are being registered under convertible debentures and 24,000,000 are being registered under warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                   Subject to completion, dated July 25, 2006

                            FALCON NATURAL GAS CORP.
                       101,500,000 shares of Common Stock

This Prospectus relates to the sale of up to 101,500,000 shares of Falcon Natural Gas Corp. ("Falcon" or the "Company") common stock by Cornell Capital Partners, LP ("Cornell Capital Partners"). Please refer to "Selling Stockholder" beginning on page 39. Falcon is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We did, however, receive proceeds from the sale of convertible debentures and the Company may receive proceeds from the exercise of warrants to purchase up to 24,000,000 shares of common stock, which are being registered in the accompanying registration statement. All costs associated with this registration will be borne by the Company.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On July 5, 2006, the last reported sale price of our common stock was $0.30 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "FNGC. OB." These prices will fluctuate based on the demand for the shares of common stock.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.

Please refer to "Risk Factors" beginning on page 4.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer these securities in any state where the offer or sale is not permitted.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this Prospectus is ______________, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY........................................................     1
THE OFFERING..............................................................     2
RISK FACTORS..............................................................     4
FORWARD-LOOKING STATEMENTS................................................    10
USE OF PROCEEDS...........................................................    11
DILUTION..................................................................    12
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.................    13
PLAN OF OPERATION.........................................................    16
DESCRIPTION OF BUSINESS...................................................    22
MANAGEMENT................................................................    32
PRINCIPAL STOCKHOLDERS....................................................    36
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
OTHER STOCKHOLDER MATTERS.................................................    37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................    40
DESCRIPTION OF CAPITAL STOCK..............................................    41
SELLING STOCKHOLDERS......................................................    45
PLAN OF DISTRIBUTION......................................................    48
EXPERTS...................................................................    49
LEGAL MATTERS.............................................................    49
AVAILABLE INFORMATION.....................................................    49
FINANCIAL STATEMENTS......................................................   F-i

                               PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

Our Company

      General

      Falcon was incorporated in Nevada as Countryside Review Inc. ("Countryside") on December 7, 2001. Our business plan was to develop an on-line equestrian lifestyle magazine for the amateur rider and horse owner by filling the gap between horse care and lifestyle considerations. We planned to sell advertising space on the magazine's web-site. Other than maintenance of a website, our current officers and directors are unaware of any past business operations regarding the on-line magazine. We did not generate any revenue from the on-line publishing business and have since discontinued such operations.

      On May 6, 2004, Countryside acquired 100% of the issued and outstanding shares of Falcon Natural Gas Corporation in a reverse merger transaction. The Company changed its name from Countryside Review Inc. to Falcon Natural Gas Corp. effective April 12, 2004, in contemplation of the acquisition of Falcon. As a result of the acquisition of Falcon, the Company came under the management of Massimiliano Pozzoni who was not familiar with on-line publishing. Mr. Pozzoni, whose experience is in the oil and gas industry, rather than on-line publishing, changed our business focus due to his lack of experience in the on-line publishing industry. We are now engaged in natural gas exploration activities in St. Mary Parish, Louisiana and Starr County, Texas. The St. Mary Parish, Louisiana and Starr County, Texas properties are collectively referred to as the "Leased Properties." The Company is in its exploration stage, as it has not generated any revenues from its planned natural gas exploration operations.

      Going Concern

      In its report dated April 28, 2006, our auditors, Williams & Webster, P.S., expressed an opinion that there is substantial doubt about our ability to continue as a going concern. We have been in the exploration stage and have had no revenues since inception. For the three months ended March 31, 2006, we recorded a net loss of $7,512,479. For the year ended December 31, 2005, we recorded a net loss of $3,133,439. As of March 31, 2006 and December 31, 2004, we had a deficit accumulated during the exploration state of $16,176,696 and $5,511,069 respectively. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Our continuation as a going concern is dependent upon future events, including the obtaining of approximately $5.5 million of additional financing to drill a replacement well on the DB Prospect. If we are unable to continue as a going concern, you will lose your entire investment.

      About Us

      Our principal executive offices are located at Westchase Center, 2500 City West Boulevard, Suite 300, Houston, Texas 77042. Our telephone number is (713) 267-2240.

                                  THE OFFERING

      This offering relates to the sale of common stock by Cornell Capital Partners, who intends to sell up to an aggregate 101,500,000 shares of common stock, 77,500,000 are under convertible debentures, and 24,000,000 are under warrants.

Common Stock Offered                              101,500,000 shares by Cornell Capital Partners

Offering Price                                    Market price

Common Stock Outstanding Before the Offering(1)   65,862,000 shares as of July 5, 2006

Common Stock Outstanding After the Offering(1)    167,362,000

Use of Proceeds                                   We will not receive any proceeds of the shares
                                                  offered by the selling stockholder. Any
                                                  proceeds we receive from the exercise of
                                                  warrants will be used for general working
                                                  capital purposes and for drilling a
                                                  replacement well on the DB Prospect. See "Use
                                                  of Proceeds."

Risk Factors                                      The securities offered hereby involve a high
                                                  degree of risk and immediate substantial
                                                  dilution. See "Risk Factors" and "Dilution."

Over-the-Counter Bulletin Board Symbol            FNGC.  OB

                           SUMMARY CONSOLIDATED FINANCIAL INFORMATION


                                          Three Months Ending              Year Ended
                                       -------------------------   --------------------------
                                        March 31,     March 31,    December 31,    March 31,
                                           2006          2005          2005           2004
                                       -----------   -----------   ------------   -----------
Statements of Operation Data           (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)
----------------------------           -----------   -----------   ------------   -----------
Revenues                               $        --    $      --    $        --    $        --
Total expenses                           1,122,528      367,280      2,444,238      4,876,714
Loss from operations                    (1,122,528)    (367,280)    (2,444,238)    (4,876,714)
Total other income (expenses)           (6,389,951)    (146,922)      (689,201)      (654,064)
Net loss                                (7,512,479)    (514,202)    (3,133,439)    (5,530,778)
Net loss per common share, basic and
  diluted                              $     (0.12)   $   (0.01)   $     (0.05)   $     (0.09)

                                                                        December 31,
                                            March 31,    December 31,       2004
                                               2006          2005       ------------
                                           -----------   ------------    (Audited)
Balance Sheet Data                         (Unaudited)     (Audited)     (Restated)
------------------                         -----------   ------------   ------------
Cash and cash equivalents                   $1,671,635    $3,832,998     $  162,227
Accounts receivable                                 --            --          2,000
Equipment, less accumulated depreciation         2,449         2,654          3,470
Software, less accumulated depreciation          8,927         9,904             --
Unproven properties - oil & gas leases       2,344,007       867,965      1,582,541
Proven properties - oil & gas leases         1,794,004     1,755,370             --
Prepaid expenses                                 2,920            --         50,000
Rent deposit                                     1,243         1,243          1,243
Total assets                                 5,825,185     6,470,134      1,801,481
Total liabilities                            8,261,561     7,867,340        680,208
Common Stock and additional paid-in
  capital                                    8,172,218     7,267,011      6,652,051
Total liabilities and shareholders'
  equity                                     5,825,185     6,470,134      1,801,481

                                  RISK FACTORS

      We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related To Our Business

      Our Auditors Have Expressed An Opinion That There Is Substantial Doubt About Our Ability To Continue As A Going Concern

      In its report dated April 28, 2006, our auditors, Williams & Webster, P.S., expressed an opinion that there is substantial doubt about our ability to continue as a going concern. We have been in the exploration stage and have had no revenues since inception. For the period from March 1, 2004 (Inception) to March 31, 2006, we recorded a net loss of $16,176,696. As of March 31, 2006 and December 31, 2005, we had deficit accumulated during the exploration stage of $16,176,696 and $8,664,217, respectively. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. [Our continuation as a going concern is dependent upon future events, including obtaining approximately $4. 0 million of additional financing to drill a replacement well on the DB Prospect.] If we are unable to continue as a going concern, you will lose your entire investment.

      We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On March 31, 2006 Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

      We had a working capital deficit of $5,935,135 at March 31, 2006, and continue to need cash for operations. We have relied on significant external financing to fund our operations. As of March 31, 2006, we had $1,671,653 of cash and cash equivalents on hand and our total current assets were $1,671,635, and our total current liabilities were $7,606,770 Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2006 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future plans.

      If We Are Unable To Raise Additional Financing Our Business Could Fail And Investors Could Lose Their Entire Investment

      We estimate that we can satisfy our current cash requirements for the next 6 months based upon our current needs and excluding the costs of drilling and lease exploration. We estimate that we need to raise at least $1.3 million to satisfy our cash requirements for an additional 12 months excluding the costs of drilling and lease exploration. We need to raise $5.5 million to drill the replacement well on the DB Prospect. It is possible that we may not raise any additional financing for our operations or to drill a well. Currently, we do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. Additional financing may not be available on favorable terms, if at all. If we are unable to raise the capital necessary to drill a replacement well on the DB Prospect, we may be forced to find a drilling partner in exchange for part of our mineral interest. If we cannot raise enough money to drill the well or find a suitable drilling partner, we will not be able to drill, and our business will fail. If we are unable to raise any additional financing or find a partner to provide financing, we will not be able to continue as a going concern for more than 6 months, and as a result, our business will fail and investors will lose their entire investment.

      We May Be Required To Make Rental Payments Of Approximately $782,000 On Certain Oil And Gas Leases In St. Mary Parish, Louisiana In October 2006 To Prevent Losing Our Interest Therein.

      We received from Argyle Energy, Inc. ("Argyle") an assignment of leases covering approximately 4,080 total acres of land comprising most of the Wyandotte Property. Pursuant to the terms of the leases, we will be required to make rental payments in October 2006, if we have not commenced drilling or reworking, and with respect to one of the leases, obtained production on the acreage. One lease covers approximately 2,730 acres of land and generally requires us to pay $200 per acre (or approximately $546,000). If we have not commenced drilling or reworking or we have not obtained production on or before 1 year from October 5, 2006, the lease will terminate. If we are engaged in drilling or reworking operations on this acreage, but we have not obtained production therefrom, on or before such date, this lease will terminate unless we continuously prosecute such operations with no more than a 90 day lapse between the abandonment of operations on one well and the beginning of drilling or reworking operations on another well. The other leases cover approximately 680 acres and 670 acres of land and require us to pay $150 per acre (or approximately $102,000) and $200 per acre (or approximately $134,000), respectively, if we have not commenced drilling operations on the land or on acreage pooled therewith on or before October 8, 2006 and October 5, 2006, respectively, or else they will terminate. We will need to raise additional capital to make the rental payments if we have not commenced drilling or reworking or obtained production, as the case may be. As discussed above, we need to also raise additional capital to begin drilling. If the rental payments become due and we have not raised enough money to make the payments, we will lose our entire interest in approximately 4,080 total acres of land comprising most of the Wyandotte Property.

      Because Of The Speculative Nature Of Natural Gas Exploration, There Is Substantial Risk That No Commercially Exploitable Natural Gas Will Be Found And That This Business Will Fail

      The search for commercial quantities of natural gas as a business is extremely risky. The Leased Property may not contain commercially exploitable quantities of natural gas. The exploration expenditures to be made by us may not result in the discovery of commercial quantities of natural gas. Problems such as unusual or unexpected formations and other conditions are involved in natural gas exploration and often result in unsuccessful exploration efforts. We may not be able to discover and produce commercial quantities of natural gas from a replacement well on the DB Prospect. If we do not discover and produce commercial quantities of natural gas, we will not have any products or services to offer and our business could fail.

      We Have Not Confirmed Title To The Leased Property Or Perfected Title Therein; If Title To The Leased Property Is Defective, Our Business Could Fail

      We have entered into various assignments and other agreements with Argyle pursuant to which Argyle is to transfer certain oil, gas and mineral leases to us covering the Leased Property. Argyle has represented to us that Argyle is the Lessee in the leases that Argyle assigned to us. It is customary in our industry for leases to specifically disclaim warranties of title. We have not independently examined the title to the Leased Property or perfected title therein. Title to the Leased Property may be defective in some manner. If title to the Leased Property is defective, our business could fail.

      A Company Which Is Not Related To Us Has Distributed Investor Relations Materials Without Our Authorization Which May Contain False Or Misleading Statements And Investors In Us Should Be Cautious And Not Rely On The Information Contained In The Materials

      The Company has become aware of investor relations materials prepared and distributed by Market Movers newsletter which was released on at least three separate occasions during 2004 and 2005. These materials may contain false or misleading statements. The Company, its management, Halliburton Company, and Landmark Graphics Corporation are not affiliated with Market Movers, did not pay for the preparation or distribution of the materials, and did not approve either the information contained in the materials or its public dissemination. The Market Movers materials contained information about the Leased Properties, studies and reports completed on the Leased Properties, potential gains from an investment in the Company, and information regarding the price of natural gas and future prospects of the Company which were not endorsed by the Company. The Company disclaims any association with the use of this information by investors for investment decisions and invites investors to rely only on the Company's filings with the Commission. In making their investment decision in the Company, existing stockholders and potential investors should not rely on the information contained in the materials or any future material distributed by Market Movers as such information may be false or misleading.

      Because We Have Not Commenced Business Operations And We Have A Limited Operating History, We Face A High Risk Of Business Failure

      We have a limited operating history upon which an evaluation of our future performance can be made. You should be aware of the difficulties normally encountered by new natural gas exploration companies similarly situated to us and the high rate of failure of such enterprises. If we do not successfully address the risks facing our Company, then our future business prospects will be significantly limited and, as a result, the trading price of our common stock would likely decline significantly. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the Leased Property that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. You should consider the likelihood of our future success to be highly speculative in view of our limited operating history, as well as the complications frequently encountered by other companies in the early stages of development. If we realize problems, additional costs, difficulties, complications or delays in connection with our exploration activities, it will have a material adverse effect on our business, results of operations and financial condition, and as a result, our business could fail.

      The Company is Reliant On Key Management And Contractors And If The Company Loses Any Of Its Key Management, It Could Have A Material Adverse Effect On Our Business and Operations

      Our success depends upon the personal efforts and abilities of Fred B. Zaziski, a Director of the Company and our President and Chief Executive Officer, and Massimiliano Pozzoni, a Director and our Chief Financial and Accounting Officer, Vice President of Business Development, Secretary and Treasurer. Our ability to operate and implement our exploration activities is heavily dependent on the continued service of Messrs. Zaziski and Pozzoni, and our ability to attract qualified contractors on an as-needed basis. We have entered into one-year employment agreements with Mr. Zaziski and Mr. Pozzoni expiring 11 November 2006, respectively. We face continued competition for Messrs. Zaziski and Pozzoni (or other key management should we desire to attain the same) and such contractors. We cannot be certain that either Mr. Zaziski or Mr. Pozzoni will renew their respective employment agreements or that we will otherwise be able to retain Messrs. Zaziski or Pozzoni or attract and retain such contractors. The loss of Mr. Zaziski or Mr. Pozzoni or our inability to attract and retain qualified contractors on an as-needed basis could have a material adverse effect on our business and operations. We do not maintain life insurance on any of our executive officers or directors.

      Our Executive Officers And Directors Only Own Approximately 9.1% Of Our Outstanding Common Stock And Could Be Replaced Upon A Vote Of A Majority Of Our Shareholders Which Could Have A Material Adverse Affect On Our Business

      Massimiliano Pozzoni, a director of the Company and our Vice President of Business Development, Secretary and Treasurer (Principal Financial Officer), currently owns approximately 7.59% of the outstanding shares of our common stock. Fred B. Zaziski, a director of the Company and our Chief Executive Officer, currently own approximately 1.52% of the outstanding shares of our common stock. A majority of our common stock is held by many shareholders who, voting their shares of common stock, could effect a change of our directors and management, which could have a material adverse affect on our business.

      Because Of The Inherent Dangers Involved In Natural Gas Exploration, There Is A Risk That We May Incur Liability Or Damages As We Conduct Our Business

      The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, explosions and other hazards against which we cannot insure or against which we may elect not to insure. In addition, we may be subject to certain liability with respect to certain federal and state environmental laws. The Company does not maintain insurance against such hazards. The payment of such liabilities may have a material adverse effect on our financial position, liquidity or results of operations.

      Our Future Capital Needs May Not Be Met And We May Forced To Abandon Or Curtail Our Business Plan Or Operations

      Our growth and continued operations could be impaired by limitations on our access to capital markets. If the market for the natural gas industry were to weaken for an extended period of time, our ability to raise capital would be substantially reduced. Capital from outside sources may not be available. If such financing is available, it may involve issuing securities senior to our common stock or equity financings which will be dilutive to existing holders of our common stock. If our future capital needs are not met, we may be forced to abandon or curtail our business plan or operations.

      Even If We Discover Commercial Quantities Of Natural Gas On The Leased Property, We May Not Be Able To Successfully Obtain Commercial Production

      Even if our exploration programs are successful in establishing commercial quantities of natural gas, we will still require additional funds to place the Leased Property into production. If we are not able to successfully obtain commercial productions, our business, results of operation and financial condition could be adversely affected.

      Our Industry Is Subject To Intense Competition And Competitive Pressures Could Adversely Affect Our Business, Results Of Operations And Financial Condition

      The natural gas industry is very competitive. Natural gas prices are at a 10-year high. The price of natural gas is affected by continuous shifts in supply and demand. Natural gas is becoming the preferred source of energy over fossil fuels because it is an environmentally friendlier source of energy. The demand for natural gas is increasing and whether or not their will be an adequate supply is very uncertain. Numerous well-established companies are focusing significant resources on exploration and may be able to compete more effectively than the Company. However, we do not expect that the price of natural gas will drop in the near future. Due to these factors, we expect competition to intensify, particularly with respect to the acquisition of natural gas exploration services from independent contractors.

      In an effort to achieve operating efficiency, we rely on independent contractors to conduct our operations. For example, we have relied on various independent contractors to provide technical, geological, geophysical and financial reports on the Leased Property. We engaged Stokes and Spieler to provide engineering support in preparation for drilling, and to supervise all drilling operations, on the DB Prospect. Because of the current high energy prices, lead times necessary to acquire drilling rigs or the services of independent contractors in the industry are high. We are negotiating with an independent contractor to be the operator and conduct drilling on the DB Prospect. However, as the competition in the natural gas industry intensifies, it will be harder for us to obtain a drilling rig or the services of independent contractors to conduct our operations. As a result, we may not be able to compete successfully and competitive pressures may adversely affect our business, results of operations and financial condition.

      We May Not Be Able To Manage Growth Effectively And Our Business, Results Of Operations And Financial Condition Could Be Adversely Affected

      If we grow, this growth could place a significant strain on our managerial, operational and financial resources. Further, if we enter into additional contracts, we could be required to manage multiple relationships with various customers and other third parties. These requirements could be exacerbated in the event of further growth of the Company or in the number of its contracts. Our systems, procedures or controls may not be adequate to support our operations and the Company's management may not be able to achieve the execution necessary to successfully implement the Company's business plan. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

                        RISKS RELATED TO OUR COMMON STOCK

If There's A Market For Our Common Stock, Our Stock Price May Be Volatile

      If there's a market for our common stock, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to:

      o     actual or anticipated variations in our results of operations;

      o     our ability or inability to generate revenues;

      o     increased competition; and

      o     conditions and trends in the natural gas industry.

      Our common stock is traded on the Over-the-Counter Bulletin Board. In recent years the stock market in general has experienced extreme price fluctuations that oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We Have Not Created A Market To Sustain The Significant Amount Of Shares In Our Public Float

      We have a significant number of shares of common stock in our public float that were issued prior to the Exchange and change in our business focus. We have not, however, created a market for our common stock. We may not have adequate time to create such a market prior to the time our shareholders resell their shares. If our shareholders resell their shares before we can create a market, it may exert downward pressure on the price of our common stock.

A Default By Us Under The Convertible Debentures Would Enable The Holders Of The Convertible Debentures To Take Control Of Substantially All Of Our Assets

      We agreed to secure convertible debentures pursuant to a Security Agreement under which we pledged substantially all of our assets, including without limitation our machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles, all of our inventory, all of our contract rights and general intangibles, all of our documents, warehouse receipts, instruments and chattel paper, all of our accounts and other receivables, instruments or other forms of obligations and rights to payment together with the proceeds thereof, to the extent assignable, all of our rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities, and all products and proceeds (including, without limitation, insurance proceeds) from the above-described assets. A default by us under the convertible debentures would enable the holders to take control of substantially all of our assets. The holders of the convertible debentures have no operating experience in our industry. If we were to default and the holders of the convertible debentures were to take over control of our Company, they could force us to substantially curtail or cease our operations. If this were to happen, any investment in our Company would become substantially devalued.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We Do Not Expect To Pay Dividends For The Foreseeable Future

      We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, dividends may not ever be paid on our common stock.

                         RISKS RELATED TO THIS OFFERING

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 65,862,000 shares of common stock outstanding as of July 5, 2006, 30,000,000 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 35,862,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued debentures convertibles and warrants to Cornell Capital Partners that are convertible and exercisable into 101,500,000 shares of common stock, which are being registered in the accompanying registration statement.

Existing Shareholders Will Experience Significant Dilution From The Sale Of Shares Under Convertible Debentures And Warrants

      We are registering 101,500,000 shares of our common stock on behalf of Cornell Capital Partners in the accompanying registration statement pursuant to the conversion of convertible debentures and the exercise of warrants. Cornell Capital Partners will be able to sell these shares in the market immediately upon conversion of the convertible debentures and the exercise of the warrants, which could cause our stock price to decline. In addition, the interest on the convertible debentures may be payable, at the option of Cornell Capital Partners, in shares of common stock of the Company as opposed to cash, which could have a further dilutive impact on our stockholders and could cause our stock price to decline.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders intend to sell in the public market 101,500,000 shares of common stock being registered in this offering. That means that up to 101,500,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

Risks Associated With Forward-Looking Statements

      This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

      The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to make acquisitions on a timely basis, that we will retain the acquiree's customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

      Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" in this Prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                                 USE OF PROCEEDS

      This Prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we did receive proceeds pursuant to the issuance of secured convertible debentures in the principal amount equal to $7,000,000, which we are using for general working capital purposes, including, among other things, sales and marketing, product development, operations, international expansion, sales communication and debt retirement. In addition, we will receive proceeds from the exercise of warrants, which underlying shares of common stock are being registered in the accompanying registration statement.

                                    DILUTION

      The net tangible book value of Falcon as of March 31, 2006 was $(2,436,768) or $(0.0371) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Falcon (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Falcon, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the secured convertible debentures previously issued to Cornell Capital Partners. The following shows the dilution to new investors at the conversion price of $0.60 per share.

Assumed public offering price per share                             $  0.60
Net tangible book value per share before this offering   $(0.0370)
Increase attributable to new investors                   $ 0.0683
                                                         --------
Net tangible book value per share after this offering               $ 0.313
                                                                    -------
Dilution per share to new stockholders                              $0.5687
                                                                    =======

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion contains certain statements that may constitute forward-looking statements. Any statements that refer to expectations, projections or other characterization of future events or circumstances, and especially those which include variations of the words "believes," "intends," "estimates," "anticipates," "expects," "plans," or similar words or variations thereof, are likely to be forward-looking statements, and as such, are likely to concern matters involving risk, uncertainty, unpredictability and other factors that could materially and adversely affect the outcome or results indicated by or inferred from the statements themselves. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this filing and in the Company's other filings with the Securities and Exchange Commission, and that no statements contained in the following discussion or in this filing should be construed as a guarantee or assurance of future performance or future results.

Overview

      Falcon Natural Gas Corp. was incorporated in Nevada as Countryside Review Inc. ("Countryside") on December 7, 2001. Our business plan was to develop an on-line equestrian lifestyle magazine for the amateur rider and horse owner by filling the gap between horse care and lifestyle considerations. We planned to sell advertising space on the magazine's web-site. Other than maintenance of a website, our current officers and directors are unaware of any past business operations regarding the on-line magazine. We did not generate any revenue from the on-line publishing business and have since discontinued such operations.

      On May 6, 2004, Countryside acquired 100% of the issued and outstanding shares of Falcon Natural Gas Corporation in a reverse merger transaction. The Company changed its name from Countryside Review Inc. to Falcon Natural Gas Corp. effective April 12, 2004, in contemplation of the acquisition of Falcon. As a result of the acquisition of Falcon, the Company came under the management of Massimiliano Pozzoni who was not familiar with on-line publishing. Mr. Pozzoni, whose experience is in the oil and gas industry rather than on-line publishing, changed our business focus. We are now engaged in natural gas exploration activities in St. Mary Parish, Louisiana and Starr County, Texas. The Company is in its exploration stage, as it has not generated any revenues from its planned natural gas exploration operations.

      Falcon Natural Gas Corp. is a holding company for Falcon. Our business operations discussed herein are conducted by Falcon unless otherwise stated. Except as expressly indicated or unless the context otherwise requires, the "Company," "we," "our," or "us" means Falcon Natural Gas Corp. , a Nevada corporation, and its subsidiary.

Critical Accounting Policies

      Our discussion and analysis of our financial condition and results of operations is based upon our audited financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policy affects our more significant judgments and estimates used in the preparation of our financial statements.

Property, Plant And Equipment

      The Company depreciates its capital assets over 3 years and this is only an estimate provided by management and bears the risk of change due to obsolescence or change in accounting method due to the difficulty in measuring the potential life of a capital asset.

Oil And Gas Leases

      Management has elected to capitalize costs related to the acquisition of oil and gas leases. This is in compliance with the successful efforts method of accounting for oil and gas leases under SFAS No. 19. The Company currently has capitalized oil and gas leases held which contain 26 BCF (70% of which are 18.2 BCF are owned directly by the Company and 30% of which is owned by local mineral owners) of Proven Undeveloped Reserves but may not provide the company with sufficient proven reserves, and in that case, the capitalized costs incurred to date may be expensed and significantly reduce total assets on the balance sheet.

Going Concern

      In its report dated April 28, 2006, our auditors, Williams & Webster, P.S., expressed an opinion that there is substantial doubt about our ability to continue as a going concern. We have been in the exploration stage and have had no revenues since inception. For the period from March 1, 2004 (Inception) to March 31, 2006, we recorded a net loss of $16,176,696. As of March 31, 2006 and December 31, 2005, we had deficit accumulated during the exploration stage of $16,176,696 and $8,664,217, respectively. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Our continuation as a going concern is dependent upon future events, including the acquisition of approximately $4. 0 million of additional financing (discussed above) to drill a replacement well on the DB Prospect. If we are unable to continue as a going concern, you will lose your entire investment.

Recent Accounting Pronouncements

      In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

      In May 2005, the Financial Accounting Standards Board issued Statement of Financial accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company's financial position, results of operations, or cash flows.

      In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that Exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement had no impact on the financial statements of the Company at December 31, 2005 and 2004.

         In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has not yet determined the impact to its financial statements from the adoption of this statement.

                                PLAN OF OPERATION

      The following Plan of Operation of ours should be read in conjunction with our consolidated financial statements and notes thereto included herein.

      We are in the exploration stage as a natural gas exploration company. As such, we have not realized any revenues from our planned operations. We are engaged in natural gas exploration activities in St. Mary Parish, Louisiana; Starr County, Texas; Beauregard Parish, Louisiana; Jeff Davis Parish, Louisiana; and Live Oak County, Texas.

      During 2004 and 2005, we raised approximately $9,000,000 from a combination of equity and debt financing. We estimate that we can satisfy our cash requirements for the next 12 months which does not take into account our present debt services requirements which have been recently restructured, the costs for drilling wells or further exploration work on our leased properties. We currently use approximately $60,000 of cash per month for general and administrative expenses such as investor relations, advisory services, Internet/web-hosting, officer's salaries and director's fees, office and general expenses, professional fees, travel and entertainment and rent and related expenses. We estimate that such uses of cash will continue throughout 2006. We spent approximately $3,500,000 on lease exploration during 2004 and 2005. In October 2005 we received an additional $1,000,000 of debt financing part of which were used to make interest payments due on prior debt.

      We obtained the services of independent contractors to complete two-dimensional geophysical studies of our Starr County property and three-dimensional geophysical seismic studies on our Wyandotte property. The well scheduled to be drilled on our Wyandotte Property is intended to be a replacement of the Inglewood 2 well, previously drilled in 1980.We originally anticipated being able to commence drilling operations on the Wyandotte Property in July 2005 but due to limited rig availability, we subsequently expected to being able to commence drilling operations no sooner than October 2005. Now due to Hurricane Katrina, we do not have any authorized commencement date although we still intend to proceed with drilling on the Wyandotte Property as and when circumstances permit. The Wyandotte Property was not damaged by Hurricane Katrina but the State of Louisiana is behind schedule in issuing drilling permits. At this time, Louisiana is giving priority to reconstruction efforts involving public and private infrastructure. For this reason, on October 1, 2005 we executed oil and gas well participation agreements with each of Bayou City Exploration, Inc. and Blue Ridge Group, Inc. under which two wells have been drilled and four additional wells are scheduled to be drilled in the next three to six months. On November 11, 2005 we also executed oil and gas well participation agreements with Southern Resource Company for up to 11 wells which are scheduled to be started in mid-2006. In order to establish positive cash flow and expand our asset base we have also agreed to participation agreements on low risk wells with Whitmar Exploration Company, Stanotex, LLC, Vincent Oil and Gas Inc. , and Edwin S. Nichols Exploration, Inc. Work on these wells is expected to start during May 2006 and thereafter. As the result of our July 15, 2005 and October 2005 loans from Cornell Capital Partners, LP and Highgate House Funds, Ltd. in which we received net proceeds of $5,490,000 and $1,830,000, respectively, we now have the necessary funds to cover our costs for drilling these new wells and for drilling part of the Wyandotte Property well.

      In connection with the Wyandotte Property, an engineering study has concluded that the reentry of the old well would be too risky. A new well will therefore be drilled. We plan to drill the replacement well to develop the Discorbis Bol Sands.

      The estimated cost for drilling and completion of the replacement well is $6,000,000.Drilling and completion of this or any other well is no guarantee that we will be able to produce commercial quantities of natural gas. If we do not discover and produce commercial quantities of natural gas, we will not have any products or services to offer and our business could fail. Estimates of reserves are made under conditions of uncertainty. Notwithstanding the foregoing, we requested and received a reserves report from an independent petroleum engineering firm with respect to the Wyandotte Property. The report, a copy of which is included with this Report as Exhibit 10.31, indicated estimated proved undeveloped reserves of approximately 26 billion cubic feet of gas (70% of which or 18.2 BCF are owned directly by the Company and 30% of which is owned by local mineral owners) in the reservoirs comprising the Discorbis Bol Sands. Proved reserves are those quantities of petroleum and gas which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under current economic conditions, operating methods, and government regulations. Proved reserves are categorized as developed or undeveloped.

      In general, reserves are considered proved if the commercial predictability of the reservoir is supported by actual production or formation tests. In this context, the term proved refers to the actual quantities of petroleum reserves and not just the productivity of the well or reservoir. In certain cases, proved reserves may be assigned on the basis of well logs or core analysis that indicate the subject reservoir is hydrocarbon bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

      The area of the reservoir considered as proved includes (i) the area delineated by drilling and defined by fluid contacts, if any, and (ii) the undrilled portions of the reservoir that can reasonably be judged as commercially productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known occurrence of hydrocarbons controls the proved limit unless otherwise indicated by definitive geological, engineering or performance data.

      Reserves may be classified as proved if facilities to process and transport those reserves to market are operational at the time of the estimate or there is a reasonable expectation that such facilities will be installed. Reserves in undeveloped locations may be classified as proved undeveloped provided (i) the locations are direct offsets to wells that have indicated commercial production in the objective formation, (ii) it is reasonably certain such locations are within the known proved productive limits of the objective formation, (iii) the locations conform to existing well spacing regulations where applicable, and (iv) it is reasonably certain the locations will be developed. Reserves from other locations are categorized as proved undeveloped only where interpretations of geological and engineering data from wells indicate with reasonable certainty that the objective formation is laterally continuous and contains commercially recoverable petroleum at locations beyond direct offsets.

      We plan to drill the replacement well a few yards away from an existing well. We believe that we will have to drill the replacement well to a depth of at least 17,000 feet. We have estimated a dry hole cost of $4,340,000 and a completed cost of $5,500,000.

      If we can produce commercial quantities of natural gas that we can sell, we intend to use the proceeds to fund a second well on the Wyandotte property to accelerate the recovery time of the natural gas reserves. Based on our letter agreement with Argyle Energy Inc. for transferring all of our purchased leases into our name and the leases, we are entitled to receive a 70% net revenue interest. In addition, we plan to use any proceeds from production to fund additional exploration and drilling on our leased properties. We estimate that we will need between $2 million and $7 million of additional financing for each additional well that we desire to drill. We have not examined the title to our leased properties.

      We do not expect to purchase or sell any plant or significant equipment during the next twelve months.

      We have two full-time employees consisting of Fred B. Zaziski, our President and Chief Executive Officer, and Massimiliano Pozzoni, our Vice President of Business Development, Secretary and Treasurer (Principal Financial Officer). We do not expect significant changes in the number of employees during the next twelve months. We intend to use several contractors on an as-needed basis to conduct our operating activities. Messrs. Zaziski and Pozzoni will select and hire these contractors and manage and evaluate their work performance. Additionally, we have formed an advisory board with three experienced members, Alan Aitchison, our former Chief Executive Officer, Paul C. Kirkitelos and Daniel H. Tesfamicael. We established the advisory board in an effort to save cost by relying on the members rather than consultants in such areas as drilling, petroleum engineering, and capital raising efforts.

Results Of Operations

      We are in the exploration stage and have not generated any revenues from our planned natural gas exploration operations. The acquisition of Falcon Natural Gas Corporation has been accounted for as a reverse merger and recapitalization whereby Falcon, the operating company which was incorporated on March 1, 2004, is the continuing entity for all accounting purposes.

      January 1, 2005 To December 31, 2005

      We had a loss from operations of $2,444,238 for the period from January 1, 2005 to December 31, 2005, consisting of advisory services of $213,498, lease exploration expense of $724,777, officer and director fees of $718,436, professional fees of $266,344, investor relations expense of $204,126, rent and related expenses of $32,382, travel and entertainment expenses of $47,484, Internet/ web-hosting expense of $1,016, office and general expenses of $64,521, lease expense of $165,000 and depreciation and amortization of $6,484.

      Total other expense for the period from January 1, 2005 to December 31, 2005 was $689,201, consisting of financing fees of $1,337,305 and interest expense of $533,416 that were offset by interest income of $61,783, gain on derivatives of $1,116,421 and forgiveness of debt of $3,316.

      We had a net loss of $3,133,439 (or a basic and diluted net loss per share of $0.05) for the period from January 1, 2005 to December 31, 2005.

      As of December 31, 2005, we had an accumulated deficit of $8,664,217.

      March 1, 2004 (Inception) To December 31, 2004

      We had a loss from operations of $4,882,235 for the period from March 1, 2004 to December 31, 2004, consisting of advisory services of $3,833,790 (includes 2,500,000 shares of common stock issued to Davos Petroleum AG and valued at $1.42 per share), lease exploration expense of $571,504, officer and director fees of $136,977, professional fees of $135,386, investor relations expense of $115,750, rent and related expenses of $23,746, travel and entertainment of $22,779, Internet/ web-hosting expense of $20,227, office and general expenses of $15,937, and depreciation and amortization of $6,139.

      Total other expense for the period from March 1, 2004 to December 31, 2004 was $628,834, consisting of financing fees of $500,000 and interest expense of $129,854 that were offset by other income of $500 and interest income of $520.

      We had a net loss of $5,511,069 (or a basic and diluted net loss per share of $0.09) for the period from March 1, 2004 to December 31, 2004.

      As of December 31, 2004, we had an accumulated deficit of $5,511,069.

Liquidity And Capital Resources

      For Fiscal Year Ended December 31, 2005

      As of December 31, 2005, we had total current assets of $3,832,998 consisting solely of cash and cash equivalents.

      As of December 31, 2005, we had total current liabilities of $7,156,795, consisting of convertible debt, net of discount of $5,709,221, accounts payable of $1,121,878, derivative on convertible debt of $116,667 and interest payable of $209,029.

      We had net working capital of ($3,323,797) at December 31, 2005.

      Net cash used by operating activities was $1,759,453 for the period from January 1, 2005 to December 31, 2005, primarily due to a net loss of $3,133,439, which was primarily offset by an adjustment for common stock issued for services of $516,000, an adjustment for common stock issued for financing costs and charges of $98,000 and a gain on derivatives of $1,116,421.

      Net cash used by investing activities was $1,056,366 for the period from January 1, 2005 to December 31, 2005, due to the acquisition of oil and gas leases of $1,040,794 and the purchase of equipment of $15,572.

      Net cash provided by financing activities was $6,486,590 for the period from January 1, 2005 to December 31, 2005, due to the issuance of common stock for cash of $6,626,590, net of payments on notes payable of ($140,000).

      For Fiscal Year Ended December 31, 2004

      As of December 31, 2004, we had total current assets of $164,227 consisting of cash and cash equivalents of $162,227 and accounts receivable of $2,000.

      As of December 31, 2004, we had total current liabilities of $162,478, consisting of a note payable of $140,000, accounts payable of $7,349, accrued liabilities of $6,959, interest payable of $4,854, a note payable to related party of $3,216, and an advance from shareholder of $100.

      We had net working capital of $1,749 at December 31, 2004.

      Net cash used by operating activities was $1,018,253 for the period from March 1, 2004 to December 31, 2004, primarily due to a net loss of $5,511,069, which was primarily offset by an adjustment for common stock issued for services of $3,899,332, an adjustment for common stock issued for financing costs and charges of $500,000 and an adjustment for interest expense for beneficial conversion feature of $125,000.

      Net cash used by investing activities was $1,360,191 for the period from March 1, 2004 to December 31, 2004, due to the acquisition of oil and gas leases of $1,357,541, payment of a rent deposit of $1,243 and the purchase of equipment of $4,088 that were offset by cash received through recapitalization and acquisition of $2,681.

      Net cash provided by financing activities was $2,504,525 for the period from March 1, 2004 to December 31, 2004, due to the issuance of common stock for cash of $2,031,928, proceeds from convertible debt of $332,597 and proceeds from notes payable of $140,000.

Standby Equity Distribution Agreement

      On November 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. On April 19, 2005, we entered into a Termination Agreement with Cornell Capital Partners whereby the Standby Equity Distribution Agreement, dated November 19, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith were terminated.

      Upon execution of the Termination Agreement, we entered into a new Standby Equity Distribution Agreement with Cornell on April 19, 2005. On ______, 200___ we entered into a Termination Agreement with Cornell Capital Partners whereby the new Standby Equity Distribution Agreement, dated April 19, 2005, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith were terminated.

Fixed Convertible Debentures

      Pursuant to a Securities Purchase Agreement entered into on November 19, 2004, Cornell purchased $1,000,000 of convertible debentures, which was disbursed as follows: (i) $500,000 on November 22, 2004 and (ii) the remaining $500,000 on January 27, 2005. The debentures were convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures were secured by our assets. The debentures had a two-year term and accrued interest at 5% per year.

      Cornell Capital Partners received 10% of the gross proceeds of the convertible debentures. Source Capital received 7% of the first $500,000 disbursement and 7% of the second $500,000 disbursement.

      On April 19, 2005, we and Cornell Capital Partners terminated the Securities Purchase Agreement entered into on November 19, 2004, and the related Convertible Debentures, Security Agreement, Escrow Agreement, Investor Registration Rights Agreement and Irrevocable Transfer Agent Instructions of even date therewith were terminated.

      Upon execution of the Termination Agreement, we entered into a new Securities Purchase Agreement with Cornell Capital Partners on April 19, 2005, which was subsequently amended and restated on June 20, 2005. Pursuant to the amended and restated Securities Purchase Agreement, we issued convertible debentures to Cornell Capital Partners in the original principal amount of $1,000,000.We subsequently defaulted on convertible debentures which have a default conversion price of $0.10 per share. In connection without March 28, 2006 Forbearance Agreement with Cornell discussed in greater detail in Item 1 under the subheading "Loans", in April 2005 Cornell converted $250,000 of the debenture and received 2,500,000 shares of our common stock.

      On April 19, 2005, in connection with the Termination Agreement and the execution of the new Securities Purchase Agreement, we issued a warrant to Cornell Capital Partners to purchase 1,000,000 shares of our common stock, which was subsequently amended and restated on June 20, 2005. The warrants have an exercise price equal to $0.60 per share and expire on April 19, 2007. The warrant contains certain anti-dilution provisions. Specifically, whenever we issue or sell shares of our common stock (other than certain excluded securities, including but limited to, shares of common stock issued pursuant to the Standby Equity Distribution Agreement) for a consideration per share less than the warrant exercise price prior to the issuance, then after such issuance, the warrant exercise price then in effect shall be reduced to an amount equal to such consideration per share. Further, upon such adjustment to the exercise price, the number of shares issuable upon the warrant shall be adjusted to the number of shares determined by multiplying the exercise price in effect prior to such adjustment by the number of shares issuable upon exercise of the warrant immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment. If we at any time after the date of issuance of the warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of our outstanding shares of common stock into a greater or lesser number of shares, any warrant exercise price in effect immediately prior to such subdivision will be proportionately reduced or increased, as the case may be, and the number of shares of common stock obtainable upon exercise of the warrant will be proportionately increased or decreased, as the case may be.

      The warrant, as amended, provides Cornell Capital Partners with piggy-back registration rights. In addition, we must at all times have authorized and reserved at least 100% of the number of shares of common stock needed to provide for the exercise of the rights then represented by the warrant and the par value of the shares must be at all times less than or equal to the warrant exercise price of $0.60.

Promissory Notes

      On July 15, 2005 we issued a $6,000,000 promissory note (the "Note") to Cornell Capital Partners and Highgate House Funds, Ltd. with respect to an aggregate of $6,000,000 loaned to us by Cornell and Highgate consisting of $4,000,000 from Cornell and $2,000,000 from Highgate. The Note bore interest at the rate of 12% per annum. Principal and interest due on the note was payable in 23 equal weekly installments, each in the amount of $250,000, and 1 installment of $502,452. 05. The first payment was due the earlier of September 2, 2005 or the first Friday after the date on which our registration statement (the "Registration Statement") on Form SB-2 (File No. 333-124397) was declared effective by the Securities and Exchange Commission and, in all events, was payable in full no later than 24 weeks from September 2, 2005, which was February 10, 2006. The repayment of the Note was not contingent on the Registration Statement being declared effective. If the Note was not paid in full when due, the outstanding principal balance together with all interest due thereon was to be thereafter due and payable with interest thereon at the rate of 24% per annum or the highest rate permitted by applicable law, if lower, until paid. At our option, the Note could be prepaid in whole or in part. Cornell and Highgate (collectively the "Lenders") received a cash fee of 8% or $480,000 and a structuring fee of $10,000 in connection with the loan. Further, Lender's counsel was paid $20,000 in connection with the loan transaction. We received aggregate loan proceeds of $5,490,000.Upon an Event of Default, as described in the Note, the entire principal balance and accrued interest outstanding under the Note, was to become immediately due and payable.

      The Note was secured by the Pledged Shares, as such term was defined in the related Pledge and Escrow Agreement between us, Cornell and Highgate dated July 15, 2005, as well as the Security Agreement entered into by and between us and Cornell on April 19, 2005. The Pledged Shares consisted of an aggregate of 24,000,000 shares of our common stock issued in the name of the Lenders delivered to Kirkpatrick & Lockhart Nicholson Graham LLP, as escrow agent (the "Escrow Agent") on or about July 20, 2005. The Pledged Shares were to be held by the Escrow Agent until payment in full on the Note or termination or expiration of the Pledge and Escrow Agreement. Upon the occurrence of an Event of Default, as defined in the Pledge and Escrow Agent, the Lenders were to become entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares. Upon payment of all amounts due to the Lenders under the Note, the Pledged Shares were to be returned to us by the Escrow Agent for cancellation and all rights of the Lenders in the Pledged Shares shall was to be terminated. The Lenders were to have no ownership rights in the Pledged Shares absent an Event of Default.

      Accordingly, the Pledged Shares were not deemed to be outstanding unless and until an Event of Default have occurred. We were unable to make any of the installment payments due under the Note, the first of which was to have been made on September 2, 2005. At such time, Cornell and Highgate declined to exercise their right to declare the nonpayment an Event of Default and agreed to restructure our existing obligations to them under the Note and to provide us with additional financing. In connection therewith, on October 17, 2005 we received gross proceeds of $1,000,000 from Highgate, cancelled the Note and replaced it with $7,000,000 of Secured Convertible Debentures dated October 17, 2005 which represented the original $4,000,000 lent to us by Cornell, the original $2,000,000 lent to us by Highgate and an additional $1,000,000 lent to us by Highgate on October 17, 2005. Accordingly, the $7,000,000 of Debentures consisted of a $4,000,000 Debenture issued to Cornell and a $3,000,000 Debenture issued to Highgate. Highgate subsequently assigned its rights under the Note to Cornell. In connection with the additional financing, we paid Highgate a 10% cash fee of $100,000, paid a $10,000 structuring fee, paid $5,485.73 in legal fees, and paid Highgate and Cornell an aggregate $185,424.66 representing all interest due on the Note from its July 15, 2005 date of issuance to the October 17, 2005 date of cancellation. After making these payments, we retained the net proceeds of $699,089.61.

      The Secured Convertible Debentures were to mature on October 17, 2006 and bear interest at the rate of 12% per annum. Payments of principal and interest were due and payable monthly on the Secured Convertible Debentures commencing January 15, 2006. The Debentures are convertible into shares of our common stock at the option of the holders thereof, in whole or in part, at any time, at a price of $. 60 per share, which may be adjusted pursuant to the terms of the Debentures (the "Conversion Price"). The Debentures have a default exercise price of $0.0948 per share. In the event the closing price for our common stock is less than the Conversion Price, we can, at our option, redeem all or a portion of the principal and interest then due on the Debentures at a 20% premium over the amount of principal and interest being redeemed.

      Effective March 28, 2006, we entered into a Forbearance Agreement with Cornell Capital Partners in connection with our defaults under our $1,000,000 April 19, 2005 and $7,000,000 October 17, 2005 debentures with Cornell Capital Partners (singly and collectively the "Debentures"). As of March 28, 2006 we owed Cornell Capital Partners interest of $88,767 and $151,509 under the April 2005 and October 2005 Debentures, respectively. The Forbearance Agreement also takes into account our failure to timely register the common stock underlying the Debentures. Under the Forbearance Agreement, the maturity dates of the April 2005 and October 2005 Debentures have been extended until December 31, 2007. Further, we have no interest or principal payment obligations under the Debentures until April 1, 2007, at which time, and the first business day of each month thereafter until the Debentures are paid in full, we are required to make payments of principal and interest. Each monthly payment will be equal to the outstanding principal balance of the Debentures on the date such payment is due divided by 10, plus accrued and unpaid interest. The Forbearance Agreement further provides that we are required to re-file the Registration Statement for the resale of the shares of common stock underlying (i) the Debentures and (ii) the warrants issued pursuant to the Forbearance Agreement (as described below), on or before May 15, 2006 and to have such Registration Statement declared effective on or before July 31, 2006.

      Pursuant to the Debenture defaults, Cornell Capital Partners is entitled, among other things, to convert the April 19, 2005 Debenture into shares of our common stock at the default rate of $0.10 per share. In connection there and with the Forbearance Agreement, Cornell has converted $250,000 of the principal amount of the April 2005 Debenture into 2,500,000 shares of our common stock. In consideration of the Forbearance Agreement, we have also issued an aggregate of 23,000,000 common stock purchase warrants dated March 29, 2006 to Cornell Capital Partners, each exercisable for a period of five years commencing from March 29, 2006 for the purchase of one share of our common stock. The warrants provide that the holder cannot exercise the warrants to the extent such exercise would cause the holder and its affiliates to own more than 4.99% of our outstanding common shares, except within 60 days of the warrant expiration date. The restriction may be waived by the holder upon not less than 65 days prior notice to us. The warrants have exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share and contain cashless exercise provisions. The number of warrants and applicable exercise prices thereon are as follows:

      o     3,000,000 warrants - $0.30

      o     3,000,000 warrants - $0.35

      o     3,000,000 warrants - $0.40

      o     3,000,000 warrants - $0.50

      o     3,000,000 warrants - $0.60

      o     3,000,000 warrants - $0.70

      o     5,000,000 warrants - $0.80

                             DESCRIPTION OF BUSINESS

Business Development And Recent Events

      General

      We were incorporated in Nevada as Countryside Review Inc. on December 7, 2001. Our original business plan was to develop an on-line equestrian lifestyle magazine for the amateur rider and horse owner by filling the gap between horse care and lifestyle considerations. We planned to sell advertising space on the magazine's web-site. We did not generate any revenues from this business. We changed our name from Countryside Review Inc. to Falcon Natural Gas Corp. effective April 12, 2004, in contemplation of the acquisition of Falcon Natural Gas Corporation, a Nevada corporation ("Falcon"), which did not occur until May 6, 2004, as discussed below. As a result of the acquisition of Falcon, we changed our business focus. We are now engaged in natural gas exploration activities in St. Mary Parish, Louisiana, Starr County, Texas, DeWitt County, Texas, Beauregard Parish, Louisiana, Jeff Davis Parish, Louisiana and Live Oak County, Texas.

      On March 22, 2004, Massimiliano Pozzoni, currently a Director of ours and our Vice President of Business Development, Secretary and Treasurer, acquired an aggregate of 20,000,000 shares of our common stock in exchange for $500,000 pursuant to Stock Purchase Agreements with each of Doug Berry, Bernadette Berry and Lisa Zumpano, former officers and directors of ours. On the next day, Mr. Pozzoni returned 5,000,000 shares of the common stock to us in contemplation of the acquisition of Falcon. Pursuant to an action by our board of directors, the shares that were returned by Mr. Pozzoni were subsequently cancelled, returned to treasury and then retired and restored to the status of authorized and unissued. On April 12, 2004, we completed a 5:1 forward stock split (the "Forward Split") of our issued and outstanding common stock. The effect of the Forward Split has been retroactively reflected in this Form 10-KSB unless otherwise stated.

      On May 6, 2004, we acquired 100% of the issued and outstanding shares of Falcon in exchange for 20,900,000 shares of our common stock (the "Exchange" or the "Acquisition"). Mr. Pozzoni, who owned approximately 22. 8% of, and continued to exercise significant influence over us immediately after the Acquisition, became our sole Director, President, Secretary and Treasurer. Mr. Pozzoni was also serving in these capacities for Falcon at the time of the Acquisition. The Exchange was accounted for as a reverse merger and recapitalization whereby the operating company, Falcon, was the continuing entity for all accounting purposes.

      We are a holding company for Falcon. Our business operations are conducted by Falcon unless otherwise stated. Except as expressly indicated or unless the context otherwise requires, the "Company," "we," "our," or "us" means Falcon Natural Gas Corp. , a Nevada corporation, and its subsidiary.

      Prior to the Exchange, Falcon acquired from Argyle Energy, Inc. ("Argyle") oil and gas leases that entitle Falcon to a 100% net working interest and a 70% net revenue interest in five tracts of land consisting of an aggregate of approximately 800 acres located in Starr County, Texas (the "Starr County Property"). These leases have been assigned to Falcon. To acquire this interest, Falcon paid $63,000 in cash and issued 900,000 shares of Falcon's common stock to Argyle. Argyle subsequently exchanged the property for 900,000 shares of our common stock valued at $225,000 (or $0.25 per share) in connection with the Acquisition. The Starr County Property is in close proximity to the Bob West gas field located in the Southeastern part of the State of Texas. During the second quarter of 2005, we paid $640,000 to Argyle for a 100% working interest and a 70% net revenue interest in additional oil and gas leases covering approximately 3,600 additional acres of land as part of the Starr County Property. We own a 100% net working interest and 70% net revenue interest on all of our Starr County Property leases. We pay 100% of the development costs and are entitled to 70% of hydrocarbon revenues. We plan to shoot 3D seismic in the latter part of 2006 and will use this data to develop our Star County Property drilling program.

      Prior to the Exchange, Falcon entered into a letter agreement with Argyle (the "Letter Agreement") to acquire various oil, gas and mineral leases located in St. Mary Parish, Louisiana and, contemporaneously therewith, paid $204,655 to Argyle in consideration for Argyle presenting geological ideas and concepts to Falcon. Argyle had contracted for options to acquire such leases which covered approximately 7,442 acres of land in St. Mary Parish, Louisiana. The options were subject to landowner royalties and overriding royalties equal to 30%, such that the net revenue interest attributable to any working interest in such leases would be 70%. The Letter Agreement provided that Falcon would make two
(2) additional payments of $404,235 and $454,235 to Argyle in order that Argyle could exercise its options, acquire leases covering approximately 4,100 gross acres of land in St. Mary Parish, Louisiana, and assign a 100% working interest in such leases to Falcon. As of December 31, 2004, the additional payments had been made to Argyle. As of June 2005, Argyle executed assignment agreements to transfer the interests to us. We now own a 100% net working interest and 70% net revenue interest on all of our St. Mary Parish leases. We pay 100% of the development costs and are entitled to 70% of hydrocarbon revenues. For purposes of this Annual Report, we refer to the 100% working interest and the 70% net revenue interest in oil, gas and mineral leases that we received from Argyle covering the acreage of land located in St. Mary Parish, Louisiana as the "Wyandotte Property". We issued 2,500,000 restricted shares of our common stock to Davos Petroleum AG ("Davos") for Davos' services in structuring the transaction with Argyle regarding the Wyandotte Property. In February 2005, Falcon Natural Gas Corp. successfully bid $21,924 and acquired an oil and gas lease from the State of Louisiana covering approximately 84 additional acres of land as part of the Wyandotte Property.

      On April 25, 2005 we entered into an agreement (the "Agreement") with Blue Ridge Energy, Inc. ("BRE") respecting BRE's performing the duties of an operator and otherwise managing all typical drilling, completion and production operations conducted on our Wyandotte property. The Agreement, which was given retroactive effect to January 1, 2005, requires us to pay BRE an amount equal to $20,000 per month during each month that BRE is actively engaged in preparation for and the drilling and completion of each well drilled on the Wyandotte Property. As additional compensation, BRE will receive a 6.25% carried working interest and corresponding 4.375% net revenue interest in each well drilled by us on the Wyandotte Property.

      The Starr County Property and the Wyandotte Property are collectively referred to as the "Leased Properties."

      On October 1, 2005 we entered into oil and gas well participation agreements with each of Blue Ridge Group, Inc. ("Blue Ridge") and Bayou City Exploration, Inc. ("Bayou City"). Under the agreement with Blue Ridge, we agreed to purchase a 12.5% working interest from Blue Ridge in the initial well drilled on Prospect 107 located in Beauregard Parish, Louisiana (the "Blue Ridge Prospect"). We further agreed to pay 16.67% of all well costs to the casing point on the initial well drilled on the Blue Ridge Prospect and to pay 16.67% of all other drilling costs, third party prospect fees, land brokerage costs, lease bonuses and all other similar costs associated with the Blue Ridge Prospect. To date, we have paid Blue Ridge a total of $121,200 consisting of geological and geophysical costs. The total cost for drilling the initial well on the Blue Ridge Prospect is presently estimated to be $2,100,000.Under the Agreement with Bayou City we agreed to purchase working interests from Bayou City in 5 oil and gas prospects including the Jaboncillo Windfall Prospect, Leopard Branch Prospect and Frost National Bank Deep Prospect, each located in Live Oak County Texas and the Gemini Prospect and Zodiac II Prospect, each located in Jeff Davis Parish, Louisiana. The agreement terms with respect to the 3 Live Oak County Prospects (the "Live Oak Prospects") are that we will purchase a 12.5% working interest in the initial well drilled on each Live Oak Prospect subject to prior recovery of well costs by all well participants. We further agreed to pay 16.67% of all well costs to the initial casing point on the initial well drilled on each Live Oak Prospect and to pay 16.67% of all geological and geophysical costs, third party prospect fees, land brokerage costs, lease bonus and all other costs associated with the respective Live Oak Prospects. The total aggregate cost for drilling the initial wells on the 3 Live Oak County Prospects is presently estimated to be $4,200,000.The agreement terms with respect to the 2 Jeff Davis Parish, Louisiana Prospects (the "Jeff Davis Prospects") are that we will purchase a 25% working interest in the initial well drilled on each Jeff Davis Prospect. We have further agreed to pay 33.33% of well costs to the casing point on the initial well drilled on each Jeff Davis Prospect and to pay 33.33% of all geological and geophysical costs, third party prospect fees, land brokerage costs, lease bonus and all other similar costs associated with each Jeff Davis Prospect. To date we have paid Bayou City an aggregate of $256,200 including $53,851 for the Frost National Bank Deep Prospect, $16,137 for the Leopard Branch Prospect, $16,212 for the Jaboncillo Windmill Prospect, $62,667 for the Gemini Prospect and $107,333 for the Zodiac II Prospect. Drilling commenced on two of these prospects in February 2006. The Hilda Henery #1 located in Jeff Davis Parish, Louisiana found commercial quantities of natural gas and negotiations are ongoing with the pipe line companies in the area. Production is expected to start in 4-6 weeks. The Mary Lynne #1 well located in Live Oak County, Texas is currently being tested to evaluate its flow potential. Subject to rig availability, drilling is scheduled to commence on the remaining Blue Ridge, Live Oak and Jeff Davis Prospects as soon as practicable.

      On November 28, 2005 we entered into a Participation Agreement with Southern Resource Company, a Texas corporation ("Southern"), effective as of September 1, 2005 with respect to (i) our acquisition from Southern of undivided interests in and to certain oil, gas and mineral leases in DeWitt County, Texas (the "Leases"); (ii) our participation with Southern in additional oil, gas, and mineral leases within the target area; and (iii) our participation in the drilling of one or more wells in the target area.

      There are at least 11 oil and gas prospects in the target area. Southern has agreed to sell us a 47% working interest in the Leases, subject to, among other things, our payment of a proportionate share of all royalties previously reserved or conveyed to third parties provided that our net revenue interest in any such Leases shall not be less than our proportionate share (47%) of 73%. We have agreed to commence operations for the drilling of an exploratory well in search of oil and gas with Southern as operator in accordance with the Participation Agreement and a related Operating Agreement between us and Southern, effective as of September 1, 2005. For and in consideration of our acquiring an interest in the subject prospect(s) we paid Southern 47% of $70,000 or $32,900 respecting our proportionate share of the geological prospect fee attributable to the initial prospect area. Such amount is non-refundable, unless Southern fails, for reasons other then circumstances beyond its control, to commence the drilling on the initial prospect area on or before October 1, 2006.

      Within 30 days after the log of the initial test well on the prospect, we are required to elect whether or not to continue to participate in the acquisition of Leases and payment of prospect fees for subsequent prospects in the targeted area. If we elect to continue, we must pay Southern 47% of $280,000 or $131,600 representing our proportionate share of the geological prospect fee attributable to four additional prospects (if obtainable) provided that if Southern notifies us in writing that it has received a bona fide offer from an unrelated third party to participate in 10 additional prospects, we must pay no less then 47% of $700,000 or $329,000, on terms that Southern is willing to accept. If we elect not to participate, or fail to make an election within the required time frame, we shall have no right to participate in any future development of the targeted area or any right to a refund of monies previously paid by us and the Participation Agreement shall terminate, provided that we shall retain all rights in the initial prospect area and under the Operating Agreement applicable to that prospect area. Assuming the four additional prospects option is in play and we have agreed to such, after the initial test wells on such four additional prospects have been drilled, we are required to make a further election whether or not to participate in up to 6 additional prospects (if obtainable), and if so, we are required to pay 47% of $420,000 or $197,000, representing our share of the geological prospect fees attributable to such six additional prospects. If we elect not to continue, or fail to make an election within the required time frame we shall have no right to participate in any future development of the targeted area, nor any right to a refund of monies theretofore paid, and the Participation Agreement shall terminate; provided that we shall retain all our rights in the prospects in which we have participated, the Leases for which we have paid our proportionate share, and all rights under the Operating Agreements applicable to those prospects. It is a condition precedent to our obligation to make such elections that Southern shall identify the next four or six prospects which it proposes to acquire and the information available to it concerning the status of such areas, and Southern has agreed to use its best efforts to acquire leases and/or farmins covering such areas on terms acceptable to the parties, if obtainable. Southern is further obligated to refund the prospect fee for any prospect and any unexpended lease money advance by us that Southern does not drill within 120 days of our payment of such prospect fee, if the failure to drill is for reasons other than circumstances beyond its control, and provided further that Southern shall not be obligated to refund any prospect fee, or unexpended lease money, or to deliver any assignment of Leases to us if we fail or refuse to participate in the drilling of the initial test well on any such prospect.

      We have further agreed to pay to Southern 58. 75% of the actual cost of the Leases to be acquired along with our share of the actual direct cost attributable to the Lease acquisition in the initial prospect area which incorporates, but is not limited to, lease bonus consideration, landmans' fees, drafting fees, legal fees, survey fees, and other similar fees. If we make the elections to continue in the program pursuant to the terms discussed above, we shall pay 58. 75% of the actual cost attributable to Lease acquisition in the relevant prospects identified in such elections, which are selected and designated as provided in the Participation Agreement.

      We are further obligated to pay to Southern 58. 75% of the before casing point costs attributable to the drilling of the initial test well on each contemplated prospect to casing point. All operations after casing point will be on a prorata working interest basis, as set out in the Operating Agreement. Notwithstanding the foregoing, Southern shall not be required to perform nor shall Southern be liable for any cost or expense (except its 20% after casing point share) for so long as it is prevented or delayed from commencing or resuming normal operations that are the result of any Federal or state law or any order, rule or regulation of any governmental authority, any force majeure, including but not limited to, acts of God, inclement weather, floods, strikes, or the scarcity or inability to obtain or to use equipment or material. Should such an event take place and, as a result thereof, Southern incurs any cost or expense related thereto, then the total cost of such an occurrence or event or will be borne pro-rata by Southern and us.

      The initial test well as it pertains to each prospect contemplated by the Participation Agreement may be turnkeyed should the majority of working interest participants, inclusive of Southern's interest, elect to do so.

      We are further obligated to pay Southern 47% of the actual costs of completing and equipping each well, if an election is made at casing point by us for a completion attempt.

      Pursuant to the Participation Agreement, Southern has assigned to us an undivided 47% working interest in the Leases. The assignment is without warranty, express or implied, except as to claims arising by, through or under Southern. If we elect to continue in the program as provided above, subsequent assignments shall be made to us as additional leases are acquired, and the costs thereof are invoiced to and paid by us.

      During the period December 2005 through March 2006 we entered into various participation agreements on what we believe to be low risk wells. Our purpose in doing so is to establish positive cash flow and increase our asset base. These participation agreements include the following:

      o Pecan Station North Prospect: In March 2006 we entered into a participation agreement with Edwin S. Nichols Exploration, Inc. ("ESN") respecting our participation in the re-entry, attempted re-drill, and, if prudent, completion of up to 3 wells on the Pecan Station North Prospect located in Tom Green County, Texas. Our participation involves a 75% working interest and 55.8% net revenue interest on an AFE (Authorization For Expenditure) 1/3 for 1/4 basis, in which we would pay 100% of the costs of drilling and completion. In March 2006 we paid ESN $100,406 representing our initial fee to participate with ESN in wells drilled on the prospect.

            The arrangement will initially consist of the re-entry and attempted re-drilling and completion of the Blankenship & Blankenship WCSC #1 well to a depth of approximately 4,900 feet to test the Paolo Pinto Lime and Harkey Sand formation. The estimated costs to re-enter and re-drill the initial well is approximately $185,000 and the estimated completion cost of such well is approximately $338,000.Assuming, one or more of the wells is completed and producing, we will also be responsible for our proportionate share of monthly operating costs associated with maintaining the well or wells. Our failure to submit our share of required drilling and completion costs on the initial well within the allotted time periods will result in the automatic termination of our rights under the participation agreement. After the Initial Wells have been drilled or re-entered and completed, we have the right but not the obligation to participate in all subsequent wells drilled on the prospect on terms to be negotiated.

      o Hollins Prospect: In March 2006 we entered into a participation agreement with Edwin S. Nichols Exploration Inc. ("ESN") respecting our participation in up to 3 wells (the "Initial Wells") intended to be drilled on the Hollins Prospect located in Nolan County, Texas. Similar to our arrangement with ESN respecting the Pecan Station North Prospect, our participation would involve a 75% working interest and 55.8% net revenue interest on an AFE 1/3 for 1/4 basis in which we would pay 100% of the cost of drilling and completion. In March, 2006 we paid ESN $110,250 representing location fees for the Initial Wells. The initial plan is to drill two wells, the ESN #1-29 Beal well and the ESN # 1-30 Beal well, followed by the drilling of a third well at a mutually agreed upon location within the prospect. Each well is intended to be drilled to a depth of approximately 5,900 feet or deep enough to test the Canyon Sand formation. The anticipated target date for spudding the initial well is on or about May 1, 2006. Each well has an estimated cost of approximately $344,000 for drilling and testing and an estimated completion cost of approximately $428,000.Assuming one or more of the wells is completed and producing, we will also be responsible for our proportionate share of monthly operating costs associated with maintaining the well or wells. Our failure to submit our share of required drilling and completion costs within the allotted time period with respect to the first two wells shall cause the automatic termination of our rights under the participation agreement. After the Initial Wells have been drilled and completed, we have the right but not the obligation to participate in all subsequent wells drilled on the prospect on terms to be negotiated.

      o Brookshire Weido Prospect: On December 22, 2005 we entered into a Participation Agreement with Stanotex, LLC respecting our participation in the drilling and completion of a test well on the Brookshire Weido Prospect located in Waller County, Texas. Our participation would involve a 50% working interest and 25% net revenue interest on an AFE 1/3 for 1/4 basis. The estimated cost for all operations necessary to drill the test well and for evaluation procedures (which include plugging and abandoning the well and restoring the drill site if no completion is attempted) is approximately $436,557. Our share would be 50% of this amount or approximately $218,278. Our participation in the well is subject to our prior review of the results of 2-D seismic to be conducted on the prospect.

      o Norman Prospect: Effective January 30, 2006 we entered into a participation agreement with Vincent Oil and Gas Corp. ("Vincent") respecting our participation in a test well to be drilled by Vincent on the Norman Prospect located in Bee County, Texas. The test well is intended to be drilled to a vertical depth of approximately 14,900 feet to test the Wilcox sand formation. Our participation would involve a 12% working interest and 77% net revenue interest on an AFE 1/3 for 1/4 basis whereby we would pay 16% of all costs associated with drilling the well to the casing point and 12% of all completion and operating costs, if applicable. Our share of the drilling cost is estimated to be approximately $380,000.In February, 2006 we paid Vincent $41,375 for geological, geophysical and land costs. By participating in the test well we have the right to participate in any developmental well proposed in the future on the prospect.

      o South Wilburton Prospect: On March 21, 2006 we entered into a participation agreement with Whitmar Exploration Company ("Whitmar") respecting our participation in the drilling of a test well on the South Wilburton Prospect located in Latimer County, Oklahoma. In March 2006 we paid Whitmar $45,000 representing our proportionate share of leasehold costs. Our participation would involve a 12.5% working interest and 77.5% net revenue interest on an AFE 1/3 for 1/4 basis whereby we would pay 16.67% of drilling costs to the casing point and 12.5% of all costs after the casing point. The well is intended to be drilled to a depth of approximately 15,000 feet to test the Spiro channel. The estimated drilling cost for the well is $2,162,500 and the estimated completion cost is $1,007,000. Our estimated share of such costs would be $360,417 for drilling and $125,875 for completion. Under the agreement, we also have the right to participate in one offset well on the prospect on a proportionate basis.

      In connection with the Falcon Acquisition, Mr. Pozzoni became our sole Director, President, Secretary and Treasurer. On June 1, 2004, Alan Aitchison took over as President, Secretary and Treasurer and also became a Director ours and our Chief Executive Officer. Mr. Pozzoni transferred 10,000,000 shares of common stock to Mr. Aitchison as an incentive for Mr. Aitchison to accept these positions and with the expectation that Mr. Aitchison would provide us with substantial services in these capacities over an extended period of time. On October 25, 2004, Alan Aitchison resigned from these positions for personal reasons and to pursue international opportunities in the oil and gas industry. Although Mr. Aitchison never entered into an employment agreement with us, he received the 10,000,000 shares based on Mr. Pozzoni's expectations as to his future performance. Mr. Aitchison only served us for five (5) months. Accordingly, it was agreed that it would not be equitable for him to retain all 10,000,000 shares. In consideration of our accepting Mr. Aitchison's resignation, Mr. Aitchison returned 9,000,000 of the 10,000,000 shares of common stock. Pursuant to an action by our board of directors, the shares that were returned by Mr. Aitchison were subsequently cancelled, returned to treasury and then retired and restored to the status of authorized and unissued. Mr. Aitchison currently serves as a member of our advisory board, but has not received any additional compensation from us for such services.

      On October 27, 2004, our board of directors appointed Fred B. Zaziski as our President, Chief Executive Officer and Director and reappointed Mr. Pozzoni as Secretary and Treasurer. Mr. Zaziski entered into a renewable, one-year employment agreement with us pursuant to which Mr. Zaziski serves us in the capacities to which he was appointed. The employment agreement, as amended, provides for an annual salary of $144,000.The employment agreement also provides for additional compensation of 1,000,000 restricted shares at the end of each of the twelve-month periods (up to an aggregate of 5,000,000 restricted shares) immediately following October 27, 2004, for which Mr. Zaziski is employed by us. In consideration of the employment year ended October 26, 2005, in October 2005 we issued 1,000,000 shares of our common stock to Mr. Zaziski.

Principal Products and Services

      We are in the exploration stage and do not currently offer any products or services for sale. If, after exploration and drilling, we determine that there are commercial quantities of natural gas on our Leased Properties, we plan to produce the natural gas and sell it at the wellhead.

      We need to raise a significant amount of money to pay for drilling, and if we cannot raise the money or find a drilling partner that can raise the money, we will not be able to drill and our business will fail. Even assuming that we obtain the necessary financing for drilling, if we do not discover and produce commercial quantities of natural gas, we will not have any products or services to offer and our business could fail.

Competitive Business Conditions

      The natural gas industry is very competitive, particularly with respect to the acquisition of drilling rigs and natural gas exploration services from independent contractors. Natural gas prices are at a 10-year high. The price of natural gas is affected by continuous shifts in supply and demand. Natural gas is becoming the preferred source of energy over fossil fuels because it is an environmentally friendlier source of energy. The demand for natural gas is increasing and whether or not there will be an adequate supply is very uncertain. Numerous well-established companies are focusing significant resources on exploration; however, we do not expect that the price of natural gas will drop in the near future. These companies may be able to compete more effectively than we can. Due to these factors, we expect competition to intensify in the natural gas industry in general and for the acquisition of drilling rigs and natural gas exploration services from independent contractors.

      In an effort to achieve operating efficiency, we rely on independent contractors to assist in conducting our operations. For example, we have relied on various independent contractors to provide technical, geological, geophysical and financial reports on our Leased Properties. We engaged Stokes and Spieler, a petroleum engineering and consulting firm, to provide engineering support in preparation for drilling on the DB Prospect. Because of the current high energy prices, lead times necessary to acquire drilling rigs or the services of independent contractors in the industry are high. In late January 2006 we reached an agreement with Gray Wolf Drilling to act as our drilling contractor on the DB Prospect. We are negotiating with an independent contractor to be the operator on the DB Prospect. However, as the competition in the natural gas industry intensifies, it will be harder for us to obtain a drilling rig or the services of independent contractors to conduct our operations. As a result, we may not be able to compete successfully and competitive pressures may adversely affect our business, results of operations and financial condition.

Patents, Trademarks & Licenses

      We do not own any patents, trademarks, copyrights or other forms of intellectual property.

Need For Governmental Approval And The Effects Of Regulations

      We are subject to various laws and regulations of the United States, the State of Texas, the State of Louisiana and the municipalities in which we operate that govern the exploration, development and production of natural gas. The Texas Railroad Commission determines all procedures and regulations that concern oil and gas exploration and production activities in the State of Texas. The same role is fulfilled in Louisiana by the Louisiana Department of Natural Resources. We will have to abide and follow the procedures established by the above entities.

Research & Development

      We have not performed any research and development since our inception. During the fiscal years ended December 2004 and December 2005, we spent approximately $120,000 and $125,000, respectively, on geological and economical evaluations of our Leased Properties.

Employees

      We have 2 employees consisting of Fred B. Zaziski, our President and Chief Executive Officer, and Massimiliano Pozzoni, our Vice President of Business Development, Secretary, Treasurer and Principal Financial Officer. Mr. Zaziski and Mr. Pozzoni are both employed on a full-time basis.

      We intend to use several independent contractors on an as-needed basis to conduct our operating activities. Messrs. Zaziski and Pozzoni will select and hire these independent contractors and manage and evaluate their work performance. We have used various independent contractors to provide technical, geological, geophysical and financial reports on the Leased Properties. We engaged Stokes and Spieler to provide engineering support in preparation for drilling on the DB Prospect. We are negotiating with an independent contractor to be the operator on the DB Prospect.

      There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory. We believe our relationship with our independent contractors is also satisfactory.

Service Contracts

      On June 14, 2004, we entered into a one-year contract with CCG Investor Relations ("CCG") for investor relations services. The terms of the contract include a retainer of $5,000 per month plus any out-of-pocket expenses, and 50,000 restricted shares of our common stock.

      On August 2, 2004, we entered into the Letter Agreement with Argyle regarding the Wyandotte Property, the details of which are discussed above.

      On August 2, 2004, we entered into a business consultant agreement with Search4. Com, Inc. We paid $15,000 to the consultant for work performed in accordance with the agreement. Pursuant to the agreement, the consultant was to schedule a Road Show for us with financial professionals. In addition, we agreed to pay the consultant 7. 5% in cash and 10% in warrants for any financing monies raised by us from individuals or firms that we might have met through the Road Show. The agreement was terminated in October 2004 without any financing monies being raised by the consultant.

      On August 9, 2004, we entered into an agreement with Source Capital Group, Inc. ("Source Capital") for financial advisory services. The agreement extended though January 1, 2005, and thereafter has been automatically renewed on a month-to-month basis. The agreement may be cancelled in writing by either party. Under the agreement, we are obligated to pay fees to Source Capital on monies raised by us during the engagement period, excluding overseas capital. Pursuant to the Agreement, we were obligated to pay Source Capital a 2% cash and 8% warrant fee with respect to the $7,000,000 in financing provided to us by Cornell Capital Partners, LP and Highgate House Funds, Ltd. during the period July 2005 through October 2005 (the "Financings"). We agreed with Source Capital that a total of 1,166,660 warrants were issuable to Source Capital with regard to the 8% warrant issuance obligation under the Financings. We further agreed with Source Capital to issue an additional 833,334 warrants to Source Capital in partial satisfaction of the 2% cash obligation under the Financings giving rise to an obligation to issue an aggregate of 1,396,483 warrants which were issued effective February 3, 2006. We paid Source Capital $40,000 in cash in December 2005 and have a remaining cash obligation to Source Capital of $360,000 (the "Cash Balance") with respect to the Financings. In connection with the foregoing, we entered into a Settlement Agreement with Source Capital dated as of February 3, 2006. Effective March 15, 2006 we entered into a Supplemental Settlement Agreement (the "SS Agreement") with Source Capital with respect to the Cash Balance due. Under the SS Agreement we have agreed that we will make payments to Source Capital in cash or restricted shares of our common stock. Commencing April 1, 2006, and the first day of each month thereafter (each an "Issuance Due Date") until payment in full of the Cash Balance, we shall issue 50,000 shares of our restricted common stock to Source Capital as payment against the outstanding Cash Balance. The shares shall be valued at the average closing sale price for our shares on the OTCBB during the five trading days immediately preceding the applicable Issuance Due Date. Commencing with the July 1, 2006 Issuance Due Date, and all subsequent Issuance Due Dates, we may, at our sole option, in lieu of making a monthly payment in restricted stock, make a cash payment of $20,000 to Source Capital. Notwithstanding the foregoing, we have agreed that to the extent our cash position on any Issuance Due Date is sufficient, after taking into consideration our normal and reasonable cash requirements for operations, to allow us to make a payment in cash, that we will make a payment in cash. The final payment of the Cash Balance may consist of less than 50,000 shares or $20,000 in cash, as necessary, to complete full payment of the original $360,000 Cash Balance due. We may prepay the Cash Balance in cash at any time. Effective April 1, 2006 we issued the initial 50,000 shares due under the SS Agreement to Source Capital and its assignees.

      We receive technical, geological, geophysical, financial and other advice regarding our natural gas exploration operations from various independent contractors. We used these independent contractors on an as-needed basis and have not entered into formal contracts for their services.

Loans

      We borrowed $140,000 from Blue Mint Exploration on November 24, 2004. The loan is unsecured, was originally set to mature on May 25, 2005 on which date the entire loan was to become payable with interest. The loan bore interest at 12% per annum. The repayment of this loan was extended to May 24, 2006 with an additional facility fee of $5,000.On December 19, 2005 the loan was repaid in full.

      We borrowed an additional $200,000 from Blue Mint Exploration on May 13, 2005. The loan was unsecured and set to mature on May 11, 2006, on which date the entire loan was to become payable with interest. The loan bore interest at 12% per annum. On December 19, 2005 the loan was repaid in full.

      Pursuant to an April 19, 2005 Securities Purchase Agreement between us and Cornell Capital Partners, we issued convertible debentures to Cornell in the principal amount of $1,000,000.The debentures were amended and restated in June 2005. The debentures were convertible at Cornell's option any time up to maturity at a fixed conversion price equal to $0.60 (the "Fixed Price"). There is a default exercise price of $0.10 per share applicable to the debenture, however, as we are in default. The debentures are secured by our assets. The debentures have a two-year term and accrue interest at 5% per year.

      On July 15, 2005 we issued a $6,000,000 promissory note (the "Note") to Cornell Capital Partners and Highgate House Funds, Ltd with respect to an aggregate of $6,000,000 loaned to us by Cornell and Highgate consisting of $4,000,000 from Cornell and $2,000,000 from Highgate. The Note bore interest at the rate of 12% per annum. Principal and interest due on the note was payable in 23 equal weekly installments, each in the amount of $250,000, and 1 installment of $502,452. 05. The first payment was due the earlier of September 2, 2005 or the first Friday after the date on which our registration statement (the "Registration Statement") on Form SB-2 (File No. 333-124397) was declared effective by the Securities and Exchange Commission and, in all events, was payable in full no later than 24 weeks from September 2, 2005, which was February 10, 2006. The repayment of the Note was not contingent on the Registration Statement being declared effective. If the Note was not paid in full when due, the outstanding principal balance together with all interest due thereon was to be thereafter due and payable with interest thereon at the rate of 24% per annum or the highest rate permitted by applicable law, if lower, until paid. At our option, the Note could be prepaid in whole or in part. Cornell and Highgate (collectively the "Lenders") received a cash fee of 8% or $480,000 and a structuring fee of $10,000 in connection with the loan. Further, Lender's counsel was paid $20,000 in connection with the loan transaction. We received aggregate loan proceeds of $5,490,000.Upon an Event of Default, as described in the Note, the entire principal balance and accrued interest outstanding under the Note, was to become immediately due and payable.

      The Note was secured by the Pledged Shares, as such term was defined in the related Pledge and Escrow Agreement between us, Cornell and Highgate dated July 15, 2005, as well as the Security Agreement entered into by and between us and Cornell on April 19, 2005. The Pledged Shares consisted of an aggregate of 24,000,000 shares of our common stock issued in the name of the Lenders delivered to Kirkpatrick & Lockhart Nicholson Graham LLP, as escrow agent (the "Escrow Agent") on or about July 20, 2005. The Pledged Shares were to be held by the Escrow Agent until payment in full on the Note or termination or expiration of the Pledge and Escrow Agreement. Upon the occurrence of an Event of Default, as defined in the Pledge and Escrow Agent, the Lenders were to become entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares. Upon payment of all amounts due to the Lenders under the Note, the Pledged Shares were to be returned to us by the Escrow Agent for cancellation and all rights of the Lenders in the Pledged Shares shall was to be terminated. The Lenders were to have no ownership rights in the Pledged Shares absent an Event of Default. Accordingly, the Pledged Shares were not deemed to be outstanding unless and until an Event of Default shall have occurred.

      We were unable to make any of the installment payments due under the Note, the first of which was to have been made on September 2, 2005. At such time, Cornell and Highgate declined to exercise their right to declare the nonpayment an Event of Default and agreed to restructure our existing obligations to them under the Note and to provide us with additional financing. In connection therewith, on October 17, 2005 we received gross proceeds of $1,000,000 from Highgate, cancelled the Note and replaced it with $7,000,000 of Secured Convertible Debentures dated October 17, 2005 which represented the original $4,000,000 lent to us by Cornell, the original $2,000,000 lent to us by Highgate and an additional $1,000,000 lent to us by Highgate on October 17, 2005. Accordingly, the $7,000,000 of Debentures consisted of a $4,000,000 Debenture issued to Cornell and a $3,000,000 Debenture issued to Highgate. Highgate subsequently assigned its rights under the Debentures to Cornell. In connection with the additional financing, we paid Highgate a 10% cash fee of $100,000, paid a $10,000 structuring fee, paid $5,485. 73 in legal fees, and paid Highgate and Cornell an aggregate $185,424. 66 representing all interest due on the Note from its July 15, 2005 date of issuance to the October 17, 2005 date of cancellation.

      After making these payments, we retained the net proceeds of $699,089. 61. The Secured Convertible Debentures were to mature on October 17, 2006 and bear interest at the rate of 12% per annum. Payments of principal and interest were due and payable monthly on the Secured Convertible Debentures commencing January 15, 2006. The Debentures are convertible into shares of our common stock at the option of the holders thereof, in whole or in part, at any time, at a price of $. 60 per share, which may be adjusted pursuant to the terms of the Debentures (the "Conversion Price"). The Debentures have a default exercise price of $0.0948 per share. In the event the closing price for our common stock is less than the Conversion Price, we can, at our option, redeem all or a portion of the principal and interest then due on the Debentures at a 20% premium over the amount of principal and interest being redeemed.

      Effective March 28, 2006, we entered into a Forbearance Agreement with Cornell Capital Partners in connection with our defaults under our $1,000,000 April 19, 2005 and $7,000,000 October 17, 2005 debentures with Cornell Capital Partners (singly and collectively the "Debentures"). As at March 28, 2006 we owed Cornell Capital Partners interest of $88,767 and $151,509 under the April 2005 and October 2005 Debentures, respectively. The Forbearance Agreement also takes into account our failure to timely register the common stock underlying the Debentures. Under the Forbearance Agreement, the maturity dates of the April 2005 and October 2005 Debentures have been extended until December 31, 2007. Further, we have no interest or principal payment obligations under the Debentures until April 1, 2007, at which time, and the first business day of each month thereafter until the Debentures are paid in full, we are required to make payments of principal and interest. Each monthly payment will be equal to the outstanding principal balance of the Debentures on the date such payment is due divided by 10, plus accrued and unpaid interest. The Forbearance Agreement further provides that we are required to re-file the Registration Statement for the resale of the shares of common stock underlying (i) the Debentures and (ii) the warrants issued pursuant to the Forbearance Agreement (as described below), on or before May 15, 2006 and to have such Registration Statement declared effective on or before July 31, 2006.

      Pursuant to the Debenture defaults, Cornell Capital Partners is entitled, among other things, to convert the April 19, 2005 Debenture into shares of our common stock at the default rate of $0.10 per share. In connection there and with the Forbearance Agreement, Cornell Capital Partners has converted $250,000 of the principal amount of the April 2005 Debenture into 2,500,000 shares of our common stock. In consideration of the Forbearance Agreement, we have also issued an aggregate of 23,000,000 common stock purchase warrants dated March 29, 2006 to Cornell Capital Partners, each exercisable for a period of five years commencing from March 29, 2006 for the purchase of one share of our common stock. The warrants provide that the holder cannot exercise the warrants to the extent such exercise would cause the holder and its affiliates to own more than 4.99% of our outstanding common shares, except within 60 days of the warrant expiration date. The restriction may be waived by the holder upon not less than 65 days prior notice to us. The warrants have exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share and contain cashless exercise provisions. The number of warrants and applicable exercise prices thereon are as follows:

      o     3,000,000 warrants - $0.30

      o     3,000,000 warrants - $0.35

      o     3,000,000 warrants - $0.40

      o     3,000,000 warrants - $0.50

      o     3,000,000 warrants - $0.60

      o     3,000,000 warrants - $0.70

      o     5,000,000 warrants - $0.80

Description Of Properties

      Corporate Headquarters

      We lease approximately 250 square feet of office space for our corporate headquarters in Houston, Texas pursuant to a one year lease that was renewed in April 2005. We pay between $1,200 and $1,500 per month depending on the costs of variable services such as postage, shipping and telephone usage.

      Wyandotte Property

      We entered into a Letter Agreement with Argyle to acquire various oil, gas and mineral leases located in St. Mary Parish, Louisiana, and, contemporaneously therewith, paid $204,655 to Argyle in consideration for Argyle presenting geological ideas and concepts to us. Argyle had contracted for options to acquire such leases which covered approximately 7,442 acres of land St. Mary Parish, Louisiana. The options were subject to landowner royalties and overriding royalties equal to 30%, such that the net revenue interest attributable to any working interest in such leases would be 70%. The Letter Agreement provided that we would make two additional payments of $404,235 and $454,235 to Argyle in order that Argyle could exercise its options, acquire leases covering approximately 4,100 gross acres of land in St. Mary Parish, Louisiana, and assign a 100% working interest in such leases to us. As of June 2005, all leases have been transferred from Argyle to us. We issued 2,500,000 restricted shares of our common stock to Davos for Davos' services in putting together the deal with Argyle regarding the Wyandotte Property. In February 2005, we successfully bid $21,924 and acquired from the State of Louisiana a lease for oil and gas covering approximately 84 additional acres of land as part of the Wyandotte Property. The Wyandotte Property consists of three prospects which we refer to as DB, Criss A and Marg 3. We obtained the services of an independent contractor to complete three- dimensional geophysical seismic studies on the Wyandotte Property. We are not aware of any production on the Wyandotte Property in the last three years. There are currently no productive wells but contain 26 BCF (70% of which, or 18.2 BCF are owned directly by the Company and 30% of which owned by local mineral owners) of Proven Undeveloped Reserves on the acreage. All of the land is undeveloped. We have not commenced any drilling on the land at present and will not do so until we raise significant additional capital. We have not examined the title to the Wyandotte Property.

      Starr Country Property

      We have acquired from Argyle oil and gas leases that entitle us to a 100% working interest and a 70% net revenue interest an aggregate of approximately 4,400 gross acres and approximately 2,900 net acres of land located in Starr County, Texas. The Starr County Property is in close proximity to the Bob West gas field located in the Southeastern part of the State of Texas. We paid $63,000 and issued 900,000 restricted shares of common stock valued at $225,000 to Argyle for an interest in approximately 800 of the acres. We paid $640,000 to Argyle for an interest in the remaining acreage. As of June 2005, we executed assignment agreements with Argyle to transfer the interests in the remaining acreage. We obtained the services of an independent contractor complete two-dimensional geophysical studies of the acreage. We are not aware of any production on the Starr County Property in the last three years. All of the land is undeveloped. We have not commenced any drilling on the land at present and do not have any current plans for drilling. We have not examined the title to the Starr County Property.

      We believe that our property is suitable for our current and projected needs.

Legal Proceedings

      On October 8, 2004, Landmark Graphics Corporation, Halliburton Company, and Halliburton Energy Services, Inc. collectively "Landmark") filed a lawsuit against us in the 125th District Court of Harris County, Texas. The case is styled Landmark Graphics Corporation, Halliburton Company, and Halliburton Energy Services, Inc. v. Falcon Natural Gas Corporation, Cause Number, 2004-56842. We issued a press release and posted on our website a report prepared by Landmark (the "Report"), which Landmark claims was in violation of an agreement between Landmark and us. We issued a corrective press release and removed the Report from our website. Landmark claims that we breached our agreement with Landmark by engaging MS Corporate Communications d/b/a Michael Williams Market Movers ("Market Movers") to create and distribute an advertisement (the "Advertisement") that quotes from and paraphrases portions of the Report and repeatedly refers to the Report as a report of "Halliburton," "Halliburton Company," and "a Halliburton Company." Landmark is claiming breach of contract and injury to its business reputation and trade names and marks. Landmark is seeking unspecified damages, reasonable attorneys' fees, court costs, and injunctive relief. We generally denied the allegations of Landmark. In November 2005, prior to the hearing on our summary judgment motion, Landmark volutarily withdrew the lawsuit without prejudice.

      On November 3, 2004, Falcon Gas Storage Company, Inc. ("Falcon Gas"), an unaffiliated company with its principal place of business in Houston, Texas, filed a lawsuit against us in the United States District Court, Southern District of Texas, Houston Division. The case is styled Falcon Gas Storage Company, Inc. v. Falcon Natural Gas Corp. , Case Number H-04-4231. Falcon Gas is alleging trademark infringement and unfair competition arising from our use of the term "Falcon Natural Gas" as a corporate name and service mark in connection with the promotion, advertising, offer, and sale of services which Falcon Gas claims are substantially similar to the services offered by Falcon Gas. Falcon Gas alleges that it is a leading developer of market-area high-deliverability, multi-cycle natural gas storage facilities. Falcon Gas is seeking injunctive relief as well as unspecified damages and payments from us of profits, gains, and advantages resulting from the alleged activities, reasonable attorneys' fees, and court costs. We are currently seeking to enter into a settlement agreement with Falcon Gas which would result in neither company paying monetary damages.

      On June 22, 2005, the parties reached a settlement and the civil action was dismissed. The terms of the settlement include that each party will place on its website homepage a visibly perceptible disclaimer that each party is not related to, affiliated with, or sponsored by the other party. The disclaimers shall remain in place until such time either party ceases use of the name "Falcon." In addition, each party agreed to cooperate in good faith to avoid future confusion regarding the parties' respective marks, as they are used in commerce.

      In the ordinary course of our business, we may from time to time become subject to routine litigation or administrative proceedings which are incidental to our business.

      We are not aware of any proceedings to which any of our directors, officers, affiliates or security holders are a party adverse to us or has a material interest adverse to us.

                                   MANAGEMENT

Officers And Directors

      The following table sets forth the names, ages, and titles of each of our directors and executive officers and employees expected to make a significant contribution to Falcon.

Name                   Age   Title
--------------------   ---   -----------------------------------------------
Fred B. Zaziski         53   Chief Executive Officer, President and Director

Massimiliano Pozzoni    30   Vice President of Business Development, Chief
                             Financial and Accounting Officer, Secretary and
                             Treasurer

      Certain biographical information of our directors and officers is set forth below.

Fred B. Zaziski

      Mr. Zaziski has served as our Chief Executive Officer and President, and as a member of our board of directors since October 2004. From August 1999 to October 2004, Mr. Zaziski served as Chief Operations Officer for ComOxy, a Houston-based firm specializing in up-stream and down-stream project management with an emphasis on refinery and drilling operations. In this capacity, Mr. Zaziski directed operations and project management teams, developed and implemented policies and procedures, directed all phases of the budget, identified new business opportunities and served as the initial contact with joint venture companies. Mr. Zaziski has over 26 years in the oil and gas industry. Mr. Zaziski has also worked in Saudi Arabia for National Petroleum Technology Company and in Manama, Bahrain, Saudi Arabia, Cairo and North and West Africa for Halliburton Energy Services. He has over 26 years of experience in the oil and gas industry. Mr. Zaziski received an MBA from the University of Cairo and a degree in Petroleum Engineering from Pennsylvania State. Mr. Zaziski is a member of the Society of Petroleum Engineers and the American Society of Mechanical Engineers.

Massimiliano Pozzoni

      Mr. Pozzoni reassumed the positions as our Secretary and Treasurer (Principal Financial Officer) in October 2004. He has served as our Vice President of Business Development since April 2004. He has served as a Director of the Company since March 2004. Mr. Pozzoni previously served the Company from March 2004 to June 2004 as the sole Director and the President, Chief Executive Officer, Secretary and Treasurer (Principal Financial Officer). In June 2004, he resigned as the Company's President, Chief Executive Officer, Treasurer and Secretary but continued to serve as a Director and as Vice President of Business Development. From November 2003 to June 1, 2005, Mr. Pozzoni also served as the Chief Executive Officer and Director of Gulf Coast Oil & Gas Inc. , formerly Otish Mountain Diamond Company, a public reporting company. From August 2003 to October 2003, Mr. Pozzoni was in negotiations for his position with Gulf Coast after receiving his MBA. From September 2001 to July 2003, Mr. Pozzoni attended London Business School on a full-time basis. From June 2002 to August 2002, Mr. Pozzoni worked as a Summer Associate at Lehman Brothers Inc. From July 2001 to August 2001, Mr. Pozzoni took time off prior to entering graduate school. From June 1998 to June 2001, Mr. Pozzoni worked as an engineer at Schlumberger Oilfield Services. Mr. Pozzoni received a Bachelor degree in International Business in 1998 from the University of Kansas and an MBA degree from the London Business School in 2003.

      There are no family relationships among our executive officers and directors.

      We are not aware of the occurrence during the last five years of any events described in Item 401(d) (involvement in certain legal proceedings) of Regulation S-B under the Securities Act regarding our executive officers and directors.

Employment Agreements

      Effective November 11, 2005 we entered into a renewable, one-year employment contract with Fred Zaziski pursuant to which Mr. Zaziski serves as our President, Chief Executive Officer and as a Director. The employment agreement is renewable upon the mutual written consent of the parties within thirty (30) days of the ending date of the agreement. As amended, Mr. Zaziski receives $144,000 per year under the employment agreement as well as five weeks of paid vacation. Mr. Zaziski receives additional consideration of 1,000,000 restricted shares of our common stock at the end of each of the twelve-month periods (up to an aggregate of 5,000,000 restricted shares) immediately following October 27, 2004 for which he is employed by us. In the event that Mr. Zaziski's employment terminates prior to the end of such twelve-month period, his rights in the number of shares that would otherwise be payable at the end of such twelve-month period multiplied by the ratio which the number of months in such twelve-month period that Mr. Zaziski was employed by us bears to twelve
(12) shall immediately and fully vest and shall be transferable by Mr. Zaziski as of the date his employment terminates. In the event of a consolidation or merger or sale of all or substantially all of our assets, we are otherwise acquired or there is a change of control of us, or in the event of liquidation of us, so much of the 5,000,000 restricted shares that have not been issued to Mr. Zaziski shall immediately vest and shall also be transferable by Mr. Zaziski immediately prior to such acquisition or liquidation. Mr. Zaziski may terminate his employment for "good reason" by giving us ten (10) days written notice if:
(i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with us or a change in his reporting responsibilities or titles as in effect as of October 27, 2004; (ii) his compensation is reduced; or (iii) we do not pay any material amount of compensation due under the employment agreement and then fail either to pay such amount within the ten (10) day notice period required for termination or to contest in good faith such notice. We may also terminate the employment agreement. In the event of termination for good reason by Mr. Zaziski or without cause by us, we are obligated to pay Mr. Zaziski a severance payment of $33,000, in addition to all payments of salary earned by Mr. Zaziski through such date of termination in one lump sum payment.

      Effective November 11, 2005 we entered into a renewable, one year Employment Agreement with Massimiliano Pozzoni pursuant to which Mr. Pozzoni serves as our Vice President of Business Development, Secretary and Treasurer. Thereunder we are paying Mr. Pozzoni an annual salary of $102,000.Further, we have agreed to issue 1,000,000 shares of our restricted common stock to Mr. Pozzoni for each completed year of the Employment Agreement, as renewed, up to a maximum of five years. In the event Mr. Pozzoni's Employment Agreement is terminated by us without cause or by Mr. Pozzoni for good reason, we are required to make severance payments to Mr. Pozzoni equal to three months of additional salary.

Advisory Board

      We formed an advisory board in September 2004 consisting of three members:
Alan Aitchison, our former Chief Executive Officer, Daniel H. Tesfamicael and. Paul C. Kirkitelos. The members of the advisory board are not directors of ours and do not vote at meetings of our Board of Directors. We established the advisory board in an effort to save costs by relying on the members rather than consultants in such areas as drilling, petroleum engineering, and capital raising efforts. Mr. Tesfamicael and Mr. Kirkitelos each received 100,000 shares of restricted common stock from us for their services on the advisory board. The shares issued to Mr. Tesfamicael and Mr. Kirkitelos were valued at $1.32 and $1.34 per share, respectively. Mr. Aitchison has not received separate compensation for his services on the advisory board; however, he does hold 1,000,000 restricted shares of our common stock that he retained after tendering his resignation as a Director and executive officer of ours and joining the advisory board.

      Certain biographical information of our advisory board members is set forth below.

      Alan Aitchison

      Mr. Aitchison has been a member of our advisory board since September 2004. Mr. Aitchison has worked for large multinational companies such as British Petroleum Exploration, Petrobas, and Schlumberger, as well as the small independent, Lasmo Oil. From 2000 to 2004, Mr. Aitchison worked in Columbia for Schlumberger Oilfield Services as a Projects Business Development Manager, where he developed major asset management projects for operators in Peru, Columbia and Ecuador.

      From June 2004 to September 2004, Mr. Aitchison, was our President and Chief Executive Officer, before returning to Schlumberger as Operations Manager for Venezuela and Trinidad & Tobago, where he still holds this position. Mr. Aitchison holds a BSc with honors in Chemical Engineering from Loughborough University of Science and Technology, as well as a diploma in Industrial Studies.

      Paul C. Kirkitelos

      Mr. Kirkitelos has been a member of our advisory board since September 2004. Shortly after resigning from McKinsey and Company, Inc. (a strategy consulting firm) in March 2000, Mr. Kirkitelos co-founded Web Event Broadcasting in Pasadena, California. The company provides video services including content production, editing, storage, ad internet streaming. Mr. Kirkitelos served as Chief Financial Officer and was instrumental in drafting the firm's business plan, detailed financial projections and corporate strategy. Mr. Kirkitelos resigned from Web Event Broadcasting in 2001 and co-founded Rabbitt Capital Management, LLC in Los Angeles, California. The firm runs a hedge fund based upon quantitative stock market research. Mr. Kirkitelos currently serves as its Chief Operating Officer and holds a Series 65 (investment advisor) license. He has held this position for four years. Mr. Kirkitelos holds a Ph. D. in Engineering Physics from the University of Virginia, a Master of Science in Engineering Physics from the University of Virginia and a Bachelor of Science in Electrical Engineering and Physics from the Worcester Polytechnic Institute in Worcester, MA.

      Daniel H. Tesfamicael

      Mr. Tesfamicael has been a member of our advisory board sine September 2004. Mr. Tesfamicael has been employed by Schlumberger Oilfield Services since 1998. Mr. Tesfamicael is currently a field service manager working on international assignments in West Africa. Mr. Tesfamicael works in the WCP (Wells Completion and Productivity) division of Schlumberger that specializes in artificial lift solutions for new and mature oil wells. In particular, Mr. Tesfamicael supervises the installation of Electric Submergible Pumps (ESPs). Mr. Tesfamicael has also been recruiting and training new engineers for Schlumberger. Mr. Tesfamicael has been on assignments in the United States, Europe, West Africa and the Middle East. Mr. Tesfamicael holds a Bachelors of Science in Petroleum Engineering from the University of Texas, Austin.

      Term Of Office

      Our Directors are appointed for a period of one year or until such time as their replacements have been elected by our shareholders. The officers of the Company are appointed by our board of directors and hold office until their resignation or removal.

      Audit Committee

      We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We currently have limited working capital and no revenues. Management does not believe that it would be in the best interests at this time to retain independent directors to sit on an audit committee. If we are able to raise sufficient financing in the future, then we will likely seek out and retain independent directors and form an audit committee and other committees.

      Board of Directors

      Our only directors are our two executive officers. We do not pay them for attending board meetings. They are reimbursed, however, for their expenses, if any, for attendance at meetings of the Board of Directors. Our Board of Directors may designate from among its members an executive committee, and one or more other committees but has not done so to date.

      Compliance with Section 16(a) of the Exchange Act Section 16(a) of the Exchange Act, as amended, requires that our directors, executive officers and persons who own more than 10% of a class of our equity securities which are registered under the Exchange Act to file with the Commission initial reports of ownership and reports of changes of ownership of such registered securities.

      To our knowledge, based solely on a review of copies of such reports, no person required to file such a report failed to file a required report with respect to the fiscal year covered by this report, except that Fred B. Zaziski failed to file a Form 4 and filed a Form 5 (which included the required Form 4 disclosures) on a late basis.

      Code of Ethics

      We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics, as amended on April 8, 2005, will be provided to any person requesting same without charge. To request a copy of our Code of Ethics please make written request to our President c/o Falcon Natural Gas Corp. , Westchase Center, 2500 City West Boulevard, Suite 300, Houston, TX 77042.

Executive Compensation

      Summary Compensation Table

      The following table shows, for the years 2005, 2004 and 2003, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other most highly compensated management employees.

                                                                                  Long Term Compensation(2)
                                                                                  ------------------------
                                                                                            Awards
                                                                                    ----------------------
                                  Annual Compensation(1)            Restricted       Securities                 Payments
                         ----------------------------------------      Stock         Underlying               ------------
Name and Principal               Salary      Bonus   Other Annual    Award(s)       Options/SARs     LTIP       All Other
Position                 Year      ($)        ($)    Compensation       ($)             (#)        Payouts    Compensation
----------------------   ----   --------     -----   ------------   ----------      ------------   -------    ------------
Fred B. Zaziski,         2005   $135,000(3)   $  0       $  0       1,000,000(4)           0           0             0
President/CEO and        2004   $ 16,133(5)   $  0       $  0               0              0           0             0
Director                 2003        N/A       N/A        N/A             N/A            N/A         N/A           N/A

Massimiliano Pozzoni,    2005   $ 92,000(6)   $  0       $  0               0              0           0             0
Vice President of        2004   $ 60,000(4)   $  0       $  0               0              0           0             0
Business Development,    2003        N/A       N/A        N/A             N/A            N/A         N/A           N/A
Secretary, Treasurer,
Principal Financial
Officer, Director, and
Former CEO

----------
(1) Does not include prerequisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

(2) There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

(3) Mr. Zaziski received $135,000 of cash compensation during 2005 pursuant to his October 27, 2004 employment agreement, as amended.

(4) Mr. Zaziski received $16,133 of cash compensation during 2004 pursuant to his employment agreement which became effective on October 27, 2004.

(5) Mr. Zaxiski received 1,000,000 shares of our common stock in October, 2005 in consideration of his having completed the initial 12 month term of his employment agreement (see Item 9. Employment Agreements).

(6) Mr. Pozzoni received $92,000 of cash compensation from us during 2005 pursuant to his April 1, 2004 and November 1, 2005 employment agreements (see Item 9. Employment Agreements).

(7) Mr. Pozzoni received $60,000 of cash compensation during 2004 pursuant to his employment agreement which became effective on April 1, 2004.

      Fiscal Years 2003 and 2004

      No salaries were paid during 2003 and 2004 to the prior employees of the Company.

Options/SARs

      No stock appreciation rights or stock options were granted to the named executive officers during the year ended December 31, 2005. We have no stock options or stock appreciation rights outstanding and have never issued any stock options or stock appreciation rights since our inception.

Long Term Incentive Plan Awards

      We made no long-term incentive plan awards to the named executive officers during the fiscal year ended December 31, 2005.

Report on Repricing of Options / SARs

      During the fiscal year ended December 31, 2005 we did not adjust or amend the exercise price of any stock options or SARs owned by the named executive.

                             PRINCIPAL STOCKHOLDERS

      The following table presents certain information regarding the beneficial ownership of all shares of common stock at July 5, 2006 for each executive officer and director of our Company and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 65,862,000 common shares issued and outstanding at July 5, 2006. Also included is beneficial ownership on a fully diluted basis showing all authorized, but unissued, shares of our common stock at July 5, 2006 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

                                                                 COMMON STOCK
                                                              BENEFICIALLY OWNED
                                                             -------------------
NAME AND ADDRESS                                               NUMBER    PERCENT
----------------------------------------------------------   ---------   -------
Massimiliano Pozzoni
Westchase Center
2500 City West Boulevard, Suite 300
Houston, Texas 77042                                         5,000,000    7.59%

Fred B. Zaziski
Westchase Center
2500 City West Boulevard, Suite 300
Houston, Texas 77042                                         1,000,000    1.52%

Anne Jenkins
1179 Lyon Road
North Delta, BC, Canada V4E 2S8                              4,000,000    6.07%

All officers and directors of Falcon (two (2) individuals)   6,000,000    9.10%

Change In Control

      We are unaware of any arrangement or understanding that may, at a subsequent date, result in a change of control of our Company.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      "Bid" and "asked" offers for our common stock are listed on the Over-The-Counter Bulletin Board (the "OTCBB"). The trading symbol for our common stock was "CSRW" and was changed to "FNGC" in connection with the Company's name change that took effect on April 12, 2004. The common stock began trading in November 2003.

      The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported on the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2006                              High Bid   Low Bid
----                              --------   -------
First Quarter                      $0.500     $0.270
Second Quarter (Through July 5)    $0.390     $0.270

2005                              High Bid   Low Bid
----                              --------   -------
First Quarter                      $1.080     $0.430
Second Quarter                     $0.735     $0.445
Third Quarter                      $0.650     $0.450
Fourth Quarter                     $0.560     $0.260

2004                              High Bid   Low Bid
----                              --------   -------
First Quarter                      $1.270     $0.100
Second Quarter (1)                 $2.700     $0.400
Third Quarter                      $2.020     $1.220
Fourth Quarter                     $1.500     $0.630

----------
(1) All quotations after April 11, 2004, reflect a 5-to-1 forward stock split on April 12, 2004.

      As of July 5, 2006, Falcon had approximately 65 shareholders of record of the common stock. The number of holders of the common stock includes nominees of various depository trust accounts for an undeterminable number of individual stockholders.

Dividend Policy

      We have not declared or paid dividends on our common stock in the last two fiscal years. We do not anticipate paying dividends on our common stock in the foreseeable future. We intend to reinvest in our business operations any funds that could be used to pay dividends.

Recent Sales Of Unregistered Securities

      During the past three years, we have issued the following securities without registration under the Securities Act of 1933:

      On May 14, 2004, we issued 20,900,000 shares of common stock to the Falcon shareholders pursuant to the Exchange whereby Falcon became a wholly-owned subsidiary of ours. The Exchange was one-for-one. Falcon had issued an aggregate of 20,000,000 shares as follows: 1) an aggregate of 8,250,000 shares to five individuals for general business consulting services; 2) an aggregate of 8,800,000 shares to four individuals and two entities as finders' fees; and 3) an aggregate of 2,950,000 shares to an individual and an entity for financial consulting services. In accounting for the Exchange, the 20,000,000 shares were valued at $0.001 per share (or an aggregate of $20,000). Falcon had also issued 900,000 shares to Argyle as part of the consideration for the Starr County Property. The 900,000 shares were valued at $0.25 per share (or an aggregate of $225,000). The shares were issued pursuant to the exemption from registration afforded by Rule 506 of Regulation D under the Act.

      On June 14, 2004, we issued 50,000 shares of common stock to an unrelated entity valued at $1.25 per share as part of an investor relations contract. The shares were issued pursuant to the exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      On July 23, 2004, we issued for cash 632,000 shares of common stock to an unrelated entity valued at $1.00 per share, less expenses of $60, for a net of $631,940.The shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer. The shares were also under Regulation S of the Act.

      On August 2, 2004, we issued 2,500,000 shares of common stock to an unrelated entity valued at $1.42 per share for services that the entity provided in putting together the Company's deal with Argyle regarding the Wyandotte Property. The shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      On August 27, 2004, we issued 100,000 shares valued at $1.32 per share to an individual for his participation on the advisory board. The shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      On September 7, 2004, we issued 100,000 shares valued at $1.34 per share to an individual for his participation on the advisory board. The shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      On October 8, 2004, we sold 1,500,000 shares of our common stock to a foreign private investment group for approximately $0.93 per share, which shares were issued on January 3, 2005. We received $1,400,000 less expenses of $12, for a net of $1,399,988. The shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer. The shares were also exempt under Regulation S under the Securities Act.

      On December 8, 2004, we issued 392,000 shares of our common stock to Cornell Capital Partners as a one-time commitment under a now-terminated Standby Distribution Equity Agreement. The shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      On December 8, 2004, we issued 8,000 shares of our common stock to an entity as consideration for services under a now-terminated Standby Distribution Equity Agreement. The shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      Effective December 31, 2005, the Company deposited 24,000,000 shares of the Company's common stock with an escrow agent as security for its performance under the Cornell Capital Partners, LP and Highgate House Funds, Ltd. convertible debentures. The escrow shares are considered issued but not outstanding and are not included in the issued and outstanding balance of common shares at 12/31/05.

      On March 2, 2005, we issued 80,000 shares valued at $0.45 per share to two consultants for geological services. The shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      On April 19, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, which was subsequently amended and restated on June 20, 2005. Pursuant to the amended and restated Securities Purchase Agreement, we issued convertible debentures to Cornell Capital Partners in the original principal amount of $1,000,000.The debentures are convertible at the holder's option any time up to maturity at a fixed conversion price equal to $0.60 (the "Fixed Price"). The debentures are secured by our assets. The debentures, as amended by our March 28, 2006 Forbearance Agreement with Cornell, expire on December 31, 2007 and accrue interest at 5% per year. (See "Loans" under this Item 1.) In connection with this financing, we issued a warrant to Cornell Capital Partners to purchase up to 1,000,000 shares of common stock of the Company. The warrants have an exercise price of $0.60 and expire on April 19, 2007. The debentures and warrants were issued pursuant to an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      In October 2005, we issued 1,000,000 shares of restricted common stock to Fred Zaziski, our president and chief executive officer pursuant to our October 27, 2004 employment agreement with Mr. Zaziski. The shares were issued by us pursuant to the exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      Effective December 31, 2005, the Company deposited 24,000,000 shares of the Company's common stock with an escrow agent as security for its performance under the Cornell Capital Partners, LP and Highgate House Funds, Ltd convertible debentures. The escrow shares are considered issued but not outstanding and are NOT included in the issued and outstanding balance of common shares at December 31, 2005.

      Effective February 3, 2006, we issued an aggregate of 1,396,483 common stock purchase warrants to Source Capital Group, Inc. ("SCGI") and its assignees pursuant to our August 9, 2004 financial advisory agreement with SCGI (the "Agreement"). Each warrant is exercisable during the five year period ending 5:00PM New York Time on February 2, 2011 to purchase one share of our common stock at a price of $0.60 per share, subject to adjustment. The warrants were issued by us pursuant to the exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      On July 15, 2005, we issued a $6,000,000 promissory note to Cornell Capital Partners and Highgate House Funds, Ltd. with respect to an aggregate of $6,000,000 loaned to us by Cornell and Highgate consisting of $4,000,000 from Cornell and $2,000,000 from Highgate. The note bears interest at the rate of 12% per annum. The note was issued by us pursuant to the exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      Effective April 1, 2006, we issued 50,000 shares of our restricted common stock to SCGI pursuant to our March 15, 2006 Supplemental Settlement Agreement with SCGI. The shares were issued by us pursuant to Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      On March 29, 2006, we issued 23,000,000, 5 year common stock purchase warrants to Cornell Capital Partners, each exercisable for the purchase of shares of our common stock with exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share. The warrants were issued pursuant to our March 28, 2006 Forbearance Agreement with Cornell Capital Partners and were issued by us pursuant to the exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      Effective March 29, 2006, we issued 2,500,000 shares of our restricted common stock to Cornell Capital Partners pursuant to Cornell Capital Partners' conversion of an aggregate of $250,000 of the principal amount of our April 19, 2005 debenture with Cornell Capital Partners. The issuance was made in connection with our March 28, 2006 Forbearance Agreement with Cornell Capital Partners and was made pursuant to the exemption from registration afforded by
Section 3(2)(9) of the Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties.

      On March 3, 2004, a shareholder advanced the Company $100 to open the Company's bank account. The funds advanced are unsecured, non-interest bearing, and due on demand.

      During the period ended September 30, 2004, the Company borrowed $3,217 from a related party. The related party note payable is unsecured, due on demand and accrues interest at 10% per annum. The Company repaid this amount in 2004.

      Alan Aitchison received 10,000,000 shares of Common Stock from Mr. Pozzoni as an incentive for Mr. Aitchison to take Mr. Pozzoni's place as the President, Chief Executive Officer, Secretary and Treasurer of the Company for an extended period of time. Mr. Aitchison only served five (5) months. In consideration for the Company accepting Mr. Aitchison's resignation, he returned 9,000,000 shares to the Company for cancellation. Mr. Aitchison currently serves on the Company's Advisory Board, but has not received any separate compensation from the Company for such service.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

      The Company is authorized to issue 200,000,000 shares of Common Stock, $0.00001, of which 65,862,000 shares were issued and outstanding at July 5, 2006. The securities being offered hereby are common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company. Upon liquidation, dissolution, or winding up of the Company, the assets of the Company, after the payment of liabilities, will be distributed pro rata to the holders of the common stock. All outstanding shares of common stock are, and those issued pursuant to the Standby Equity Distribution Agreement, upon conversion of the convertible debentures and upon exercise of the warrants, will be fully paid and non assessable.

Preferred Stock

      The Company is not authorized to issue preferred stock.

Warrants

      On April 19, 2005, the Company issued a warrant to Cornell Capital Partners to purchase up to 1,000,000 shares of common stock of the Company, which was subsequently amended and restated on June 20, 2005, pursuant to the Securities Purchase Agreement of even date. The warrants have an exercise price equal to $0.60 per share and expire on April 19, 2007. The warrant contains certain anti-dilution provisions. Specifically, whenever the Company issues or sells shares of its common stock (other than certain excluded securities, including but limited to, shares of common stock issued pursuant to the Standby Equity Distribution Agreement) for a consideration per share less than the warrant exercise price prior to the issuance, then after such issuance, the warrant exercise price then in effect shall be reduced to an amount equal to such consideration per share. Further, upon such adjustment to the exercise price, the number of shares issuable upon the warrant shall be adjusted to the number of shares determined by multiplying the exercise price in effect prior to such adjustment by the number of shares issuable upon exercise of the warrant immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment. If the Company at any time after the date of issuance of the warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater or lesser number of shares, any warrant exercise price in effect immediately prior to such subdivision will be proportionately reduced or increased, as the case may be, and the number of shares of common stock obtainable upon exercise of the warrant will be proportionately increased or decreased, as the case may be.

      The warrant, as amended, provides Cornell Capital Partners with piggy-back registration rights. In addition, the Company must at all times have authorized and reserved at least 100% of the number of shares of common stock needed to provide for the exercise of the rights then represented by the warrant and the par value of the shares must be at all times less than or equal to the warrant exercise price of $0.60.

Options

      The Company has no issued or outstanding stock options as of July 5, 2006.

Convertible Debentures

      On April 19, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, which was subsequently amended and restated on June 20, 2005. Pursuant to the amended and restated Securities Purchase Agreement, Cornell Capital Partners issued convertible debentures to the Company in the original principal amount of $1,000,000.The debentures are convertible at the holder's option any time up to maturity at a fixed conversion price equal to $0.60 (the "Fixed Price"). The debentures are secured by the assets of the Company. The debentures expire on April 19, 2007 and accrue interest at 5% per year. Principal shall be due and payable in five (5) equal installments, plus accrued interest of each such installment. The installments of principal will be due and payable commencing on the earlier to occur of either (i) the date a registration statement related to the shares issuable upon conversion of the debentures is declared effective by the United States Securities and Exchange Commission or (ii) September 1, 2005. Cornell Capital Partners may elect to convert any portion of the Debenture, in lieu of receiving these cash payments and the Company will be entitled to an off-set against cash payments due.

Promissory Notes

      On July 15, 2005 we issued a $6,000,000 promissory note (the "Note") to Cornell Capital Partners and Highgate House Funds, Ltd with respect to an aggregate of $6,000,000 loaned to us by Cornell and Highgate consisting of $4,000,000 from Cornell and $2,000,000 from Highgate. The Note bore interest at the rate of 12% per annum. Principal and interest due on the note was payable in 23 equal weekly installments, each in the amount of $250,000, and 1 installment of $502,452. 05. The first payment was due the earlier of September 2, 2005 or the first Friday after the date on which our registration statement (the "Registration Statement") on Form SB-2 (File No. 333-124397) was declared effective by the Securities and Exchange Commission and, in all events, was payable in full no later than 24 weeks from September 2, 2005, which is February 10, 2006. The repayment of the Note was not contingent on the Registration Statement being declared effective. If the Note was not paid in full when due, the outstanding principal balance together with all interest due thereon was to be thereafter due and payable with interest thereon at the rate of 24% per annum or the highest rate permitted by applicable law, if lower, until paid. At our option, the Note could be prepaid in whole or in part. Cornell and Highgate (collectively the "Lenders") received a cash fee of 8% or $480,000 and a structuring fee of $10,000 in connection with the loan. Further, Lender's counsel was paid $20,000 in connection with the loan transaction. We received aggregate loan proceeds of $5,490,000.Upon an Event of Default, as described in the Note, the entire principal balance and accrued interest outstanding under the Note, was to become immediately due and payable.

      The Note was secured by the Pledged Shares, as such term was defined in the related Pledge and Escrow Agreement between us, Cornell and Highgate dated July 15, 2005, as well as the Security Agreement entered into by and between us and Cornell on April 19, 2005. The Pledged Shares consisted of an aggregate of 24,000,000 shares of our common stock issued in the name of the Lenders delivered to Kirkpatrick & Lockhart Nicholson Graham LLP, as escrow agent (the "Escrow Agent") on or about July 20, 2005. The Pledged Shares were to be held by the Escrow Agent until payment in full on the Note or termination or expiration of the Pledge and Escrow Agreement. Upon the occurrence of an Event of Default, as defined in the Pledge and Escrow Agent, the Lenders were to become entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares. Upon payment of all amounts due to the Lenders under the Note, the Pledged Shares were to be returned to us by the Escrow Agent for cancellation and all rights of the Lenders in the Pledged Shares shall be terminated. The Lenders were to have no ownership rights in the Pledged Shares absent an Event of Default. Accordingly, the Pledged Shares were not deemed to be outstanding unless and until an Event of Default have occurred.

      We were unable to make any of the installment payments due under the Note, the first of which was to have been made on September 2, 2005. At such time, Cornell and Highgate declined to exercise their right to declare the nonpayment an Event of Default and agreed to restructure our existing obligations to them under the Note and to provide us with additional financing. In connection therewith, on October 17, 2005 we received gross proceeds of $1,000,000 from Highgate, cancelled the Note and replaced it with $7,000,000 of Secured Convertible Debentures dated October 17, 2005 which represented the original $4,000,000 lent to us by Cornell, the original $2,000,000 lent to us by Highgate and an additional $1,000,000 lent to us by Highgate on October 17, 2005. Accordingly, the $7,000,000 of Debentures consisted of a $4,000,000 Debenture issued to Cornell and a $3,000,000 Debenture issued to Highgate. In connection with the additional financing, we paid Highgate a 10% cash fee of $100,000, paid a $10,000 structuring fee, paid $5,485. 73 in legal fees, and paid Highgate and Cornell an aggregate $185,424. 66 representing all interest due on the Note from its July 15, 2005 date of issuance to the October 17, 2005 date of cancellation.

      After making these payments, we retained the net proceeds of $699,089. 61. The Secured Convertible Debentures mature on October 17, 2006 and bear interest at the rate of 12% per annum. Payments of principal and interest are due and payable monthly on the Secured Convertible Debentures commencing January 15, 2006. The Debentures are convertible into shares of our common stock at the option of the holders thereof, in whole or in part, at any time, at a price of $. 60 per share, which may be adjusted pursuant to the terms of the Debentures (the "Conversion Price"). In the event the closing price for our common stock is less than the Conversion Price, we can, at our option, redeem all or a portion of the principal and interest then due on the Debentures at a 20% premium over the amount of principal and interest being redeemed.

      Effective March 28, 2006, we entered into a Forbearance Agreement with Cornell Capital Partners in connection with our defaults under our $1,000,000 April 19, 2005 and $7,000,000 October 17, 2005 debentures with Cornell Capital Partners (singly and collectively the "Debentures"). As at March 28, 2006 we owed Cornell Capital Partners interest of $88,767 and $151,509 under the April 2005 and October 2005 Debentures, respectively. The Forbearance Agreement also takes into account our failure to timely register the common stock underlying the Debentures. Under the Forbearance Agreement, the maturity dates of the April 2005 and October 2005 Debentures have been extended until December 31, 2007. Further, we have no interest or principal payment obligations under the Debentures until April 1, 2007, at which time, and the first business day of each month thereafter until the Debentures are paid in full, we are required to make payments of principal and interest. Each monthly payment will be equal to the outstanding principal balance of the Debentures on the date such payment is due divided by 10, plus accrued and unpaid interest. The Forbearance Agreement further provides that we are required to re-file the Registration Statement for the resale of the shares of common stock underlying (i) the Debentures and (ii) the warrants issued pursuant to the Forbearance Agreement (as described below), on or before May 15, 2006 and to have such Registration Statement declared effective on or before July 31, 2006.

      Pursuant to the Debenture defaults, Cornell Capital Partners is entitled, among other things, to convert the April 19, 2005 Debenture into shares of our common stock at the default rate of $0.10 per share. In connection there and with the Forbearance Agreement, Cornell Capital Partners has converted $250,000 of the principal amount of the April 2005 Debenture into 2,500,000 shares of our common stock. In consideration of the Forbearance Agreement, we have also issued an aggregate of 23,000,000 common stock purchase warrants dated March 29, 2006 to Cornell Capital Partners, each exercisable for a period of five years commencing from March 29, 2006 for the purchase of one share of our common stock. The warrants provide that the holder cannot exercise the warrants to the extent such exercise would cause the holder and its affiliates to own more than 4.99% of our outstanding common shares, except within 60 days of the warrant expiration date. The restriction may be waived by the holder upon not less than 65 days prior notice to us. The warrants have exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share and contain cashless exercise provisions. The number of warrants and applicable exercise prices thereon are as follows:

      o     3,000,000 warrants - $0.30

      o     3,000,000 warrants - $0.35

      o     3,000,000 warrants - $0.40

      o     3,000,000 warrants - $0.50

      o     3,000,000 warrants - $0.60

      o     3,000,000 warrants - $0.70

      o     5,000,000 warrants - $0.80

Dividends

      As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

      Falcon's transfer agent is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

Reports To Shareholders

      We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

Indemnification Of Directors And Executive Officers And Limitation On Liability

      Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      There are no anti-takeover provisions in our Articles of Incorporation that may have the affect of delaying or preventing a change in control.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to the Company. A description of each selling shareholder's relationship to Falcon and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                             Percentage of                                   Percentage of
                                                          Outstanding Shares                              Outstanding Shares
                                  Shares Beneficially     Beneficially Owned   Shares to be Sold in the   Beneficially Owned
Selling Stockholder            Owned Before Offering(1)   Before Offering(2)           Offering             After Offering
-------------------            ------------------------   ------------------   ------------------------   -------------------
Cornell Capital Partners, LP         3,460,000(2)                4.99%              101,500,000(3)                  0%
                                     ---------                   ----               -----------                   ---
Total                                3,460,000                   4.99%              101,500,000                     0%
                                     =========                   ====               ===========                   ===

----------
*     Less than 1%.

(1) Applicable percentage of ownership is based on 65,862,000 of common stock outstanding as of July 5, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of July 5, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 5, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of 3,460,000 shares of common stock underlying convertible debentures and 1,000,000 shares of common stock underlying warrants.

(3) Includes 77,500,000 shares of common stock underlying convertible debentures and 24,000,000 shares of common stock underlying warrants.

      The following information contains a description of the selling shareholder's relationship to Falcon and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with the Company, except as follows:

Shares Acquired In Financing Transactions With Falcon

      Cornell Capital Partners, LP. Cornell Capital Partners is a holder of fixed convertible debentures and warrants. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Falcon. Those transactions are explained below:

      Pursuant to a Securities Purchase Agreement entered into on November 19, 2004, Cornell purchased $1,000,000 of convertible debentures, which was disbursed as follows: (i) $500,000 on November 22, 2004 and (ii) the remaining $500,000 on January 27, 2005. The debentures were convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures were secured by our assets. The debentures had a two-year term and accrued interest at 5% per year. Cornell Capital Partners received 10% of the gross proceeds of the convertible debentures. Source Capital received 10% of the first $500,000 disbursement and warrants and 10% of the second $500,000 disbursement and warrants.

      On April 19, 2005, we and Cornell Capital Partners terminated the Securities Purchase Agreement entered into on November 19, 2004, and the related Convertible Debentures, Security Agreement, Escrow Agreement, Investor Registration Rights Agreement and Irrevocable Transfer Agent Instructions of even date therewith were terminated.

      Upon execution of the Termination Agreement, we entered into a new Securities Purchase Agreement with Cornell Capital Partners on April 19, 2005, which was subsequently amended and restated on June 20, 2005. Pursuant to the amended and restated Securities Purchase Agreement, we issued convertible debentures to Cornell Capital Partners in the original principal amount of $1,000,000.We subsequently defaulted on convertible debentures which have a default conversion price of $0.10 per share. In connection without March 28, 2006 Forbearance Agreement with Cornell discussed in greater detail in Item 1 under the subheading "Loans", in April 2005 Cornell converted $250,000 of the debenture and received 2,500,000 shares of our common stock.

      On April 19, 2005, in connection with the Termination Agreement and the execution of the new Securities Purchase Agreement, we issued a warrant to Cornell Capital Partners to purchase 1,000,000 shares of our common stock, which was subsequently amended and restated on June 20, 2005. The warrants have an exercise price equal to $0.60 per share and expire on April 19, 2007. The warrant contains certain anti-dilution provisions. Specifically, whenever we issue or sell shares of our common stock (other than certain excluded securities, including but limited to, shares of common stock issued pursuant to the Standby Equity Distribution Agreement) for a consideration per share less than the warrant exercise price prior to the issuance, then after such issuance, the warrant exercise price then in effect shall be reduced to an amount equal to such consideration per share. Further, upon such adjustment to the exercise price, the number of shares issuable upon the warrant shall be adjusted to the number of shares determined by multiplying the exercise price in effect prior to such adjustment by the number of shares issuable upon exercise of the warrant immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment. If we at any time after the date of issuance of the warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of our outstanding shares of common stock into a greater or lesser number of shares, any warrant exercise price in effect immediately prior to such subdivision will be proportionately reduced or increased, as the case may be, and the number of shares of common stock obtainable upon exercise of the warrant will be proportionately increased or decreased, as the case may be.

      The warrant, as amended, provides Cornell Capital Partners with piggy-back registration rights. In addition, we must at all times have authorized and reserved at least 100% of the number of shares of common stock needed to provide for the exercise of the rights then represented by the warrant and the par value of the shares must be at all times less than or equal to the warrant exercise price of $0.60.

      On July 15, 2005 we issued a $6,000,000 promissory note (the "Note") to Cornell Capital Partners and Highgate House Funds, Ltd with respect to an aggregate of $6,000,000 loaned to us by Cornell and Highgate consisting of $4,000,000 from Cornell and $2,000,000 from Highgate. The Note bore interest at the rate of 12% per annum. Principal and interest due on the note was payable in 23 equal weekly installments, each in the amount of $250,000, and 1 installment of $502,452. 05. The first payment was due the earlier of September 2, 2005 or the first Friday after the date on which our registration statement (the "Registration Statement") on Form SB-2 (File No. 333-124397) was declared effective by the Securities and Exchange Commission and, in all events, was payable in full no later than 24 weeks from September 2, 2005, which was February 10, 2006. The repayment of the Note was not contingent on the Registration Statement being declared effective. If the Note was not paid in full when due, the outstanding principal balance together with all interest due thereon was to be thereafter due and payable with interest thereon at the rate of 24% per annum or the highest rate permitted by applicable law, if lower, until paid. At our option, the Note could be prepaid in whole or in part. Cornell and Highgate (collectively the "Lenders") received a cash fee of 8% or $480,000 and a structuring fee of $10,000 in connection with the loan. Further, Lender's counsel was paid $20,000 in connection with the loan transaction. We received aggregate loan proceeds of $5,490,000.Upon an Event of Default, as described in the Note, the entire principal balance and accrued interest outstanding under the Note, was to become immediately due and payable.

      The Note was secured by the Pledged Shares, as such term was defined in the related Pledge and Escrow Agreement between us, Cornell and Highgate dated July 15, 2005, as well as the Security Agreement entered into by and between us and Cornell on April 19, 2005. The Pledged Shares consisted of an aggregate of 24,000,000 shares of our common stock issued in the name of the Lenders delivered to Kirkpatrick & Lockhart Nicholson Graham LLP, as escrow agent (the "Escrow Agent") on or about July 20, 2005. The Pledged Shares were to be held by the Escrow Agent until payment in full on the Note or termination or expiration of the Pledge and Escrow Agreement. Upon the occurrence of an Event of Default, as defined in the Pledge and Escrow Agent, the Lenders were to become entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares. Upon payment of all amounts due to the Lenders under the Note, the Pledged Shares were to be returned to us by the Escrow Agent for cancellation and all rights of the Lenders in the Pledged Shares shall was to be terminated. The Lenders were to have no ownership rights in the Pledged Shares absent an Event of Default.

      Accordingly, the Pledged Shares were not deemed to be outstanding unless and until an Event of Default have occurred. We were unable to make any of the installment payments due under the Note, the first of which was to have been made on September 2, 2005. At such time, Cornell and Highgate declined to exercise their right to declare the nonpayment an Event of Default and agreed to restructure our existing obligations to them under the Note and to provide us with additional financing. In connection therewith, on October 17, 2005 we received gross proceeds of $1,000,000 from Highgate, cancelled the Note and replaced it with $7,000,000 of Secured Convertible Debentures dated October 17, 2005 which represented the original $4,000,000 lent to us by Cornell, the original $2,000,000 lent to us by Highgate and an additional $1,000,000 lent to us by Highgate on October 17, 2005. Accordingly, the $7,000,000 of Debentures consisted of a $4,000,000 Debenture issued to Cornell and a $3,000,000 Debenture issued to Highgate. Highgate subsequently assigned its rights under the Note to Cornell. In connection with the additional financing, we paid Highgate a 10% cash fee of $100,000, paid a $10,000 structuring fee, paid $5,485.73 in legal fees, and paid Highgate and Cornell an aggregate $185,424.66 representing all interest due on the Note from its July 15, 2005 date of issuance to the October 17, 2005 date of cancellation. After making these payments, we retained the net proceeds of $699,089.61.

      The Secured Convertible Debentures were to mature on October 17, 2006 and bear interest at the rate of 12% per annum. Payments of principal and interest were due and payable monthly on the Secured Convertible Debentures commencing January 15, 2006. The Debentures are convertible into shares of our common stock at the option of the holders thereof, in whole or in part, at any time, at a price of $. 60 per share, which may be adjusted pursuant to the terms of the Debentures (the "Conversion Price"). The Debentures have a default exercise price of $0.0948 per share. In the event the closing price for our common stock is less than the Conversion Price, we can, at our option, redeem all or a portion of the principal and interest then due on the Debentures at a 20% premium over the amount of principal and interest being redeemed.

      Effective March 28, 2006 we entered into a Forbearance Agreement (the "Forbearance Agreement") with Cornell Capital Partners, LP ("Cornell") in connection with our defaults under our $1,000,000 April 19, 2005 and $7,000,000 October 17, 2005 debentures with Cornell (singly and collectively the "Debentures"). As at March 28, 2006 we owed Cornell interest of $88,767 and $151,509 under the April 2005 and October 2005 Debentures, respectively. The Forbearance Agreement also takes into account our failure to timely register the common stock underlying the Debentures. Under the Forbearance Agreement, the maturity dates of the April 2005 and October 2005 Debentures have been extended until December 31, 2007. Further, we have no interest or principal payment obligations under the Debentures until April 1, 2007, at which time, and the first business day of each month thereafter until the Debentures are paid in full, we are required to make payments of principal and interest. Each monthly payment will be equal to the outstanding principal balance of the Debentures on the date such payment is due divided by 10, plus accrued and unpaid interest. The Forbearance Agreement further provides that we are required to re-file the Registration Statement for the resale of the shares of common stock underlying
(i) the Debentures and (ii) the warrants issued pursuant to the Forbearance Agreement (as described below), on or before May 15, 2006 and to have such Registration Statement declared effective on or before July 31, 2006.

      Pursuant to the Debenture defaults, Cornell is entitled, among other things, to convert the April 19, 2005 Debenture into shares of our common stock at the default rate of $0.10 per share. In connection there and with the Forbearance Agreement, Cornell has converted $250,000 of the principal amount of the April 2005 Debenture into 2,500,000 shares of our common stock. In consideration of the Forbearance Agreement, we have also issued an aggregate of 23,000,000 common stock purchase warrants dated March 29, 2006 to Cornell, each exercisable for a period of five years commencing from March 29, 2006 for the purchase of one share of our common stock. The warrants provide that the holder cannot exercise the warrants to the extent such exercise would cause the holder and its affiliates to own more than 4.99% of our outstanding common shares, except within 60 days of the warrant expiration date. The restriction may be waived by the holder upon not less than 65 days prior notice to us. The warrants have exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share and contain cashless exercise provisions. The number of warrants and applicable exercise prices thereon are as follows:

      o     3,000,000 warrants - $0.30

      o     3,000,000 warrants - $0.35

      o     3,000,000 warrants - $0.40

      o     3,000,000 warrants - $0.50

      o     3,000,000 warrants - $0.60

      o     3,000,000 warrants - $0.70

      o     5,000,000 warrants - $0.80

      On April 19, 2005, the Company issued a warrant to Cornell Capital Partners to purchase up to 1,000,000 shares of common stock of the Company, which was subsequently amended and restated on June 20, 2005, pursuant to the amended and restated Securities Purchase Agreement. The warrants have an exercise price of $0.60, which could be subsequently adjusted, and expire on April 19, 2007. We are registering 1,000,000 shares of common stock under this prospectus under this warrant.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Falcon expects the selling stockholders to pay these expenses. We estimate that the expenses of the offering to be borne by us will be approximately $85,000.The offering expenses consist of: a SEC registration fee of $3,350, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $14,150.We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the exercise of warrants, which underlying shares of common stock are being registered in the accompanying registration statement.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                     EXPERTS

      The audited financial statements included in this prospectus and elsewhere in the registration statement as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from March 1, 2004 (inception) through December 31, 2005 have been audited Williams & Webster, P.S. The reports of Williams &Webster, P.S. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Williams Webster, P.S. contained elsewhere in this prospectus contain an explanatory paragraph regarding its ability to continue as a going concern.

      R.A. Lenser & Associates, Inc. , an independent petroleum engineering and geologist consultant, performed an independent technical review of our proved reserves and future reserve as of December 31, 2005, in certain oil and gas properties, and are referenced in the registration statement in reliance on the authority of the firm as experts in oil and gas industry appraisals.

                                  LEGAL MATTERS

      The validity of the shares offered herein will be opined on for us by Burton, Bartlett & Glogovac.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Registered Public Accounting Firm                      F-1

Consolidated Balance Sheet (December 31, 2005)                               F-2

Consolidated Statement of Operations (March 1, 2004 (Inception) to
  December 31, 2005)                                                         F-3

Consolidated Statement of Stockholders' Equity (March 1, 2004 (Inception)
  to December 31, 2005)                                                      F-4

Consolidated Statement of Cash Flows (March 1, 2004 (Inception) to
  December 31, 2005)                                                         F-5

Notes to Financial Statements                                                F-6

Consolidated Balance Sheets as at March 31, 2006 (unaudited) and
  December 31, 2005                                                         F-21

Consolidated  Statements of Operations for the Three Months Ended
  March 31, 2006 (unaudited) and March 31, 2005 (unaudited)  and for the
  Period From  Inception  (March 31, 2004) to March 31, 2006                F-22

Consolidated Statements of Stockholders' Equity (Deficit) (unaudited)       F-23

Consolidated Statement of Cash Flows for the Three Months Ended March 31,
2006 (unaudited) and March 31, 2005 (unaudited) and for the Period From
Inception (March 2004) to March 31, 2006                                    F-24

Notes to Consolidated Financial Statements (unaudited)                      F-25

Board of Directors
Falcon Natural Gas Corp.
Houston, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Falcon Natural Gas Corp. (an exploration stage company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from March 1, 2004 (inception) through December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Falcon Natural Gas Corp. as of December 31, 2005 and 2004 and the results of its operations, stockholders' equity (deficit), and cash flows for the years then ended and for the period from March 1, 2004 (inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recorded significant losses from operations, has insufficient revenues to support operational cash flows and has a working capital deficit which together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the financial statements, certain errors resulting in an understatement of net loss previously reported as of December 31, 2004, were discovered by management of the Company during the current year. Accordingly, the 2004 financial statements have been restated to correct the errors.


/s/ Williams & Webster, P.S.
-------------------------------------
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
April 28, 2006

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                           CONSOLIDATED BALANCE SHEETS

                                                                    December 31,
                                                      December 31,      2004
                                                          2005       (Restated)
                                                      ------------  ------------
                       ASSETS

CURRENT ASSETS
   Cash and cash equivalents                          $ 3,832,998   $   162,227
   Accounts receivable                                         --         2,000
                                                      -----------   -----------
      Total Current Assets                              3,832,998       164,227
                                                      -----------   -----------
PROPERTY & EQUIPMENT
   Equipment, net of depreciation                           2,654         3,470
   Software, net of depreciation                            9,904            --
                                                      -----------   -----------
      Total Property & Equipment                           12,558         3,470
                                                      -----------   -----------
OTHER ASSETS
   Proved oil & gas properties                          1,755,370            --
   Unproved oil & gas properties                          867,965     1,582,541
   Prepaid expenses                                            --        50,000
   Rent deposit                                             1,243         1,243
                                                      -----------   -----------
      Total Other Assets                                2,624,578     1,633,784
                                                      -----------   -----------
TOTAL ASSETS                                          $ 6,470,134   $ 1,801,481
                                                      ===========   ===========
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                   $ 1,121,878   $    39,958
   Accrued liabilities                                         --         6,959
   Advance from shareholder                                    --           100
   Note payable - related party                                --         3,216
   Note payable                                                --       140,000
   Convertible debt, net of discount                    5,709,221            --
   Derivative on convertible debt                         116,667            --
   Interest payable                                       209,029         4,854
                                                      -----------   -----------
      Total Current Liabilities                         7,156,795       195,087
                                                      -----------   -----------
LONG-TERM LIABILITIES
   Convertible debt, net of discount                      693,878       114,153
   Derivative on convertible debt                          16,667       370,968
                                                      -----------   -----------
      Total Long-Term Liabilities                         710,545       485,121
                                                      -----------   -----------
            COMMITMENTS AND CONTINGENCIES                      --            --
                                                      -----------   -----------
STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $0.00001 par value; 200,000,000
      shares authorized, 63,262,000 and 62,182,000
      shares issued and outstanding                           632           621
   Additional paid-in capital                           7,167,419     6,651,430
   Stock warrants                                          98,960            --
   Deficit accumulated during exploration stage        (8,664,217)   (5,530,778)
                                                      -----------   -----------
      Total Stockholders' Equity (Deficit)             (1,397,206)    1,121,273
                                                      -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)  $ 6,470,134   $ 1,801,481
                                                      ===========   ===========

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 From March 1,
                                             Year Ended               2004
                                     --------------------------   (Inception)
                                                   December 31,        to
                                     December 31,      2004      December 31,
                                         2005       (Restated)        2005
                                     ------------  ------------  -------------
REVENUES                             $         --  $        --    $       --
                                     ------------  ------------  -------------
GENERAL AND ADMINISTRATIVE EXPENSES
   Depreciation and amortization            6,484          618          7,102
   Investor relations                     204,126      115,750        319,876
   Advisory services                      213,498    3,833,790      4,047,288
   Lease exploration                      724,777      571,504      1,296,281
   Lease expense                          165,170           --        165,170
   Internet/webhosting                      1,016       20,227         21,243
   Officers & directors fees              718,436      136,977        855,413
   Office and general expenses             64,521       15,937         80,458
   Professional fees                      266,344      135,386        401,730
   Travel and entertainment                47,484       22,779         70,263
   Rent and related expenses               32,382       23,746         56,128
                                     ------------  -----------    -----------
      Total Expenses                    2,444,238    4,876,714      7,320,952
                                     ------------  -----------    -----------
LOSS FROM OPERATIONS                   (2,444,238)  (4,876,714)    (7,320,952)
                                     ------------  -----------    -----------
OTHER INCOME (EXPENSES)
   Other income                                --          500            500
   Financing fees                      (1,337,305)    (387,957)    (1,725,262)
   Interest expense                      (533,416)    (129,854)      (663,270)
   Interest income                         61,783          520         62,303
   Gain (loss) on derivatives           1,116,421     (137,273)       979,148
   Forgiveness of debt                      3,316           --          3,316
                                     ------------  -----------    -----------
      Total Other Income (Expenses)      (689,201)    (654,064)    (1,343,265)
                                     ------------  -----------    -----------
LOSS BEFORE INCOME TAXES               (3,133,439)  (5,530,778)    (8,664,217)
PROVISION FOR TAXES                            --           --             --
                                     ------------  -----------    -----------
NET LOSS                             $ (3,133,439) $(5,530,778)   $(8,664,217)
                                     ============  ===========    ===========
NET LOSS PER COMMON SHARE, BASIC
   AND DILUTED                       $      (0.05) $     (0.09)
                                     ------------  -----------
WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING, BASIC AND
   DILUTED                             62,248,667   60,286,557
                                     ============  ===========

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                          Deficit
                                          Common Stock                                  Accumulated       Total
                                      -------------------    Additional                    During     Stockholders'
                                       Number of              Paid-in        Stock      Exploration       Equity
                                        Shares     Amount     Capital       Warrants       Stage        (Deficit)
                                      ----------   ------   -----------   -----------   -----------   -------------
Stock issued for $0.001 per share
  for services on March 1, 2004       20,000,000   $ 200    $    19,800   $        --   $        --    $    20,000
Shares issued for acquisition of
  leases at $0.25 per share              900,000       9        224,991            --            --        225,000
Reverse merger acquisition and
  recapitalization                    45,000,000     450         (4,671)           --            --         (4,221)
Shares issued  for cash at $1.00
  per share net of expenses of $60       632,000       6        631,934            --            --        631,940
Shares issued for cash at
  approximately $0.93 per share
  net of expenses of $12               1,500,000      15      1,399,973            --            --      1,399,988
Shares issued for services at $1.25
  per share                               50,000      --         62,500            --            --         62,500
Shares issued for services at $1.42
  per share                            2,500,000      25      3,549,975            --            --      3,550,000
Shares issued for services at $1.34
  per share                              100,000       1        133,999            --            --        134,000
Shares issued for services at $1.32
  per share                              100,000       1        131,999            --            --        132,000
Rescission of shares from officer
  received at merger                  (9,000,000)    (90)           934            --            --            844
Shares issued for financing costs
  and charges related to services
  provided                               400,000       4        499,996            --            --        500,000
Net loss for period ending
  December 31, 2004                           --      --             --            --    (5,530,778)    (5,530,778)
                                      ----------   -----    -----------   -----------   -----------    -----------
BALANCE, December 31, 2004
  (Restated)                          62,182,000     621      6,651,430    (5,530,778)    1,121,273
Shares issued for services at $0.45
  per share                               80,000       1         35,999            --            --         36,000
Warrants issued                               --      --             --        98,960            --         98,960
Shares issued for officer fees at
  $0.48 per share                      1,000,000      10        479,990            --            --        480,000
Net loss for year ending
  December 31, 2005                           --      --             --            --    (3,133,439)    (3,133,439)
                                      ----------   -----    -----------   -----------   -----------    -----------
BALANCE, December 31, 2005            63,262,000   $ 632    $ 7,167,419   $    98,960   $(8,664,217)    (1,397,206)
                                      ==========   =====    ===========   ===========   ===========    ===========

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Year Ended                       From
                                                      -------------------------------------     March 1, 2004
                                                                          December 31, 2004     (Inception) to
                                                      December 31, 2005       (Restated)      December 31, 2005
                                                      -----------------   -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                               $(3,133,439)        $(5,530,778)        $(8,664,217)
  Adjustments to reconcile net loss to net cash
    (used) by operating activities:
  Depreciation and amortization                                6,484                 618               7,102
  Amortization of debt discounts                             541,143              18,478             559,621
  Common stock issued for services                           516,000           3,899,332           4,415,332
  Common stock and warrant issued for financing
    costs and charges                                         98,960             500,000             598,960
  Loss (gain) on derivatives                              (1,116,421)            137,274            (979,147)
  Forgiveness of debt                                         (3,216)                 --              (3,216)
  Changes in assets and liabilities:
    Decrease (increase) in accounts receivable                 2,000              (2,000)                 --
    Decrease (increase) in prepaid expenses                   50,000             (50,000)                 --
    Increase (decrease) in accounts payable                1,081,920              33,056           1,114,976
    Increase (decrease) in accrued liabilities               (6,959)               6,959                  --
    Increase (decrease) in interest payable                  204,175               4,854             209,029
    Increase (decrease) in advance from shareholder             (100)                100                  --
                                                         -----------         -----------         -----------
      Net cash used by operating activities               (1,759,453)           (982,107)         (2,741,560)
                                                         -----------         -----------         -----------
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Purchase of equipment                                      (15,572)             (4,088)            (19,660)
  Oil and gas lease                                       (1,040,794)         (1,357,541)         (2,398,335)
  Decrease (increase) in rent deposit                             --              (1,243)             (1,243)
  Cash received through recapitalization and
    acquisition                                                   --               2,681               2,681
                                                         -----------         -----------         -----------
    Net cash used by investing activities                 (1,056,366)         (1,360,191)         (2,416,557)
                                                         -----------         -----------         -----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from notes payable                                     --             140,000             140,000
  Payment on notes payable                                  (140,000)                 --            (140,000)
  Net proceeds from convertible debt                       6,626,590             332,597           6,959,187
  Issuance of common stock for cash                               --           2,031,928           2,031,928
  Net cash provided by financing activities                6,486,590           2,504,525           8,991,115
  Net increase (decrease) in cash and cash
    equivalents                                            3,670,771             162,227           3,832,998
  Cash and cash equivalents beginning of period              162,227                  --                  --
                                                         -----------         -----------         -----------
  Cash and cash equivalents end of period                $ 3,832,998         $   162,227         $ 3,832,998
                                                         ===========         ===========         ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income taxes paid                                      $        --         $        --         $        --
                                                         ===========         ===========         ===========
  Interest paid                                          $   533,416         $   129,854         $   663,270
                                                         ===========         ===========         ===========
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
  Shares issued for lease acquisition                    $        --         $   225,000         $   225,000

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Falcon Natural Gas Corporation was incorporated on March 1, 2004. On April 16, 2004, Countryside Review, Inc. entered into a reverse merger transaction agreement with Falcon Natural Gas Corporation, which transaction was completed on May 6, 2004. In contemplation of this transaction and a change in business focus, Countryside Review, Inc. changed its name to Falcon Natural Gas Corp. ("the Company") effective April 12, 2004. As a result of this transaction, Falcon Natural Gas Corporation became a wholly-owned subsidiary. The Company's operations are conducted through this wholly-owned subsidiary. The Company's year-end is December 31.

The Company is in the exploration stage as a natural gas exploration company and, as such, has not realized any revenues from its planned operations. The Company's principal office is located in Houston, Texas.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U. S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable

The Company carries its accounts receivable at net realizable value. No allowance for doubtful accounts was considered necessary at December 31, 2005 and 2004.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations. In May 2005, the Financial Accounting Standards Board issued Statement of Financial accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that Exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement had no impact on the financial statements of the Company at December 31, 2005 and 2004. In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has not yet determined the impact to its financial statements from the adoption of this statement.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments (or short-term debt) with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in two commercial accounts at a major financial institution. Although the financial institution is considered creditworthy, at December 31, 2005 and 2004 the Company's cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $3,729,963 and $62,227, respectively.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has determined that derivatives existed because of features of convertible debt as of the balance sheet dates of December 31, 2005 and 2004. (See Note 6.)

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Although there were common stock equivalents outstanding December 31, 2005, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Exploration Costs

In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred. As of December 31, 2005, and 2004, the exploration costs expensed during the Company's exploration stage have been approximately $724,777, and $571,504, respectively.

Exploration Stage Activities

The Company has been in the exploration stage since its formation on March 1, 2004. It is primarily engaged in natural gas exploration.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, accounts payable and accrued expenses and short-term borrowings. All instruments other than the derivative on the convertible debt are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2005 and 2004.

Going Concern

As shown in the accompanying financial statements, the Company has generated no revenues since inception. From inception through December 31, 2005, the Company has recorded recurring losses exceeding $8,600,000 and had no revenues. The Company, being an exploration stage enterprise, is currently implementing a revised business plan that will, if successful, mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121, "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. The Company does not believe any adjustments are needed to the carrying value of its assets at December 31, 2005, and 2004.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On the sale or retirement of a complete unit of a proven property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proven property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any unrecorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is three years.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset. (See Note 9.)

Stock Split

In April, 2004, the Company entered into a 5 for 1 forward stock split. The number of shares of the registrant company outstanding at the time of the adoption of the 5 for 1 forward stock split was 9,000,000 shares which were restated to 45,000,000 shares. All references in the accompanying financial statements have been restated to reflect this stock split. (See Note 3.)

NOTE 3 - SHARE EXCHANGE

On May 6, 2004, the Company, Falcon Natural Gas Corporation (the "Corporation") and shareholders of the Corporation completed a share exchange whereby the Corporation became a wholly owned subsidiary of Falcon Natural Gas Corp. when the Company issued 20,000,000 shares of its common stock to the Corporation's shareholders in exchange for services received. The Company computed the number of shares issued in this transaction based on the par value of the Corporation's common stock on the date of issuance and recognized an expense of $20,000 for services. In addition, 900,000 shares of common stock valued at $0.25 per share, or $225,000, were issued in partial payment of an oil and gas lease. Pursuant to the share exchange, the Company issued 20,900,000 shares of its common stock in exchange for 20,900,000 shares of common stock, which represented 100% of the Corporation's issued and outstanding common stock. This acquisition was accounted for as a reverse merger and recapitalization whereby the operating company, Falcon Natural Gas Corporation, is the continuing entity for all accounting purposes.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SHARE EXCHANGE (continued)

The recapitalization of the Company required the following accounting adjustment in order to properly reflect the accumulated deficit in the financial statements:

                                                             Additional
                                        Number of              Paid-in       Deficit     Shareholders'
                                         Shares     Amount     Capital    Accumulation       Equity
                                       ----------   ------   ----------   ------------   -------------
Prior to recapitalization              45,000,000    $450     $  99,550     $(104,221)      $(4,221)
Recapitalization adjustment to close
  deficit accumulated                          --      --      (104,221)      104,221            --
                                       ==========    ====     =========     =========       =======
Total                                  45,000,000    $450     $  (4,671)    $      --       $(4,221)
                                       ==========    ====     =========     =========       =======

The net liabilities assumed consisted of the following items:

Cash and cash equivalents       $ 2,681
Less: Accounts payable           (3,686)
Accounts payable shareholders    (3,216)
                                -------
Net liabilities assumed         $(4,221)
                                =======

The following transactions involved the majority shareholder of the Company prior to the share exchange with Falcon Natural Gas Corporation:

On March 22, 2004, an investor acquired an aggregate of 20,000,000 shares of common stock of Countryside Review, Inc. in exchange for $500,000 pursuant to three stock purchase agreements with three shareholders. On March 23, 2004, the investor returned 5,000,000 shares of common stock to Countryside Review, Inc. , which shares were subsequently cancelled, returned to treasury, and then retired and restored to the status of authorized and unissued. As a result of these transactions, control of Countryside Review, Inc. shifted to the investor who owned 15,000,000 shares of the common stock of Countryside Review, Inc. prior to the share exchange agreement with Falcon Natural Gas Corporation.

Effective April 12, 2004, Countryside Review, Inc. changed its name to Falcon Natural Gas Corp. and authorized a 5 to1 forward stock split of the originally issued and outstanding Countryside Review Inc. shares. All references in the accompanying financial statements and notes to the common shares and per share amounts have been restated to reflect the forward stock split. The Company also reauthorized two hundred million (200,000,000) shares of common stock with a par value of $0.00001 per share.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CONVERTIBLE DEBT

In November, 2004 and January, 2005, the Company entered into loan agreements with Cornell Capital Partners, LP ("the Investor") in which the Company received a $1,000,000 loan less related expenses of $300,190, which has been allocated as discount on debt and will be amortized over a two year period. The convertible securities are guaranteed by the assets of the Company. The convertible debt instrument underlying this loan agreement will automatically convert into common stock at either 120% of the closing bid price by the second anniversary date of issuance or 80% of the average of the three lowest daily volume weighted average price of the common stock for the 30 trading days immediately preceding the conversion date. This feature was deemed a liability derivative with $233,695 being the initial value of the November, 2004 debenture under this agreement and $295,454 as the initial value of the January, 2005 debenture. Under the agreement, the Company is required to keep available common stock duly authorized for issuance in satisfaction of the convertible. The conversion amount will be the face amount of the convertible plus interest at the rate of 5% per annum from the closing date of November, 2004 and January, 2005 to the conversion date, which is the date on which the Company receives a notice of conversion from the investor exercising the right to convert the convertible into common shares of the Company. The convertible debt will automatically convert into common stock on the second anniversary date of issuance. The terms of the debt do not require regular monthly payments. Interest is accrued at 5%.

On April 19, 2005, the Company and Cornell terminated the securities purchase agreement entered into November 19, 2004, and the related convertible debt agreements in the amount of $1,000,000, the security agreement, escrow agreement, investor registration rights agreement and irrevocable transfer agent instruction. On April 19, 2005, the Company entered into new securities purchase agreement with Cornell. Pursuant to the new securities purchase agreement, Cornell issued a convertible debenture to the Company in the principal amount of $1,000,000.On June 20, 2005, the April 19, 2005 secured debenture was amended and restated. The amended and restated $1,000,000 debenture is convertible at Cornell's option any time up to maturity at a fixed conversion price of $0.60.

The debenture is secured by the assets of the Company. The debenture has a two year term and accrues interest at 5% per year. After the earlier to occur of a) the date a registration statement related to the shares issuable upon conversion of the debentures is declared effective by the United States Securities and Exchange commission or b) September 1, 2005, if the closing bid price of the Company's common stock is less than $0.60 per share, Cornell, at its sole option, can elect cash repayment of the debentures by requiring the Company to make 5 payments of $200,000 each month from September 1, 2005 to January 1, 2006 plus accrued interest of each such installment. If there is an event of default pursuant to any of the documents and/or agreements, including this debenture, the conversion price shall be $0.10 per share. During the year ended December 31, 2005 and 2004, the Company recognized embedded derivatives in the convertible debentures. (See Note 6.) Effective January 1, 2006, the Company was in default under the $1,000,000 loan and entered into a forbearance agreement as a negotiated settlement with Cornell Capital Partners, LP and Highgate House Funds, LLP. (See Note 14.)

On April 19, 2005, the Company issued a 1,000,000 stock purchase warrant to Cornell Capital Partners, LP as a financing fee. On June 20, 2005 the April, 2005 stock purchase warrant was amended and restated. Following EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settle in, a Company's Own Stock," and SFAS No. 133, the Company has recognized an embedded equity derivative in the warrant. For accounting and fair value purposes, the equity derivative will be accounted for as a stock option, following SFAS No. 123(R) for valuation purposes. (See Note 12.)

On October 17, 2005, the Company entered into secured convertible debentures with Cornell Capital Partners, LP and Highgate House Funds, LLP ("the Investors") in which the Company received a $7,000,000 loan less related expenses of $406,742 of which $185,424 was retained by the investors as interest accrued on the $6,000,000 promissory note (See Note 5.) The expenses will be allocated as discount on debt and will be amortized over the term of the note.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CONVERTIBLE DEBT (continued)

The debentures are due on October 17, 2006 and accrue interest at a rate of 12% interest. The debentures shall be paid by monthly scheduled payments beginning January 19, 2006 until maturity and paid in full. The debentures shall be convertible into shares of common tock at the option of the investors, in whole or in part at any time and from time to time. The number of common shares issuable upon conversion equals the quotient obtained by dividing the outstanding amount of these debentures to be converted by the conversion price of $0.60 per share and may be adjusted in the event of default. During the year ended December 31, 2005, the Company recognized embedded derivatives in the convertible debentures. (See Note 6.) Effective January 19, 2006, the Company was in default under the $1,000,000 loan and entered into a forbearance agreement as a negotiated settlement with Cornell Capital Partners, LP and Highgate House Funds, LLP. (See Note 14.)

Standby Equity Distribution Agreement In November, 2004, the Company entered into a standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to this agreement, Cornell will purchase up to $10,000,000 of the Company's common stock through a placement agent over a two-year period after the effective registration of the shares. In addition, the Company issued 400,000 shares of its common stock to Cornell and the placement agent upon the inception of the standby equity distribution agreement. The $500,000 value of these shares was based on the fair market value of the shares on the date of the contract and is recognized as a period expense due to the fact that the 400,000 shares have been deemed to be fully earned as of the date of the agreement.

On April 19, 2005, the Company entered into an agreement with Cornell Capital Partners, LP to terminate the standby equity distribution agreement, dated November 19, 2004, and the related registration rights agreement, placement agent agreement and escrow agreement, of same date. On April 19, 2005, upon execution of the termination agreement, the Company entered into a new standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell").

Pursuant to the standby equity distribution agreement, the Company may, at its discretion, periodically sell to Cornell shares of common shares for a total purchase price of $20,000,000.For each share of common stock purchased under the standby equity distribution agreement, Cornell will pay the Company 100% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the over-the-counter bulletin board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Cornell will also retain 5% of each advance under the standby equity distribution agreement. Cornell's obligation to purchase shares of the Company's common stock under the standby equity distribution agreement is subject to the Company's obtaining an effective registration statement for shares of common stock sold under the standby equity distribution agreement and is limited to $750,000 per weekly advance.

NOTE 5 - LOAN AGREEMENTS

The Company borrowed $140,000 from Blue Mint Exploration on November 24, 2004. The loan, which was unsecured, with interest at 12% per annum, was paid in full as of December 31, 2005.

On July 15, 2005, the Company entered into a promissory note with Cornell Capital Partners, LP and Highgate House Funds, LLP ("the Investors") in which the Company received a $6,000,000 loan less related expenses of $1,382,727, which will be allocated as discount on debt and will be amortized over the term of the note. This note is due on February 10, 2006 and accrues interest at a rate of 12% interest. The note shall be payable in 23 equal weekly installments of an aggregate of $250,000, plus interest accrued, and one installment of $505,452, plus interest accrued, of which the first payment is due on the earlier of September 2, 2005, or the first Friday after such date as the Company's registration statement is declared effective. The Company made no payments on the promissory note and on October 17, 2005, the promissory note was superseded by a $7,000,000 secured debenture in which the Company entered into with Cornell Capital Partners, LP and Highgate House Funds, LLP. (See Note 4.)

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - DERIVATIVES

Derivatives have been accounted for in accordance with SFAS 133, as amended, and EITF No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

The Company has identified that the debentures described in Notes 4 and 5 have embedded derivatives. These embedded derivatives have been bifurcated from their respective host debt contracts and accounted for as derivative liabilities in accordance with EITF 00-19. When multiple derivatives exist within the loan agreements, they have been bundled together as a single hybrid compound instrument in accordance with SFAS No. 133, Derivatives Implementation Group Implementation Issue No. B-15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument".

The embedded derivatives within the loan agreements have been recorded at fair value at the date of issuance and are marked-to-market each reporting period with changes in fair value recorded on the Company's income statement as gain
(loss) on derivatives.

The fair value of the derivative liabilities are subject to the changes in the trading value of the Company's common stock, as well as other factors. As a result, the Company's financial statements may fluctuate from quarter-to-quarter based on factors, such as the price of the Company's stock at the balance sheet date and the amount of shares converted by note holders. Consequently, the Company's financial position and results of operations may vary from quarter-to-quarter based on conditions other than its operating revenues and expenses.

The initial fair value of the derivative embedded in the November, 2004 $500,000 convertible debenture was $233,695 and at December 31, 2004, the embedded derivative was revalued to its fair value of $370,968. The initial fair value of the derivative embedded in the January, 2005 $500,000 convertible debenture was $295,454. Each of the $500,000 debentures were subsequently superseded by the April, 2005 $1,000,000 debenture, and the initial fair value of the derivative embedded in the $1,000,000 convertible debenture was $166,667 and the initial fair value of the derivative embedded in the $7,000,000 convertible debenture was $583,333. At December 31, 2005, the embedded derivatives were revalued to their fair value of $16,667 for the $1,000,000 convertible debenture and $116,667 for the $7,000,000 convertible debentures. Any change to the fair value of the derivatives is recognized on the income statement and recorded as gain/(loss) on derivatives. At December 31, 2005, the Company recognized a decrease in the fair value of the derivatives of $1,116,421. At December 31, 2004, the Company recognized an increase in the fair value of the derivatives of $137,273.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over five years. The following is a summary of property, equipment and accumulated depreciation at December 31, 2005 and 2004:

                                  December 31,
                                ----------------
                                  2005     2004
                                -------   ------
Software                        $15,000   $   --
Office Equipment                  4,660    4,088
                                -------   ------
Total Assets                     19,660    4,088
Less Accumulated Depreciation    (7,102)    (618)
                                -------   ------
                                $12,558   $3,470
                                =======   ======

Depreciation expense for the period ending December 31, 2005 and 2004 were $6,484 and $618, respectively.

NOTE 8 - OIL AND GAS LEASES

On March 25, 2004, the Company paid cash and issued stock for oil and gas leases. The leases, assigned from Argyle Energy Corp (hereinafter "Argyle"), entitle the Company to a 100% working interest and 70% net revenue interest in 5 tracts of land in Starr County, Texas.

On August 2, 2004, the Company contracted with Argyle Energy, Inc. ("Argyle") for various oil, gas and mineral leases located in St. Mary Parish, Louisiana. Under the contract, the Company received a 100% working interest in these leases in exchange for two cash payments to Argyle of $404,235 and $454,235 paid in 2004.

During the year ended December 31, 2005, the Company entered signed nonbinding letters of intent ("LOI") with Blue Ridge Group, Inc ("BRG") and Bayou City Exploration ("BCE") to purchase working interest in one of BRG's and five of BCE's oil and gas prospects. According to the LOI with BRG, Falcon will purchase 12.5% of the working interest of Prospect 107 located in Beauregard Parish, Louisiana and pay 16.67% of all well costs to casing point on the initial well drilled on the prospect. Additionally, Falcon agrees to pay 16.67% of all G&G costs, third party prospect fees, land brokerage costs, lease bonus, and all other similar costs associated with the prospect. Under the terms of the LOI with BCE, Falcon will purchase 12.5% of the working interest for the Live Oak County Prospects, which include Jaboncillo Windmill Prospect, Leopard Branch Prospect, and Frost National Bank Deep Prospect. Additionally, Falcon agrees to pay 16.67% of all well costs to casing point on the initial well drilled on each prospect and 16.67% of all G&G costs, third party prospect fees, land brokerage costs, lease bonus and all similar costs associated with the project. Under the trade terms for BCE's Jeff David Parish Prospects, including Gemini Prospect and Zodiac II Prospect, Falcon agrees to purchase 25% of the working interest from BCE. Also, Falcon agrees to pay 33.33% of all well costs to casing point on the initial well drilled on each prospect and its proportionate share of all G&G costs, third party prospect fees, land brokerage costs, lease bonus, and all other similar costs associated with the prospect.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INCOME TAXES

The following is a reconciliation of income tax computed:

                                           December 31, 2005   December 31, 2004
                                           -----------------   -----------------
Net loss per books                            $(3,133,000)        $(5,530,000)
  Nondeductible expenses                            2,000               1,800
  Depreciation                                         --              (5,000)
  Unrealized derivative gain                   (1,116,000)                 --
  Exploration expenses                            725,000           4,324,000
                                              -----------         -----------
    Net tax loss                               (3,522,000)         (1,209,200)
  Statutory federal tax rate                        34.00%              34.00%
                                              -----------         -----------
Federal income tax benefit                    $(1,197,000)        $  (411,000)
                                              ===========         ===========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Deferred Taxes

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating losses and tax credit carryforwards.

The significant components of net deferred income tax assets are:

                                           December 31, 2005   December 31, 2004
                                           -----------------   -----------------
Federal net operating loss carryforward       $ 1,608,000          $   411,000
Deferred tax assets (liabilities)               1,713,000            1,467,000
                                              -----------          -----------
Deferred tax assets before valuation            3,321,000            1,878,000
Valuation allowance                           $(3,321,000)         $(1,878,000)
                                              -----------          -----------

The change in the valuation allowance for the year ended December 31, 2005 was $1,443,000.


Statement of Financial Accounting Standards No. 109 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is "more likely than not." Realization of the future tax benefits is dependent on the Company's ability to generate sufficient taxable income within the carryforward period. Because of the Company's history of operating losses, management has provided a valuation allowance equal to its net deferred tax assets.

During 2004, the Company completed a reverse merger acquisition, which would be regarded as a control change under the Internal Revenue Code (IRC). Under IRC
Section 382, a control change will limit the utilization of the net operating losses. The Company has not determined the effects of any limitations on the value of net operating losses or any tax credits outstanding prior to the control change. In addition, any future control change may further limit the extent to which the net operating loss carryforwards can be used to offset future taxable income.

At December 31, 2005, the Company had net operating loss carryforwards of approximately $1,608,000 to reduce United States federal taxable income in future years. These carryforwards will begin to expire in 2019.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS AND CONTINGENCIES

On June 14, 2004, the Company entered into a contract for one year from the date of the contract for investor relations services. The terms of the contract include a retainer of $5,000 per month plus any out-of-pocket expenses, and 50,000 restricted shares in the Company's common stock.

On August 2, 2004, the Company entered into a business consultant agreement. The consultant will be paid $15,000 for work performed in accordance with the agreement. In addition, the Company agrees to pay the consultant 7. 5% in cash and 10% in warrants for any financing monies raised. As of December 31, 2005 and 2004, no financing monies had been raised by the consultant and $15,000 was paid for services performed.

On August 9, 2004, the Company entered into an agreement for financial advisory services. The terms of the agreement include compensation of 10% cash and 10% warrants on all monies raised by the financial advisory company and payment of a retainer in the amount of $5,000.The agreement states a termination date of January 1, 2005 but includes automatic extension until notice is provided by either party. As of December 31, 2004, the financial advisory company was instrumental in the raising of funds related to Cornell Capital Partners LP and new terms related to the agreement dated August 9, 2004 were renegotiated. Under the new terms of the agreement, the Company paid a retainer in the amount of $5,000 in addition to a fixed one time payment of $35,000 and accrued an additional $10,000 for fees. The Company valued the warrants at $22,609 and this amount was estimated using Black Scholes calculation and the following assumptions were made to value the warrants for the period ending December 31, 2004: estimated risk free interest rate of 4%; estimated volatility of 48%; a term of two years; no payment of dividends. As of December 31, 2005, the Company paid an additional $75,000 in fees and accrued an additional $675,000 for fees.

The Company valued the warrants at $341,041 and this amount was estimated using Black Scholes calculation and the following assumptions were made to value the warrants for the period ending December 31, 2005: estimated risk free interest rate of 4%; estimated volatility of 48%; a term of two years; no payment of dividends. All accrued fees and warrants have been recorded as accounts payable, and as of December 31, 2005, none of the warrants earned in the year 2004 or 2005 have been issued.

On November 24, 2004, the Company entered into a loan agreement with Blue Mint Exploration in the amount of $140,000 for a term of six months terminating May 25, 2005 and an interest rate of 12% per annum to be paid at the maturity of the loan agreement. (See Note 5.) This note was paid in full.

Standby Equity Distribution Agreement On November 19, 2004, the Company entered into a standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to this agreement, Cornell was to purchase up to $10,000,000 of the Company's common stock through a placement agent over a two-year period after the effective registration of the shares. On April 19, 2005, the Company entered into an agreement with Cornell Capital Partners, LP to terminate the standby equity distribution agreement, dated November 19, 2004, and the related registration rights agreement, placement agent agreement and escrow agreement, of same date.

On April 19, 2005, upon execution of the termination agreement, the Company entered into a new standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell".) Pursuant to the standby equity distribution agreement, the Company may, at its discretion, periodically sell to Cornell shares of common shares for a total purchase price of $20,000,000.(See Note 4.)

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS

A shareholder advanced the Company $100 to open the Company's bank account. The funds advanced are unsecured, non-interest bearing, and due on demand. As of December 31, 2005, the shareholder has elected to forgive the debt.

NOTE 12 - COMMON STOCK

During the year ended December 31, 2005, the Company deposited 24,000,000 shares of the Company's common stock with an escrow agent as security for its performance under the Cornell Capital Partners, LP and Highgate House Funds, Ltd convertible debentures. The escrow shares are considered issued but not outstanding and are not included in the issued and outstanding balance of common shares for the period ended.

On October 28, 2005, the Company issued 1,000,000 shares valued at $0.48 per share to the president of the Company pursuant to an executive employment agreement, in which the executive shall receive 1,000,000 shares at the end of each 12 month period in which he is employed by the Company, with an overall limitation of 5,000,000 shares.

On March 2, 2005, the Company issued 80,000 shares valued at $0.45 per share to two consultants for geological services.

During the period ended December 31, 2004, the Company issued 20,000,000 shares valued at $0.001 per share for services received at the founding of the Company.

During the period ended December 31, 2004, the Company issued 900,000 shares of common stock in partial payment of an oil and gas lease. The shares were valued at $0.25 per share, or $225,000.

During the period ended December 31, 2004, the Company issued for cash 632,000 shares of common stock at $1.00 per share, less expenses of $60, for a net of $631,940.

On October 8, 2004, the Company entered into a subscription agreement to issue 1,500,000 shares at the purchase price of approximately $0.93 per share. The Company received $1,400,000 less expenses of $12, for a net of $1,399,988.

In October, 2004, an officer of the Company resigned from his position as CEO and rescinded 9,000,000 shares that he held. The rescinded shares were valued at par because they were part of the recapitalization of the Company's shares.

In October, 2004, the Company issued 392,000 shares to Cornell Capital and 8,000 to the placement agent related to the standby equity distribution agreement valued at fair market value of $1.25 per share. (See Note 4.)

On September 7, 2004, the Company issued 100,000 shares valued at $1.34 per share to an independent consultant for advisory services.

On August 27, 2004, the Company issued 100,000 shares valued at $1.32 per share to an independent consultant for advisory services.

On August 2, 2004, the Company issued 2,500,000 shares valued at $1.42 per share for services as part of the Argyle Energy, Inc. lease contract.

On June 14, 2004, the Company issued 50,000 restricted shares valued at $1.25 per share as part of an investor relations contract. (See Note 10.)

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - COMMON STOCK (continued)

In April, 2004, the Company entered into a 5 for 1 forward stock split. The number of shares of the registrant company outstanding at the time of the adoption of the 5 for 1 forward stock split was 9,000,000 shares which were restated to 45,000,000 shares. (See Note 3.)

Warrants On April 19, 2004, the Company issued 1,000,000 warrants to Cornell Capital Partners, LP enabling the holder to purchase 1,000,000 shares of common stock at an exercise price of $0.60 for a term of 2 years. These warrants are recorded on the balance sheet at $98,960.During the years ended December 31, 2005 and 2004, the Company issued 1,396,483 warrants to Source Capital Group, Inc. enabling the holder to purchase 1,396,483 shares of common stock at an exercise price equal to the price of the common stock subject to adjustment for a term of 5 years.

For the years ending December 31, 2005 and 2004, these warrants were classified as accounts payable on the balance sheet in the amount of $363,750 and $22,609, respectively. The amounts were estimated using Black Scholes calculation and the following assumptions were made to value the warrants for the period ending December 31, 2005 and 2004: estimated risk free interest rate of 4%; estimated volatility of 48%; a term of two years; no payment of dividends.

                                               Number of   Weighted Average
                                                Warrants    Remaining Life     Exercise Price
                                               ---------   ----------------   ----------------
Outstanding and Exercisable- Cornell Capital   1,000,000         1.33                    $0.60
Outstanding and Exercisable- Source Capital    1,396,483         4.33         See terms above.

NOTE 13 - CORRECTION OF AN ERROR

Subsequent to the issuance of the original financial statements for the year ended December 31, 2004, management discovered that certain accounting positions and information were not correct.

On August 9, 2004, the Company entered into an agreement with Source Capital Group, Inc. to provide up to $10,000,000 equity financing for the Company in exchange for 10% cash and 10% warrants. Management determined that this transaction had not been properly recorded and that the effect of the restatement had the effect of understating the net loss for the year ended by $131,752 and the understatement of accounts payable of $32,609 and understatement of discount on debt of $32,609. The initial fair value of the derivative embedded in the November, 2004 $500,000 convertible debenture should have been $233,695 and the Company would have recognized a loss of $137,273 on the derivative as of December 31, 2004. The restatement also resulted in other changes which are listed in the accompanying chart.

On November 19, 2004, the Company entered into a convertible debenture with Cornell Capital Partners, LP to provide debt financing. Management determined that this transaction contained embedded derivatives and had the effect of overstating the net loss for the period by $112,043 and overstatement of discount on debt by $12,957 and understatement of derivative on convertible debt by $370,968.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - CORRECTION OF AN ERROR (continued)

As of December 31, 2004, management determined that the above transactions had the total effect of understating net loss for the period by $19,709.

                                           December 31, 2004
                                   ---------------------------------
                                   Originally Reported     Restated
                                   -------------------   -----------
Financial Position:
  Discount on debt                     $  (126,979)      $  (385,847)

  Derivative on convertible debt       $        --       $   370,968
  Accounts payable                     $     7,349       $    39,958
  Accumulated deficit                  $(5,511,069)      $(5,530,778)
Results of operations:
  Other income (expenses)              $  (628,834)      $  (648,543)
  Net loss                             $(5,511,069)      $(5,530,778)
Net loss per share                     $     (0.09)      $     (0.09)

NOTE 14 - SUBSEQUENT EVENTS

Effective February 3, 2006, the Company issued an aggregate of 2,000,000 common stock purchase warrants to Source Capital Group, Inc. ("SCGI") and its assignees pursuant to the August 9, 2004 financial advisory agreement with SCGI (the "Agreement"). Each warrant is exercisable during the five year period ending February 2, 2011 to purchase one share of our common stock at a price of $0.60 per share, subject to adjustment. Under the Agreement, the Company is obligated to pay fees to SCGI on monies raised during the engagement period, excluding overseas capital. Pursuant to the Agreement, the Company is obligated to pay SCGI a 10% cash and 10% warrant fee with respect to the $7,000,000 and $1,000,000 in financing provided to us by Cornell Capital Partners, LP and Highgate House Funds, Ltd. during the period November, 2004 through October, 2005 (the "Financings"). The Company agreed with SCGI that a total of 1,166,660 warrants were issuable to SCGI with regard to the 10% warrant issuance obligation under the Financings. The Company further agreed with SCGI to issue an additional 833,334 warrants to SCGI in partial satisfaction of the 10% cash obligation under the Financings giving rise to an obligation to issue an aggregate of 2,000,000 warrants. The Company paid SCGI $40,000 in cash in December, 2005 and has a remaining cash obligation to SCGI of $360,000 with respect to the Financings. In connection with the foregoing, the Company entered into a settlement agreement with SCGI dated as of February 3, 2006. The Company is presently negotiating a payment plan with SCGI with regard to the outstanding cash balance.

Falcon Natural Gas Corp has obligated itself with WhitMar Exploration Company and their partners to drill and develop the Deweyville Prospect, located 25 miles northeast of Beaumont, Texas, and situated in the down-dip section of the Yegua Trend. Falcon Natural Gas Corp. has purchased 16% of the working interest in this prospect. Falcon also has agreed to pay 16.00% of all well costs and G&G costs, third party prospect fees, land brokerage costs, lease bonus and all other similar costs of the prospect.

Falcon Natural Gas Corp with Edwin S. Nichols Exploration, Inc. plans to develop the Hollins Prospect located along the Eastern Shelf in northwestern Nolan County, Texas that will target the Canyon Sand over 1,480 acres of leasehold position and should ultimately result in the drilling of 20 to 25 wells. The total cost to develop a 20-well field is estimated to be approximately $14 million. Falcon Natural Gas Corp. has purchased 75% of the working interest (55.80% of the net revenue interest). Falcon also has obligated itself to pay its proportionate share of all G&G costs, third party prospect fees, land brokerage costs, lease bonus and all other similar costs of the prospect as per the agreement with Edwin S. Nichols Exploration, Inc.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (continued)

Effective March 28, 2006, the Company entered into a forbearance agreement (the "Forbearance Agreement") with Cornell Capital Partners, LP ("Cornell") in connection with its defaults under the $1,000,000 April 19, 2005 and $7,000,000 October 17, 2005 debentures with Cornell ("Debentures"). As at March 28, 2006, the Company owed Cornell interest of $88,767 and $151,509 under the April, 2005 and October, 2005 debentures, respectively. Under the Forbearance Agreement, the maturity dates of the April, 2005 and October, 2005 debentures have been extended until December 31, 2007. On April 1, 2007, and the first business day of each month thereafter until the debentures are paid in full, the Company is required to make payments of principal and interest. Each monthly payment will be equal to the outstanding principal balance of the debentures on the date such payment is due divided by 10, plus accrued and unpaid interest. The Forbearance Agreement further provides that the Company is required to re-file the Registration Statement for the resale of the shares of common stock underlying
(i) the Debentures and (ii) the warrants issued pursuant to the Forbearance Agreement on or before May 15, 2006 and to have such Registration Statement declared effective on or before July 31, 2006.

Pursuant to the debenture defaults, Cornell is entitled, among other things, to convert the April 19, 2005 debenture into shares of the Company's common stock at the default rate of $0.10 per share. In connection with the Forbearance Agreement, Cornell has converted $250,000 of the principal amount of the April, 2005 debenture into 2,500,000 shares of our common stock.

In consideration of the Forbearance Agreement, the Company has also issued 250,000 common shares and an aggregate of 23,000,000 common stock purchase warrants dated March 29, 2006 to Cornell, each exercisable for a period of five years commencing March 29, 2006 for the purchase of one share of common stock.

The warrants provide that the holder cannot exercise the warrants to the extent such exercise would cause the holder and its affiliates to own more than 4.99% of our outstanding common shares, except within 60 days of the warrant expiration date. The restriction may be waived by the holder upon not less than 65 days prior notice to us. The warrants have exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share and contain cashless exercise provisions.

Effective May 5, 2006, the Company withdrew its Registration Statement on Form SB-2 File No. 333-124397. The Registration Statement was originally filed with the Securities and Exchange Commission on April 28, 2005. No securities have been sold pursuant to the Registration Statement and all activities in respect of the offering have been discontinued.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                           CONSOLIDATED BALANCE SHEET

                                                       March 31,
                                                         2006       December 31,
                                                      (Unaudited)       2005
                                                     ------------   ------------
ASSETS
  CURRENT ASSETS
    Cash and cash equivalents                        $  1,671,635   $ 3,832,998
    Accounts receivable                                        --            --
                                                     ------------   -----------
      Total Current Assets                              1,671,635     3,832,998
                                                     ------------   -----------
  PROPERTY & EQUIPMENT
    Equipment, net of depreciation                          2,449         2,654
    Software, net of depreciation                           8,927         9,904
                                                     ------------   -----------
      Total Property & Equipment                           11,376        12,558
                                                     ------------   -----------
  OTHER ASSETS
    Proved oil & gas properties                         1,794,004     1,755,370
    Unproved oil & gas properties                       2,344,007       867,965
    Prepaid expenses                                        2,920            --
    Rent deposit                                            1,243         1,243
                                                     ------------   -----------
      Total Other Assets                                4,142,174     2,624,578
                                                     ------------   -----------
      TOTAL ASSETS                                   $  5,825,185   $ 6,470,134
                                                     ============   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
    Accounts payable                                 $    872,882   $ 1,121,878
    Convertible debt, net of discount                   5,955,405     5,709,221
    Derivative on convertible debt                        350,000       116,667
    Interest payable                                      428,483       209,029
                                                     ------------   -----------
      Total Current Liabilities                         7,606,770     7,156,795
                                                     ------------   -----------
  LONG-TERM LIABILITIES
    Convertible debt                                      567,683       693,878
    Derivative on convertible debt                         87,500        16,667
                                                     ------------   -----------
      Total Long-Term Liabilities                         655,183       710,545
  COMMITMENTS AND CONTINGENCIES                                --            --
                                                     ------------   -----------
  STOCKHOLDERS' EQUITY
    Common stock, $0.00001 par value; 200,000,000
      shares authorized, 65,762,000 and
      63,262,000 shares issued and outstanding                657           632
    Additional paid-in capital                          8,171,561     7,167,419
    Additional paid-in capital - warrants               5,567,710        98,960
    Deficit accumulated during exploration stage      (16,176,696)   (8,664,217)
                                                     ------------   -----------
      Total Stockholders' Equity                       (2,436,768)   (1,397,206)
                                                     ------------   -----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  5,825,185   $ 6,470,134
                                                     ============   ===========

  The accompanying condensed notes are an integral part of these consolidated financial statements

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  From March 1,
                                         Three months ending           2004
                                      -------------------------   (Inception) to
                                       March 31,     March 31,       March 31,
                                          2006          2005           2006
                                      (Unaudited)   (Unaudited)     (Unaudited)
                                      -----------   -----------   --------------
REVENUES                              $        --   $        --    $         --
                                      -----------   -----------    ------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Depreciation and amortization             1,182           918           8,284
  Investor relations                       12,391        56,866         332,267
  Advisory services                        93,943       115,854       4,141,231
  Lease exploration                       178,145        18,302       1,474,426
  Lease expense                           710,418            --         875,588
  Internet/webhosting                       2,765           558          24,008
  Officers & directors fees                61,500        69,936         916,913
  Office and general expenses               5,300        36,389          85,758
  Professional fees                        42,035        46,426         443,765
  Travel and entertainment                  6,634        15,948          76,897
  Rent and related expenses                 8,215         6,083          64,343
                                      -----------   -----------    ------------
    Total Expenses                      1,122,528       367,280       8,443,480
                                      -----------   -----------    ------------
LOSS FROM OPERATIONS                   (1,122,528)     (367,280)     (8,443,480)
                                      -----------   -----------    ------------
OTHER INCOME (EXPENSES)
  Other expenses                           (4,450)           --          (4,450)
  Other income                                 --            --             500
  Financing fees                       (5,881,241)      (21,232)     (7,606,503)
  Interest expense                       (219,452)     (125,778)       (882,722)
  Interest income                          23,525            88          85,828
  Gain (loss) on derivatives             (308,333)           --         670,815
  Forgiveness of debt                          --            --           3,316
                                      -----------   -----------    ------------
    Total Other Income (Expenses)      (6,389,951)     (146,922)     (7,733,216)
                                      -----------   -----------    ------------
LOSS BEFORE INCOME TAXES               (7,512,479)     (514,202)    (16,176,696)

PROVISION FOR TAXES                            --            --              --

NET LOSS                              $ 7,512,479)  $  (514,202)   $(16,176,696)
                                      ===========   ===========    ============
NET LOSS PER COMMON SHARE, BASIC
  AND DILUTED                         $     (0.12)  $     (0.01)
                                      ===========   ===========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING, BASIC AND
  DILUTED                              64,095,333    60,286,557
                                      ===========   ===========

  The accompanying condensed notes are an integral part of these consolidated financial statements

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                  CONSOLIDATED STATEMENT OF STOCKHOLDES' EQUITY

                                                     Common Stock
                                                  -------------------
                                                   Number of              Additional
                                                    Shares     Amount   Paid-in Capital
                                                  ----------   ------   ---------------
Stock issued for $0.001 per share for services
  on March 1, 2004                                20,000,000    $200      $   19,800
Shares issued for acquisition of leases at
  $0.25 per share                                    900,000       9         224,991
Reverse merger acquisition and recapitalization   45,000,000     450          (4,671)
Shares issued  for cash at $1.00 per share net
  of expenses of $60                                 632,000       6         631,934
Shares issued for cash at approximately $0.93
  per share net of expenses of $12                 1,500,000      15       1,399,973
Shares issued for services at $1.25 per share         50,000      --          62,500
Shares issued for services at $1.42 per share      2,500,000      25       3,549,975
Shares issued for services at $1.34 per share        100,000       1         133,999
Shares issued for services at $1.32 per share        100,000       1         131,999
Rescission of shares from officer received at
  merger                                          (9,000,000)    (90)            934
Shares issued for financing costs and charges
  related to services provided                       400,000       4         499,996
Net loss for period ending December 31, 2004              --      --              --
                                                  ----------    ----      ----------
BALANCE, December 31, 2004                        62,182,000     621       6,651,430
Shares issued for services at $0.45 per share         80,000       1          35,999
Warrrants issued Shares issued for officer
  fees at $0.48 per share                          1,000,000      10         479,990
Net loss for period ending December 31, 2005              --      --              --
                                                  ----------    ----      ----------
BALANCE, December 31, 2005                        63,262,000     632       7,167,419
Shares issued for convertible debt at $0.10
  per share                                        2,500,000      25       1,004,142
Warrants issued related to Source Capital
  agreement                                               --      --              --
Warrants issued in settlement of the
  forbearance agreement                                   --      --              --
Net loss for period ending March 31, 2006                 --      --              --
                                                  ----------    ----      ----------
BALANCE, March 31, 2006 (unaudited)               65,762,000    $657      $8,171,561
                                                  ==========    ====      ==========

                                                                                   Deficit
                                                                                 Accumulated
                                                                                   During          Total
                                                                                 Exploration   Stockholders'
                                                                    Warrants        Stage          Equity
                                                                   ----------   ------------   -------------
Stock issued for $0.001 per share for services on March 1, 2004    $       --   $         --    $    20,000
Shares issued for acquisition of leases at $0.25 per share                 --             --        225,000
Reverse merger acquisition and recapitalization                            --             --         (4,221)
Shares issued  for cash at $1.00 per share net of expenses of $60          --             --        631,940
                                                                                                         --
Shares issued for cash at approximately $0.93 per share net of
  expenses of $12                                                          --             --      1,399,988
                                                                                                         --
Shares issued for services at $1.25 per share                              --             --         62,500
Shares issued for services at $1.42 per share                              --             --      3,550,000
Shares issued for services at $1.34 per share                              --             --        134,000
Shares issued for services at $1.32 per share                              --             --        132,000
Rescission of shares from officer received at merger                       --             --            844
Shares issued for financing costs and charges related to services
  provided                                                                 --             --        500,000
                                                                                                         --
Net loss for period ending December 31, 2004                               --     (5,530,778)    (5,530,778)
                                                                   ----------   ------------    -----------
BALANCE, December 31, 2004                                                 --     (5,530,778)     1,121,273
Shares issued for services at $0.45 per share                              --             --         36,000

Warrrants issued                                                       98,960         98,960         98,960

Shares issued for officer fees at $0.48 per share                          --        480,000

Net loss for period ending December 31, 2005                               --     (3,133,439)     3,133,439
                                                                   ----------   ------------    -----------

BALANCE, December 31, 2005                                             98,960     (8,664,217)    (1,397,206)
Shares issued for convertible debt at $0.10 per share                      --             --      1,004,167
Warrants issued related to Source Capital agreement                   688,750             --        688,750
Warrants issued in settlement of the forbearance agreement          4,780,000             --      4,780,000
Net loss for period ending March 31, 2006                                  --     (7,512,479)    (7,512,479)
                                                                   ----------   ------------    -----------
BALANCE, March 31, 2006 (unaudited)                                $5,567,710   $(16,176,696)   $(2,436,768)
                                                                   ==========   ============    ===========

   The accompanying condensed notes are an integral part of these consolidated financial statements

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
                       CONSOLIDATED STATEMENT OF CASHFLOWS

                                                                                         From March 1,
                                                               Three months ending            2004
                                                            -------------------------   (Inception) to
                                                             March 31,     March 31,       March 31,
                                                                2006          2005            2006
                                                            (Unaudited)   (Unaudited)     (Unaudited)
                                                            -----------   -----------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $(7,512,479)   $(514,202)    $(16,176,696)
  Adjustments to reconcile net loss to net cash (used) by
    operating activities:
    Depreciation and amortization                                 1,182          918            8,284
    Amortization of debt discount                               560,747           --        1,120,368
    Common stock issued for services                                 --       36,000        4,415,332
    Common stock and warrant issued for financing costs       5,530,000                     6,128,960
    Loss (gain) on derivative                                   308,333                     (670,814)
    Forgiveness of debt                                              --       (3,216)
    Interest expense for beneficial conversion feature               --      111,111               --
    Changes in assets and liabilities:
      Decrease (increase) in accounts receivable                     --       (6,537)              --
      Decrease (increase) in prepaid expenses                    (2,920)       5,398          (2,920)
      Increase (decrease) in accounts payable                   248,996       29,963        1,363,972
      Increase (decrease) in accrued liabilities                     --           14               --
      Increase (decrease) in interest payable                   219,454       14,666          428,483
                                                            -----------    ---------     ------------
        Net cash used by operating activities                  (646,687)    (322,669)      (3,388,247)
                                                            -----------    ---------     ------------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Purchase of equipment                                              --      (15,000)         (19,660)
  Additions to oil and gas properties                        (1,514,676)     (87,392)      (3,913,011)
  Decrease (increase) in rent deposit                                --           --           (1,243)
  Cash received through recapitalization and acquisition             --           --            2,681
                                                            -----------    ---------     ------------
    Net cash used by investing activities                    (1,514,676)    (102,392)      (3,931,233)
                                                            -----------    ---------     ------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from notes payable                                                     --          140,000
  Payment on notes payable                                     (140,000)
  Proceeds from convertible debt                                     --      427,186        6,959,187
  Issuance of common stock for cash                                  --           --        2,031,928
                                                            -----------    ---------     ------------
    Net cash provided by financing activities                        --      427,186        8,991,115
                                                            -----------    ---------     ------------
  Net increase (decrease) in cash and cash equivalents       (2,161,363)       2,125       (1,671,635)
  Cash and cash equivalents beginning of period               3,832,998      162,227               --
                                                            -----------    ---------     ------------
  Cash and cash equivalents end of period                   $ 1,671,635    $ 164,352     $ (1,671,635)
                                                            ===========    =========     ============

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income taxes paid                                         $        --    $      --     $         --
                                                            ===========    =========     ============
  Interest paid                                             $        --    $      --     $         --
                                                            ===========    =========     ============

                                                                                         From March 1,
                                                               Three months ending            2004
                                                            -------------------------   (Inception) to
                                                             March 31,     March 31,       March 31,
                                                                2006          2005            2006
                                                            (Unaudited)   (Unaudited)     (Unaudited)
                                                            -----------   -----------   --------------
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
  Common stock issued for services                            $     --      $ 36,000      $3,899,332
  Interest expense for beneficial conversion feature          $     --      $111,111      $  236,111
  Common stock issued for financing costs and charges         $     --      $     --      $  500,000
  Warrants issued for accounts payable                        $688,750      $     --      $  688,750
  Common stock issued for convertible debt                    $250,000      $     --      $  250,000

   The accompanying condensed notes are an integral part of these consolidated financial statements

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
              Condensed Notes to Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Falcon Natural Gas Corporation was incorporated on March 1, 2004. On April 16, 2004, Countryside Review, Inc. entered into a reverse merger transaction agreement with Falcon Natural Gas Corporation, which transaction was completed on May 6, 2004. In contemplation of this transaction and a change in business focus, Countryside Review, Inc. changed its name to Falcon Natural Gas Corp. ("the Company") effective April 12, 2004. As a result of this transaction, Falcon Natural Gas Corporation became a wholly-owned subsidiary. The Company's operations are conducted through this wholly-owned subsidiary. The Company's year-end is December 31.

The Company is in the exploration stage as a natural gas exploration company and, as such, has not realized any revenues from its planned operations. The Company's principal office is located in Houston, Texas.

Basis of Presentation

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2005. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. Operating results for the period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U. S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable

The Company carries its accounts receivable at cost.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. The Company has not yet determined the impact to its financial statements from the adoption of this statement.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
      Condensed Notes to Consolidated Financial Statements March 31, 2006

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments (or short-term debt) with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in two commercial accounts at a major financial institution. Although the financial institution is considered creditworthy, at March 31, 2006 the Company's cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $1,571,635.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has determined that derivatives existed because of features of convertible debt as of the balance sheet date of March 31, 2006 (See Note 6.)

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, which provides for calculation of "basic" and "diluted" earnings per share.

Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Although there were common stock equivalents outstanding December 31, 2005, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration Costs

In accordance with accounting principles generally accepted in the United States of America, the Company expenses lease exploration costs as incurred. As of March 31, 2006, the exploration costs expensed during the Company's exploration stage have been approximately $1,474,426

Exploration Stage Activities

The Company has been in the exploration stage since its formation on March 1, 2004. It is primarily engaged in natural gas exploration.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, accounts payable and accrued expenses and short-term borrowings. All instruments other than the derivative on the convertible debt are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2006 and December 31, 2005.

Going Concern

As shown in the accompanying financial statements, the Company has generated no revenues since inception. From inception to March 31, 2006, the Company recorded losses of approximately $16,100,000 and had no revenues. The Company, being an exploration stage enterprise, is currently implementing a revised business plan that will, if successful, mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121, "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at March 31, 2006.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proven property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proven property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any unrecorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Property and Equipment Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is three years.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

(See Note 9.)

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

Stock Split

In April, 2004, the Company entered into a 5 for 1 forward stock split. The number of shares of the registrant company outstanding at the time of the adoption of the 5 for 1 forward stock split was 9,000,000 shares which were restated to 45,000,000 shares. All references in the accompanying financial statements have been restated to reflect this stock split. (See Note 3.)

NOTE 3 - SHARE EXCHANGE

On May 6, 2004, the Company, Falcon Natural Gas Corporation (the "Corporation") and shareholders of the Corporation completed a share exchange whereby the Corporation became a wholly owned subsidiary of Falcon Natural Gas Corp when the Company issued 20,000,000 shares of its common stock to the Corporation's shareholders in exchange for services received. The Company computed the number of shares issued in this transaction based on the par value of the Corporation's common stock on the date of issuance and recognized an expense of $20,000 for services. In addition, 900,000 shares of common stock were issued in partial payment of an oil and gas lease valued at $0.25 per share, or $225,000.Pursuant to the share exchange, the Company issued 20,900,000 shares of its common stock in exchange for 20,900,000 shares of common stock, which represented 100% of the Corporation's issued and outstanding common stock. This acquisition was accounted for as a reverse merger and recapitalization whereby the operating company, Falcon Natural Gas Corporation, is the continuing entity for all accounting purposes.

The recapitalization of the Company required the following accounting adjustment in order to properly reflect the accumulated deficit in the financial statements:

                                                                          Additional
                                  Number of                                Deficit     Shareholders'
                                   Shares     Amount   Paid-in Capital   Accumulated       Equity
                                 ----------   ------   ---------------   -----------   -------------
Prior to recapitalization        45,000,000    $450       $  99,550       $(104,221)      $(4,221)
Recapitalization adjustment to
  close deficit accumulated              --      --        (104,221)        104,221            --
                                 ----------    ----       ---------       ---------       -------
Total                            45,000,000    $450       $  (4,671)      $      --       $(4,221)
                                 ==========    ====       =========       =========       =======

The net liabilities assumed consisted of the following items:

Cash and cash equivalents       $ 2,681
Less: Accounts payable           (3,686)
Accounts payable shareholders    (3,216)
                                -------
Net liabilities assumed         $(4,221)
                                =======

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

The following transactions involved the majority shareholder of the Company prior to the share exchange with Falcon Natural Gas Corporation:

On March 22, 2004, an investor acquired an aggregate of 20,000,000 shares of common stock of Countryside Review, Inc. in exchange for $500,000 pursuant to three stock purchase agreements with three shareholders. On March 23, 2004, the investor returned 5,000,000 shares of common stock to Countryside Review, Inc. , which shares were subsequently cancelled, returned to treasury, and then retired and restored to the status of authorized and unissued. As a result of these transactions, control of Countryside Review, Inc. shifted to the investor who owned 15,000,000 shares of the common stock of Countryside Review, Inc. prior to the share exchange agreement with Falcon Natural Gas Corporation.

Effective April 12, 2004, Countryside Review, Inc. changed its name to Falcon Natural Gas Corp. and authorized a 5 to1 forward stock split of the originally issued and outstanding Countryside Review Inc. shares. All references in the accompanying financial statements and notes to the common shares and per share amounts have been restated to reflect the forward stock split. The Company also reauthorized two hundred million (200,000,000) shares of common stock with a par value of $0.00001 per share.

NOTE 4 - CONVERTIBLE DEBT

In November, 2004 and January, 2005, the Company entered into loan agreements with Cornell Capital Partners, LP ("the Investor") in which the Company received a $1,000,000 loan less related expenses of $300,190, which has been allocated as discount on debt and will be amortized over a two year period. The convertible securities are guaranteed by the assets of the Company. The convertible debt instrument underlying this loan agreement will automatically convert into common stock at either 120% of the closing bid price by the second anniversary date of issuance or 80% of the average of the three lowest daily volume weighted average price of the common stock for the 30 trading days immediately preceding the conversion date. This feature was deemed a liability derivative with $233,695 being the initial value of the November, 2004 debenture under this agreement and $295,454 as the initial value of the January, 2005 debenture. Under the agreement, the Company is required to keep available common stock duly authorized for issuance in satisfaction of the convertible. The conversion amount will be the face amount of the convertible plus interest at the rate of 5% per annum from the closing date of November, 2004 and January, 2005 to the conversion date, which is the date on which the Company receives a notice of conversion from the investor exercising the right to convert the convertible into common shares of the Company. The convertible debt will automatically convert into common stock on the second anniversary date of issuance. The terms of the debt do not require regular monthly payments. Interest is accrued at 5%.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

On April 19, 2005, the Company and Cornell terminated the securities purchase agreement entered into November 19, 2004, and the related convertible debt agreements in the amount of $1,000,000, the security agreement, escrow agreement, investor registration rights agreement and irrevocable transfer agent instruction. On April 19, 2005, the Company entered into new securities purchase agreement with Cornell. Pursuant to the new securities purchase agreement, Cornell issued a convertible debenture to the Company in the principal amount of $1,000,000.On June 20, 2005, the April 19, 2005 secured debenture was amended and restated. The amended and restated $1,000,000 debenture is convertible at Cornell's option any time up to maturity at a fixed conversion price of $0.60.The debenture is secured by the assets of the Company. The debenture has a two year term and accrues interest at 5% per year. After the earlier to occur of
a) the date a registration statement related to the shares issuable upon conversion of the debentures is declared effective by the United States Securities and Exchange commission or b) September 1, 2005, if the closing bid price of the Company's common stock is less than $0.60 per share, Cornell, at its sole option, can elect cash repayment of the debentures by requiring the Company to make 5 payments of $200,000 each month from September 1, 2005 to January 1, 2006 plus accrued interest of each such installment. If there is an event of default pursuant to any of the documents and/or agreements, including this debenture, the conversion price shall be $0.10 per share. During the year ended December 31, 2005 and 2004, the Company recognized embedded derivatives in the convertible debentures. (See Note 6.) Effective January 1, 2006, the Company was in default under the $1,000,000 loan and entered into a forbearance agreement as a negotiated settlement with Cornell Capital Partners, LP and Highgate House Funds, LLP. (See Note 14.)

On April 19, 2005, the Company issued a 1,000,000 stock purchase warrant to Cornell Capital Partners, LP as a financing fee. On June 20, 2005 the April, 2005 stock purchase warrant was amended and restated. Following EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settle in, a Company's Own Stock," and SFAS No. 133, the Company has recognized an embedded equity derivative in the warrant. For accounting and fair value purposes, the equity derivative will be accounted for as a stock option, following SFAS No. 123(R) for valuation purposes. (See Note 12.)

On October 17, 2005, the Company entered into secured convertible debentures with Cornell Capital Partners, LP and Highgate House Funds, LLP ("the Investors") in which the Company received a $7,000,000 loan less related expenses of $406,742 of which $185,424 was retained by the investors as interest accrued on the $6,000,000 promissory note (See Note 5.) The expenses will be allocated as discount on debt and will be amortized over the term of the note. The debentures are due on October 17, 2006 and accrue interest at a rate of 12% interest. The debentures shall be paid by monthly scheduled payments beginning January 19, 2006 until maturity and paid in full. The debentures shall be convertible into shares of common tock at the option of the investors, in whole or in part at any time and from time to time. The number of common shares issuable upon conversion equals the quotient obtained by dividing the outstanding amount of these debentures to be converted by the conversion price of $0.60 per share and may be adjusted in the event of default. During the year ended December 31, 2005, the Company recognized embedded derivatives in the convertible debentures. (See Note 6.) Effective January 19, 2006, the Company was in default under the $1,000,000 loan and entered into a forbearance agreement as a negotiated settlement with Cornell Capital Partners, LP and Highgate House Funds, LLP.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

Effective March 28, 2006, the Company entered into a forbearance agreement (the "Forbearance Agreement") with Cornell Capital Partners, LP ("Cornell") in connection with its defaults under the $1,000,000 April 19, 2005 and $7,000,000 October 17, 2005 debentures with Cornell ("Debentures"). As at March 28, 2006, the Company owed Cornell interest of $88,767 and $151,509 under the April, 2005 and October, 2005 debentures, respectively. Under the Forbearance Agreement, the maturity dates of the April, 2005 and October, 2005 debentures have been extended until December 31, 2007. As of March 31, 2006, Cornell converted the outstanding balance of $250,000 and reduced the principal balance of the convertible debenture by $250,000 and the Company issued 2,500,000 shares to Cornell. Additionally, the Company issued to Cornell 23,000,000 warrants valued according to Black Scholes in the amount of $4,780,000.On April 1, 2007, and the first business day of each month thereafter until the debentures are paid in full, the Company is required to make payments of principal and interest. Each monthly payment will be equal to the outstanding principal balance of the debentures on the date such payment is due divided by 10, plus accrued and unpaid interest. The Forbearance Agreement further provides that the Company is required to re-file the Registration Statement for the resale of the shares of common stock underlying (i) the Debentures and (ii) the warrants issued pursuant to the Forbearance Agreement on or before May 15, 2006 and to have such Registration Statement declared effective on or before July 31, 2006.

Standby Equity Distribution Agreement

In November, 2004, the Company entered into a standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to this agreement, Cornell will purchase up to $10,000,000 of the Company's common stock through a placement agent over a two-year period after the effective registration of the shares. In addition, the Company issued 400,000 shares of its common stock to Cornell and the placement agent upon the inception of the standby equity distribution agreement. The $500,000 value of these shares was based on the fair market value of the shares on the date of the contract and is recognized as a period expense due to the fact that the 400,000 shares have been deemed to be fully earned as of the date of the agreement.

On April 19, 2005, the Company entered into an agreement with Cornell Capital Partners, LP to terminate the standby equity distribution agreement, dated November 19, 2004, and the related registration rights agreement, placement agent agreement and escrow agreement, of same date. On April 19, 2005, upon execution of the termination agreement, the Company entered into a new standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell".) Pursuant to the standby equity distribution agreement, the Company may, at its discretion, periodically sell to Cornell shares of common shares for a total purchase price of $20,000,000.For each share of common stock purchased under the standby equity distribution agreement, Cornell will pay the Company 100% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the over-the-counter bulletin board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Cornell will also retain 5% of each advance under the standby equity distribution agreement. Cornell's obligation to purchase shares of the Company's common stock under the standby equity distribution agreement is subject to the Company's obtaining an effective registration statement for shares of common stock sold under the standby equity distribution agreement and is limited to $750,000 per weekly advance.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

NOTE 5 - LOAN AGREEMENT

The Company borrowed $140,000 from Blue Mint Exploration on November 24, 2004. The loan, which was unsecured, with interest at 12% per annum, was paid in full as of December 31, 2005.

The Company borrowed $200,000 from Blue Mint Exploration on May 13, 2005. The loan, which was unsecured, with interest at 12% per annum, was paid in full as of December 31, 2005.

On July 15, 2005, the Company entered into a promissory note with Cornell Capital Partners, LP and Highgate House Funds, LLP ("the Investors") in which the Company received a $6,000,000 loan less related expenses of $1,382,727, which will be allocated as discount on debt and will be amortized over the term of the note. This note is due on February 10, 2006 and accrues interest at a rate of 12% interest. The note shall be payable in 23 equal weekly installments of an aggregate of $250,000, plus interest accrued, and one installment of $505,452, plus interest accrued, of which the first payment is due on the earlier of September 2, 2005, or the first Friday after such date as the Company's registration statement is declared effective. The Company made no payments on the promissory note and on October 17, 2005, the promissory note was superseded by a $7,000,000 secured debenture in which the Company entered into with Cornell Capital Partners, LP and Highgate House Funds, LLP. (See Note 4.)

NOTE 6 - DERIVATIVES

Derivatives have been accounted for in accordance with SFAS 133, as amended, and EITF No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The Company has identified that the debentures described in Notes 4 and 5 have embedded derivatives. These embedded derivatives have been bifurcated from their respective host debt contracts and accounted for as derivative liabilities in accordance with EITF 00-19. When multiple derivatives exist within the loan agreements, they have been bundled together as a single hybrid compound instrument in accordance with SFAS No. 133, Derivatives Implementation Group Implementation Issue No. B-15, "Embedded Derivatives: Separate Accounting for Multiple Derivative Features Embedded in a Single Hybrid Instrument".

The embedded derivatives within the loan agreements have been recorded at fair value at the date of issuance and are marked-to-market each reporting period with changes in fair value recorded on the Company's income statement as gain
(loss) on derivatives.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

The fair value of the derivative liabilities are subject to the changes in the trading value of the Company's common stock, as well as other factors. As a result, the Company's financial statements may fluctuate from quarter-to-quarter based on factors, such as the price of the Company's stock at the balance sheet date and the amount of shares converted by note holders. Consequently, the Company's financial position and results of operations may vary from quarter-to-quarter based on conditions other than its operating revenues and expenses.

The initial fair value of the derivative embedded in the November, 2004 $500,000 convertible debenture was $233,695 and at December 31, 2004, the embedded derivative was revalued to its fair value of $370,968. The initial fair value of the derivative embedded in the January, 2005 $500,000 convertible debenture was $295,454. Each of the $500,000 debentures were subsequently superseded by the April, 2005 $1,000,000 debenture, and the initial fair value of the derivative embedded in the $1,000,000 convertible debenture was $166,667 and the initial fair value of the derivative embedded in the $7,000,000 convertible debenture was $583,333. At March 31, 2006, the embedded derivatives were revalued to their fair value of $87,500 for the $1,000,000 convertible debenture and $350,000 for the $7,000,000 convertible debentures. Any change to the fair value of the derivatives is recognized on the income statement and recorded as gain/(loss) on derivatives. At March 31, 2006 the Company recognized an increase in the fair value of the derivatives of $308,333 and a corresponding loss on derivatives on the consolidated statements of operation.

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over five years. The following is a summary of property, equipment and accumulated depreciation at March 31, 2006, and December 31, 2005:

                                 March 31,   December 31,
                                    2006         2005
                                 ---------   ------------
Computer Equipment                $ 4,660       $ 4,660
Software                           15,000        15,000
                                  -------       -------
  Total Assets                     19,660        19,660
Less: Accumulated Depreciation      8,284         7,102
                                  -------       -------
  Total Property & Equipment      $11,376       $12,558
                                  =======       =======

Depreciation expense for the period ending March 31, 2006 and December 31, 2005 were $1,182 and $6,484, respectively.

NOTE 8 - OIL AND GAS LEASES

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

On March 25, 2004, the Company paid cash and issued stock for oil and gas leases. The leases, assigned from Argyle Energy Corp (hereinafter "Argyle"), entitle the Company to a 100% working interest and 70% net revenue interest in 5 tracts of land in Starr County, Texas.

On August 2, 2004, the Company contracted with Argyle Energy, Inc. ("Argyle") for various oil, gas and mineral leases located in St. Mary Parish, Louisiana. The contract provides that the Company will receive a 100% working interest in these leases in exchange for two cash payments to Argyle of $404,235 and $454,235 by September 30, 2004. As of March 31, 2005, a cash payment was made in the amount of $858,470.

During the year ended December 31, 2005, the Company entered signed nonbinding letters of intent ("LOI") with Blue Ridge Group, Inc ("BRG") and Bayou City Exploration ("BCE") to purchase working interest in one of BRG's and five of BCE's oil and gas prospects. According to the LOI with BRG, Falcon will purchase 12.5% of the working interest of Prospect 107 located in Beauregard Parish, Louisiana and pay 16.67% of all well costs to casing point on the initial well drilled on the prospect. Additionally, Falcon agrees to pay 16.67% of all G&G costs, third party prospect fees, land brokerage costs, lease bonus, and all other similar costs associated with the prospect. Under the terms of the LOI with BCE, Falcon will purchase 12.5% of the working interest for the Live Oak County Prospects, which include Jaboncillo Windmill Prospect, Leopard Branch Prospect, and Frost National Bank Deep Prospect. Additionally, Falcon agrees to pay 16.67% of all well costs to casing point on the initial well drilled on each prospect and 16.67% of all G&G costs, third party prospect fees, land brokerage costs, lease bonus and all similar costs associated with the project. Under the trade terms for BCE's Jeff David Parish Prospects, including Gemini Prospect and Zodiac II Prospect, Falcon agrees to purchase 25% of the working interest from BCE. Also, Falcon agrees to pay 33.33% of all well costs to casing point on the initial well drilled on each prospect and its proportionate share of all G&G costs, third party prospect fees, land brokerage costs, lease bonus, and all other similar costs associated with the prospect.

The Company has obligated itself with WhitMar Exploration Company and their partners to drill and develop the Deweyville Prospect, located 25 miles northeast of Beaumont, Texas, and situated in the down-dip section of the Yegua Trend. Falcon Natural Gas Corp. has purchased 16% of the working interest in this prospect. Falcon also has agreed to pay 16.00% of all well costs and G&G costs, third party prospect fees, land brokerage costs, lease bonus and all other similar costs of the prospect.

The Company with Edwin S. Nichols Exploration, Inc. plans to develop the Hollins Prospect located along the Eastern Shelf in northwestern Nolan County, Texas that will target the Canyon Sand over 1,480 acres of leasehold position and should ultimately result in the drilling of 20 to 25 wells. The total cost to develop a 20-well field is estimated to be approximately $14 million. Falcon Natural Gas Corp. has purchased 75% of the working interest (55.80% of the net revenue interest). Falcon also has obligated itself to pay its proportionate share of all G&G costs, third party prospect fees, land brokerage costs, lease bonus and all other similar costs of the prospect as per the agreement with Edwin S. Nichols Exploration, Inc.

The Company entered into a participation agreement with Stanotex, LLC for the drilling and completion of a test well on the Brookshire Weido Prospect located in Waller County, Texas. Participation involves a 50% working interest and 25% net revenue interest on a authorization for expenditure 1/3 for 1/4 basis. The estimated cost is $436,557 and the Company's share would be 50% of this amount. Participation in the well is subject to the Company's prior review of the results of 2-D seismic to b conducted on the prospect.

The Company entered into a participation agreement with Vincent Oil and Gas Corp for a test well to be drilled by Vincent Oil and Gas Corp on the Norman prospect located in Bee County, Texas. The Company will have a 12% working interest and 77% net revenue interest on an authorization for expenditure 1/3 for 1/4 basis whereby the Company would pay 16% of all costs associated with drilling the well to the casing point and 12% of all completion and operating costs, if applicable. The Company's share of drilling costs is estimated to be approximately $380,000. In February, 2006, the Company paid Vincent Oil and Gas Corp $41,375 for costs associated.

The Company entered into a participation agreement with Whitmar Exploration Company in relation to the participation agreement in the drilling of test well on the South Wilburton Prospect located in Latimer County, Oklahoma. Participation would involve a 12.5% working interest and 77.5% net revenue interest on a authorization for expenditure 1/3 for 1/4 basis whereby the Company would pay 16.67% of drilling costs to the casing point and 12.5% of all costs after the casing point. The estimated drilling costs for the well is $2,162,500 and the estimated completion cost is $1,007,000.The Company's estimated share of such costs would be $360,417 for drilling and $125,875 for completion.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

NOTE 9 - COMMITMENTS AND CONTINGENCIES

On June 14, 2004, the Company entered into a contract for one year from the date of the contract for investor relations services. The terms of the contract include a retainer of $5,000 per month plus any out-of-pocket expenses, and 50,000 restricted shares in the Company's common stock.

On August 2, 2004, the Company entered into a business consultant agreement. The consultant will be paid $15,000 for work performed in accordance with the agreement. In addition, the Company agrees to pay the consultant 7. 5% in cash and 10% in warrants for any financing monies raised. As of June 30, 2005, no financing monies had been raised by the consultant and $15,000 was paid for services performed.

On August 9, 2004, the Company entered into an agreement for financial advisory services. The terms of the agreement include compensation of 10% cash and 10% warrants on all monies raised by the financial advisory company and payment of a retainer in the amount of $5,000.The agreement states a termination date of January 1, 2005 but includes automatic extension until notice is provided by either party. As of December 31, 2004, the financial advisory company was instrumental in the raising of funds related to Cornell Capital Partners LP and new terms related to the agreement dated August 9, 2004 were renegotiated. Under the new terms of the agreement, the Company paid a retainer in the amount of $5,000 in addition to a fixed one time payment of $35,000 and accrued an additional $10,000 for fees. The Company valued the warrants at $22,609 and this amount was estimated using Black Scholes calculation and the following assumptions were made to value the warrants for the period ending December 31, 2004: estimated risk free interest rate of 4%; estimated volatility of 48%; a term of two years; no payment of dividends. As of December 31, 2005, the Company paid an additional $75,000 in fees and accrued an additional $675,000 for fees.

The Company valued the warrants at $341,041 and this amount was estimated using Black Scholes calculation and the following assumptions were made to value the warrants for the period ending December 31, 2005: estimated risk free interest rate of 4%; estimated volatility of 48%; a term of two years; no payment of dividends. All accrued fees and warrants have been recorded as accounts payable, and as of December 31, 2005 and none of the warrants granted in the year 2004 or 2005 have been issued. During the period ended March 31, 2006, the Company entered into a settlement agreement with the parties to the financial advisory service and agreed to issue 2,000,000, 5 year, common stock purchase warrants with an exercise price, subject to adjustment, of $0.60 per share. These warrants have been determined by management to have a value of $688,750.Additionally, the Company is to pay $400,000 in cash, of which $40,000 has been previously paid. The remaining balance of $360,000 will be paid pursuant to a payment plan to be entered into between the parties in the future.

On November 24, 2004, the Company entered into a loan agreement with Blue Mint Exploration in the amount of $140,000 for a term of six months terminating May 25, 2005 and an interest rate of 12% per annum to be paid at the maturity of the loan agreement. (See Note 5.) This note was paid in full.

Standby Equity Distribution Agreement

On November 19, 2004, the Company entered into a standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to this agreement, Cornell was to purchase up to $10,000,000 of the Company's common stock through a placement agent over a two-year period after the effective registration of the shares. On April 19, 2005, the Company entered into an agreement with Cornell Capital Partners, LP to terminate the standby equity distribution agreement, dated November 19, 2004, and the related registration rights agreement, placement agent agreement and escrow agreement, of same date. On April 19, 2005, upon execution of the termination agreement, the Company entered into a new standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell".) Pursuant to the standby equity distribution agreement, the Company may, at its discretion, periodically sell to Cornell shares of common shares for a total purchase price of $20,000,000.(See Note 4.)

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

NOTE 10 - RELATED PARTY TRANSACTIONS

A shareholder advanced the Company $100 to open the Company's bank account. The funds advanced are unsecured, non-interest bearing, and due on demand. As of December 31, 2005, the shareholder has elected to forgave the debt.

NOTE 11 - COMMON STOCK

During the period ended March 31, 2006, the Company issued 2,500,000 common shares for the conversion of debt in the amount of $250,000 on the convertible debenture dated April 19, 2005 at a default conversion price of $0.10 per share.

During the year ended December 31, 2005, the Company deposited 24,000,000 shares of the Company's common stock with an escrow agent as security for its performance under the Cornell Capital Partners, LP and Highgate House Funds, Ltd convertible debentures. The escrow shares are considered issued but not outstanding and are not included in the issued and outstanding balance of common shares for the period ended.

On October 28, 2005, the Company issued 1,000,000 shares valued at $0.48 per share to the president of the Company pursuant to an executive employment agreement, in which the executive shall receive 1,000,000 shares at the end of each 12 month period in which he is employed by the Company, with an overall limitation of 5,000,000 shares.

On March 2, 2005, the Company issued 80,000 shares valued at $0.45 per share to two consultants for geological services.

During the period ended December 31, 2004, the Company issued 20,000,000 shares valued at $0.001 per share for services received at the founding of the Company.

During the period ended December 31, 2004, the Company issued 900,000 shares of common stock in partial payment of an oil and gas lease. The shares were valued at $0.25 per share, or $225,000.

During the period ended December 31, 2004, the Company issued for cash 632,000 shares of common stock at $1.00 per share, less expenses of $60, for a net of $631,940.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

On October 8, 2004, the Company entered into a subscription agreement to issue 1,500,000 shares at the purchase price of approximately $0.93 per share. The Company received $1,400,000 less expenses of $12, for a net of $1,399,988.

In October, 2004, an officer of the Company resigned from his position as CEO and rescinded 9,000,000 shares that he held. The rescinded shares were valued at par because they were part of the recapitalization of the Company's shares.

In October, 2004, the Company issued 392,000 shares to Cornell Capital and 8,000 to the placement agent related to the standby equity distribution agreement valued at fair market value of $1.25 per share. (See Note 4.)

On September 7, 2004, the Company issued 100,000 shares valued at $1.34 per share to an independent consultant for advisory services.

On August 27, 2004, the Company issued 100,000 shares valued at $1.32 per share to an independent consultant for advisory services.

On August 2, 2004, the Company issued 2,500,000 shares valued at $1.42 per share for services as part of the Argyle Energy, Inc. lease contract.

On June 14, 2004, the Company issued 50,000 restricted shares valued at $1.25 per share as part of an investor relations contract. (See Note 10.)

In April, 2004, the Company entered into a 5 for 1 forward stock split. The number of shares of the registrant company outstanding at the time of the adoption of the 5 for 1 forward stock split was 9,000,000 shares which were restated to 45,000,000 shares. (See Note 3.)

Warrants

On April 19, 2004, the Company issued 1,000,000 warrants to Cornell Capital Partners, LP enabling the holder to purchase 1,000,000 shares of common stock at an exercise price of $0.60 for a term of 2 years. These warrants are recorded on the balance sheet at $98,960.During the years ended December 31, 2005 and 2004, the Company issued 1,396,483 warrants to Source Capital Group, Inc. enabling the holder to purchase 1,396,483 shares of common stock at an exercise price equal to the price of the common stock subject to adjustment for a term of 5 years. The warrants were valued $688,750.The amounts were estimated using Black Scholes calculation and the following assumptions were made to value the warrants for the period ending December 31, 2005 and 2004: estimated risk free interest rate of 4%; estimated volatility of 48%; a term of two years; no payment of dividends.

During the year ended December 31, 2005, the Company issued 1,396,483 warrants to Source Capital Group, Inc. enabling the holder to purchase 1,396,483 shares of common stock at an exercise price equal to the price of the common stock subject to adjustment for a term of 5 years. The warrants were valued at $341,141 and were recorded in accounts payable. The amounts were estimated using Black Scholes calculation and the following assumptions were made to value the warrants for the period ending December 31, 2005 and 2004: estimated risk free interest rate of 4%; estimated volatility of 48%; a term of two years; no payment of dividends. On February 3, 2006, the Company entered into a settlement agreement with Source Capital Group that modified the terms of the original August __, 2004 agreement. (See Note 9) The new agreement states that the Company agrees to issue 2,000,000, 5 year, common stock purchase warrants with an exercise price of $0.60 per share. The 2,000,000 purchase warrants were valued by management at $688,750.

In consideration of the Forbearance Agreement (See Note 4), the Company has also issued an aggregate of 23,000,000 common stock purchase warrants dated March 29, 2006 to Cornell, each exercisable for a period of five years commencing March 29, 2006 for the purchase of one share of common stock. The warrants provide that the holder cannot exercise the warrants to the extent such exercise would cause the holder and its affiliates to own more than 4.99% of our outstanding common shares, except within 60 days of the warrant expiration date. The restriction may be waived by the holder upon not less than 65 days prior notice to us. The warrants have exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share and contain cashless exercise provisions.

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

                                                               Weighted
                                                Number of      Average
                                                Warrants    Remaining Life      Exercise
                                               ----------   --------------   --------------
Outstanding and Exercisable- Cornell Capital   24,000,000             4.50   $0.30 to $0.80
Outstanding and Exercisable- Source Capital     2,000,000             4.80            $0.60

                            FALCON NATURAL GAS CORP.
                         (An Exploration Stage Company)
       Condensed Notes to Consolidated Financial Statements March 31, 2006

NOTE 12 - SUBSEQUENT EVENT

In April and May, 2006, the Company issued 50,000 shares of common stock for each month as payment in lieu of cash on the outstanding payable due Source Capital Group. (See Note 9) The balance of $360,000 as of March 31, 2006 was recorded in accounts payable and has been reduced by approximately $40,000, as of May, 2006, for the value of the common shares issued.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Falcon Natural Gas Corp., except the information or representations contained in this Prospectus. You should not rely on any additional information or representations if made. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

|_|  except the common stock offered by this prospectus;

|_|  in any jurisdiction in which the offer or solicitation is not authorized;

|_| in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

|_|  to any person to whom it is unlawful to make the offer or solicitation; or

|_| to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this Prospectus or any accompanying sale does not imply that:

o there have been no changes in the affairs of Falcon Natural Gas Corp. after the date of this Prospectus; or

o the information contained in this Prospectus is correct after the date of this Prospectus.

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

                                   PROSPECTUS

                       101,500,000 Shares of Common Stock

                            FALCON NATURAL GAS CORP.

                            ________________ __, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Falcon will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee   $ 3,350
Printing and Engraving Expenses                         2,500
Accounting Fees and Expenses                           15,000
Legal Fees and Expenses                                50,000
Miscellaneous                                          14,150
                                                      -------
TOTAL                                                 $85,000
                                                      =======

ITEM 26. SALES OF UNREGISTERED SECURITIES

      During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

      Pre-Acquisition:

Name                      Date          Shares     Consideration
----------------   ----------------   ----------   -------------
Doug Berry         December 7, 2001   24,000,000       $24,000
Bernadette Berry   December 7, 2001      800,000       $ 8,000
Lisa Zumpano       December 7, 2001      800,000       $ 8,000

      On May 14, 2004, the Company issued 20,900,000 shares of common stock to the Falcon shareholders pursuant to the Exchange whereby Falcon became a wholly-owned subsidiary of the Company. The Exchange was one-for-one. Falcon had issued an aggregate of 20,000,000 shares as follows: 1) an aggregate of 8,250,000 shares to five individuals for general business consulting services;
2) an aggregate of 8,800,000 shares to four individuals and two entities as finders' fees; and 3) an aggregate of 2,950,000 shares to an individual and an entity for financial consulting services. In accounting for the Exchange, the 20,000,000 shares were valued at $0.001 per share (or an aggregate of $20,000). Falcon had also issued 900,000 shares to Argyle as part of the consideration for the Starr County Property. The 900,000 shares were valued at $0.25 per share (or an aggregate of $225,000). The Company claims the exemption from registration afforded by Rule 506 of Regulation D under the Act.

      On June 14, 2004, the Company issued 50,000 shares of common stock to an unrelated entity valued at $1.25 per share as part of an investor relations contract. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      On July 23, 2004, the Company issued for cash 632,000 shares of common stock to an unrelated entity valued at $1.00 per share, less expenses of $60, for a net of $631,940.The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. The Company also claims an exemption from registration afforded by Regulation S of the Act.

      On August 2, 2004, the Company issued 2,500,000 shares of common stock to an unrelated entity valued at $1.42 per share for services that the entity provided in putting together the Company's deal with Argyle regarding the Wyandotte Property. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      On August 27, 2004, the Company issued 100,000 shares valued at $1.32 per share to an individual for his participation on the advisory board. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      On September 7, 2004, the Company issued 100,000 shares valued at $1.34 per share to an individual for his participation on the advisory board. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      On October 8, 2004, the Company sold 1,500,000 shares of its common stock to a foreign private investment group for approximately $0.93 per share, which shares were issued on January 3, 2005. The Company received $1,400,000 less expenses of $12, for a net of $1,399,988. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. The Company also claims an exemption from registration afforded by Regulation S under the Securities Act.

      On December 8, 2004, the Company issued 392,000 shares of its common stock to Cornell Capital Partners, LP as a one-time commitment under a now-terminated Standby Distribution Equity Agreement. The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      On December 8, 2004, the Company issued 8,000 shares of its common stock to an entity as consideration for services under a now-terminated Standby Distribution Equity Agreement. The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      On March 2, 2005, the Company issued 80,000 shares valued at $0.45 per share to two consultants for geological services. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      On April 19, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we issued 392,000 shares of common stock to Cornell Capital Partners as a one-time commitment fee.

      On April 19, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP, which was subsequently amended and restated on June 20, 2005. Pursuant to the amended and restated Securities Purchase Agreement, we issued convertible debentures to Cornell Capital Partners in the original principal amount of $1,000,000.The debentures are convertible at the holder's option any time up to maturity at a fixed conversion price equal to $0.60 (the "Fixed Price"). The debentures are secured by our assets. The debentures, as amended by our March 28, 2006 Forbearance Agreement with Cornell, expire on December 31, 2007 and accrue interest at 5% per year. (See "Loans" under this Item 1.) In connection with this financing, we issued a warrant to Cornell Capital Partners to purchase up to 1,000,000 shares of common stock of the Company. The warrants have an exercise price of $0.60 and expire on April 19, 2007. The debentures and warrants were issued pursuant to an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

      In October 2005 we issued 1,000,000 shares of restricted common stock to Fred Zaziski, our president and chief executive officer pursuant to our October 27, 2004 employment agreement with Mr. Zaziski. The shares were issued by us pursuant to the exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      Effective December 31, 2005, the Company deposited 24,000,000 shares of the Company's common stock with an escrow agent as security for its performance under the Cornell Capital Partners, LP and Highgate House Funds, Ltd convertible debentures. The escrow shares are considered issued but not outstanding and are NOT included in the issued and outstanding balance of common shares at December 31, 2005.

      Effective February 3, 2006 we issued an aggregate of 1,396,483 common stock purchase warrants to Source Capital Group, Inc. ("SCGI") and its assignees pursuant to our August 9, 2004 financial advisory agreement with SCGI (the "Agreement"). Each warrant is exercisable during the five year period ending 5:00PM New York Time on February 2, 2011 to purchase one share of our common stock at a price of $0.60 per share, subject to adjustment. The warrants were issued by us pursuant to the exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      On July 15, 2005 we issued a $6,000,000 promissory note (the "Note") to Cornell Capital Partners and Highgate House Funds, Ltd with respect to an aggregate of $6,000,000 loaned to us by Cornell and Highgate consisting of $4,000,000 from Cornell and $2,000,000 from Highgate. The Note bears interest at the rate of 12% per annum. The Note was issued by us pursuant to the exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      Effective April 1, 2006 we issued 50,000 shares of our restricted common stock to SCGI pursuant to our March 15, 2006 Supplemental Settlement Agreement with SCGI. The shares were issued by us pursuant to Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      On March 29, 2006 we issued 23,000,000, 5 year common stock purchase warrants to Cornell Capital Partners, each exercisable for the purchase of shares of our common stock with exercise prices, subject to adjustment, ranging from $0.30 to $0.80 per share. The warrants were issued pursuant to our March 28, 2006 Forbearance Agreement with Cornell Capital Partners and were issued by us pursuant to the exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale and we took appropriate measures to restrict resale.

      Effective March 29, 2006 we issued 2,500,000 shares of our restricted common stock to Cornell Capital Partners ("Cornell") pursuant to Cornell's conversion of an aggregate of $250,000 of the principal amount of our April 19, 2005 debenture with Cornell Capital Partners. The issuance was made in connection with our March 28, 2006 Forbearance Agreement with Cornell Capital Partners and was made pursuant to the exemption from registration afforded by
Section 3(2)(9) of the Act.

ITEM 27. EXHIBITS

Exhibit No.   Description of Exhibit
-----------   ----------------------
2.1(1)        Exchange Agreement

3.1(2)        Articles of Incorporation

3.2(2)        By-Laws

3.3(3)        Certificate of Amendment to the Articles of Incorporation

5.1(4)        Opinion of Counsel

10.1(5)       Subscription Agreement with Liberty Natural Gas

10.2(5)       Assignment of Oil and Gas Lease for Starr County Property

10.3(5)       Option Agreement for Wyandotte Property

10.4(6) Standby Equity Distribution Agreement by and between the Company and Cornell Capital Partners, LP dated November 19, 2004

10.5(6) Registration Rights Agreement by and between the Company and Cornell Capital Partners, LP dated November 19, 2004

10.6(6) Placement Agent Agreement by and among the Company, Sloan Securities Corporation and Cornell Capital Partners, LP dated November 19, 2004

10.7(7) Termination Agreement dated April 19, 2005 related to the Standby Equity Distribution Agreement by and between the Company and Cornell Capital Partners, LP dated November 19, 2005

10.8(7) Standby Equity Distribution Agreement by and between the Company and Cornell Capital Partners, LP dated April 19, 2005

10.9(7) Registration Rights Agreement by and between the Company and Cornell Capital Partners, LP dated April 19, 2005

10.10(7) Placement Agent Agreement by and among the Company, Sloan Securities Corporation and Cornell Capital Partners, LP dated April 19, 2005

10.11(7) Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP dated April 19, 2005

10.12(12)     Amended and Restated Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP dated June 20, 2005

10.13(7) Investor Registration Rights Agreement by and between the Company and Cornell Capital Partners, LP dated April 19, 2005

10.14(7) Security Agreement with Cornell Capital Partners, LP by and between the Company and Cornell Capital Partners, LP dated April 19, 2005

10.15(12)     Amended and Restated Secured Convertible Debenture issued to
              Cornell Capital Partners, LP and dated June 20, 2005

10.16(7) Termination Agreement dated April 19, 2005 related to the Securities Purchase Agreement entered into by and between the Company and Cornell Capital Partners, LP dated November 19, 2005

Exhibit No.   Description of Exhibit
-----------   ----------------------
10.17(12)     Amended and Restated Warrant issued to Cornell Capital Partners,
              LP and dated June 20, 2005

10.18(9)      Employment Agreement between the Company and Fred B. Zaziski

10.19(10)     Employment Agreement between the Company and Massimiliano Pozzoni

10.20(12)     Assignment of Oil, Gas and Mineral Leases by Argyle Energy, Inc.
              (Bob West Gas Field)

10.21(12)     Assignment of Oil, Gas and Mineral Leases by Argyle Energy, Inc.
              (Wyandotte Property)

14.1(10)      Amended Code of Ethics

23.1(11)      Consent of Burton, Bartlett & Glogovac

23.2(8)       Consent of Williams & Webster, P.S.

23.3(8)       Consent of R.A. Lenser & Associates, Inc.

99.1(8)       Report from R.A. Lenser & Associates, Inc., dated
              December 20, 2005

(1) Incorporated by reference from Registrant's Form 8-K filed with the SEC on May 7, 2004.

(2) Incorporated by reference from Registrant's Form SB-2 filed with the SEC on March 13, 2002.

(3) Incorporated by reference from Registrants' Form 8-K filed with the SEC on April 12, 2004.

(4)  To be filed by amendment.

(5) Incorporated by reference from Registrant's Form 10-QSB filed with the SEC on August 23, 2004.

(6) Incorporated by reference from Registrant's Form 8-K filed with the SEC on November 30, 2004.

(7) Incorporated by reference from Registrant's Form 8-K filed with the SEC on April 20, 2005.

(8)  Provided herewith.

(9) Incorporated by reference from Registrant's Form 8-K filed with the SEC on November 8, 2004.

(10) Incorporated by reference from Registrant's Form 10-KSB filed with the SEC on April 15, 2005.

(11) Included in Exhibit 5.1.

(12) Incorporated by reference from Registrant's Form SB-2/A filed with the SEC on January 31, 2006.

ITEM 28. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on July 24, 2006.

Date: July 24, 2006                  FALCON NATURAL GAS CORP.


                                     By: /s/ Fred B. Zaziski
                                         ---------------------------------------
                                     Name: Fred B. Zaziski
                                     Title: Chief Executive Officer and Director


Date: July 24, 2006                  FALCON NATURAL GAS CORP.


                                     By: /s/ Massimiliano Pozzoni
                                         ---------------------------------------
                                     Name: Massimiliano Pozzoni
                                     Title: Vice President of Business
                                            Development, Chief Financial and
                                            Accounting Officer, Principal
                                            Accounting Officer, Secretary,
                                            Treasurer and Director

      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

        Signature                                 Title                       Date
        ---------                                 -----                       ----

By: /s/ Fred B. Zaziski          Chief Executive Officer and Director    July 24, 2006
    ------------------------
Fred B. Zaziski


By: /s/ Massimiliano Pozzoni     Vice President, Chief Financial and     July 24, 2006
    ------------------------     Accounting Officer, Principal
Massimiliano Pozzoni             Accounting Officer and Director